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                            CONTRACT FOR CONSTRUCTION

                                     BETWEEN

                         MINERA SAN XAVIER, S.A. de C.V.

                                       AND

                      MEXTICA de MEXICO S. de R.L., de C.V.

                            DATED AS OF MARCH 3, 2004

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                                TABLE OF CONTENTS

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RECITALS........................................................................................         1
ARTICLE I DEFINITIONS...........................................................................         2
ARTICLE II PERFORMANCE OF THE WORK..............................................................         7
ARTICLE III OWNER'S RESPONSIBILITIES............................................................        12
ARTICLE IV REPRESENTATIVES......................................................................        13
ARTICLE V PROJECT SCHEDULE AND WORK COMPLETION..................................................        14
ARTICLE VI COMPENSATION OF CONTRACTOR...........................................................        16
ARTICLE VII ADDITIONS, DELETIONS, AND CHANGES TO WORK...........................................        18
ARTICLE VIII LIABILITY AND INDEMNIFICATION......................................................        21
ARTICLE IX INSURANCE AND BONDS..................................................................        22
ARTICLE X TERMINATION OF CONTRACT AND OWNER'S RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS.........        23
ARTICLE XI ASSIGNMENT OF SUBCONTRACTORS.........................................................        25
ARTICLE XII CONFIDENTIAL INFORMATION............................................................        26
ARTICLE XIII SUSPENSION OF THE WORK.............................................................        27
ARTICLE XIV TITLE TO THE WORK...................................................................        28
ARTICLE XV PATENTS AND COPYRIGHTS...............................................................        28
ARTICLE XVI ARBITRATION.........................................................................        29
ARTICLE XVII MISCELLANEOUS PROVISIONS...........................................................        29
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                                    EXHIBITS

Exhibit A       Scope of Work
Exhibit B       Division of Responsibilities (DOR)
Exhibit C       Drawings and Specifications List
Exhibit D       Performance Test
Exhibit E-l     Mextica Labor Rates
Exhibit E-2     Lyntek Rate Sheet
Exhibit E-3     Construction Equipment Rates
Exhibit F       Schedule
Exhibit G       MSX Permit Conditions
Exhibit H       MSX Parent Guarantee
Exhibit I       Mextica Parent Guarantee

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                        DESIGN/BUILD/INSTALL CONTRACT FOR

         This agreement ("Contract") is entered into and effective as of the 10th day of December, 2003, by and between Minera San Xavier, S.A. de C.V., a Mexican Corporation ("Owner"), and Mextica de Mexico S. de R.L., de C.V. a duly organized and legally existing company under the laws of the United Mexican States ("Contractor").

                                    Recitals

         Owner is constructing an open pit gold mine with related materials handling and ore processing facilities at its Minera San Xavier project near San Luis Potosi, Mexico ("Project"). Owner desires to have Contractor design, procure or supply all equipment and material for, and install or construct certain facilities or structures, more particularly described as the gold and silver heap leach facility ("Facility"), in connection with the Project.

         Contractor desires to undertake such design, procurement, supply installation and construction so as to provide Owner with such Facility.

                                    Agreement

         In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Contract, the following terms shall have the meanings set forth in this Article:

         1.1. "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with a Owner or with the Contractor, as applicable.

         1.2. "Applicable Laws" shall mean all applicable federal, provincial, state and local laws, ordinances, regulations and decrees including, without limitation, environmental protection laws.

         1.3. "Change Order" means a written order executed by Owner's Representative defining and authorizing a change in the scope of the Contractor's Work.

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         1.4. "Completion Date" means the date set forth in Section 5.1 by which the Work shall be completed as adjusted from time to time in accordance with the Contract.

         1.5. "Construction Contract" means any agreement between Owner and any Construction Contractor in relation to carrying out construction and design/build activities forming part of the Project.

         1.6. "Construction Contractors" mean those persons or entities, (including Contractor) Owner proposes to contract with or has contracted with in relation to the carrying out of construction and design/build activities forming part of the Project.

         1.7. "Construction Team" shall mean, collectively, Owner, and the Engineer.

         1.8. "Contract" means the Contract, all exhibits or addenda hereto, and all drawings, specifications, and other documents incorporated by reference herein, as the same may be amended in writing from time to time.

         1.9. "Contract Price" means the aggregate amount invoiced by Contractor for the Work performed, as described in Article VI.

         1.10. "Contractor's Representative" means the person designated in
Section 4.3 hereof to receive notices on behalf of Contractor.

         1.11. "Defective Work" means Work that is unsatisfactory, faulty or deficient, or does not conform to this Contract, or does not meet the requirements of any inspection, reference standard, test or approval referred to in this Contract, or has been damaged prior to Owner becoming responsible for protection thereof.

         1.12. "Engineer" means any entity or individual other than Contractor or its Subcontractors with which Owner has contracted on behalf of the Owner to provide procurement, design, and other engineering or architectural services in connection with the Project.

         1.13. "Facility" means the gold and silver heap leach facility which is the object of this Contract and intended to be the product of the Work, as finally constructed.

         1.14. "Liens" mean mechanic's and materialmen's liens and any other liens, charges, security interests or other encumbrances which may cloud or affect the Owner's title to the Work, the Facility, or the Project.

         1.15. "Limited Notice to Proceed" means the agreement between the Owner and Contractor, effective December 10, 2003, directing the Contractor to begin the Work on a limited basis.

         1.16. "Milestone Dates" are certain key events in the orderly development of the Project as identified in Section 5.1.

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         1.17. "Owner's Representative" shall mean the representative designated from time to time by Owner as described in Article IV.

         1.18. "Performance Test" means the mechanical performance test as described in Exhibit D.

         1.19. "Project" means Owner's development and construction of an open pit gold mine, including related process facilities to extract gold and other saleable minerals, with supporting ancillary facilities and infrastructure, including design, procurement of equipment, construction, assembly, testing and commissioning of the mine and related facilities.

         1.20. "Project Schedule" means the schedule for completing the various phases and facilities of the Project prepared by the Contractor and approved by Owner, as it may from time to time be revised and updated.

         1.21. "Project Work" means construction work performed by Construction Contractors in furtherance of the Project.

         1.22. "Representative" shall refer to the Contractor's Representative, or to Owner's Representative, whichever may be applicable, as described in
Article IV.

         1.23. "Scope of Work" means the description of expressly-described Work set forth in Exhibit "A" hereto.

         1.24. "Site" means the location of the Owner' planned mining, milling, and related operations near San Luis Potosi, Mexico, as more particularly described in the Specifications.

         1.25. "Specifications" shall mean the physical, technical, and performance requirements of the Owner, and the physical conditions and constraints at the Site relevant or pertaining to the Facility to which Contractor shall be subject and which Contractor shall fulfill in performance of the Work.

         1.26. "Subcontractor" shall mean any authorized party, not an employee of Contractor, engaged by Contractor pursuant to Section 11.3 to perform or assist in performing any portion of the Contractor's Work. Vendors or suppliers of standard equipment and off-the-shelf items shall not be considered as Subcontractors, and Contractor purchasing from such vendors and suppliers shall be governed by Section 2.11.

         1.27. "Substantially Complete" means that the Work has been completed, in Owner's reasonable opinion, to the extent that the Facility is ready for use or is being used for its intended purpose and the portion of the Work still not completed will in no way delay work of other Construction Contractors.

         1.28. "Work" means all duties of the Contractor expressly set forth in this Contract including but not limited to the work set forth in the Scope of Work, and any services reasonably inferred in

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order to carry out the Work expressly set forth herein, excluding (a) work to be performed by the Engineer , and (b) construction, design/build or other Project Work to be performed by Construction Contractors other than either Contractor or its Subcontractors.

                                   ARTICLE II
                             PERFORMANCE OF THE WORK

         2.1. Contractor hereby agrees to perform the Work so as to produce a functionally complete and operating Facility in accordance with the terms and conditions contained in this Contract.

         2.2. Contractual Relationship and Acknowledgements.

                  2.2.1. In all things undertaken by the parties under this Contract, it is specifically understood and agreed that neither Contractor nor any Subcontractor nor any of their employees, agents, or consultants shall be considered or treated as an agent, employee, or servant of the Owner for any purpose whatsoever, including worker's compensation. Contractor shall be, and remain at all times during the term of this Contract, an independent contractor and shall not, except as specifically authorized by this Contract or by Owner in writing, make or purport to make commitments or representations of any kind on behalf of the Owner. Contractor shall not have the authority to bind the Owner to any contractual obligation or to any expenditure for any services, equipment or other matter or thing, except as provide herein, without prior approval of Owner in writing and shall, prior to the performance of any services or action which will result or is likely to result in a claim for compensation against the Owner by a third party, advise Owner of the possibility of the claim and all details relating thereto and obtain Owner's direction in respect thereof.

                  2.2.2. Contractor shall be responsible for determining whether or not it has sufficient information from Owner to perform the Work prior to commencing the Work. Contractor shall notify Owner of any additional information, data, or test results it considers it needs from Owner before undertaking any portion of the Work to which such information applies.

                  2.2.3. Any work that may reasonably be inferred from the Scope of Work as being required to produce the result specified in this Contract shall be supplied or performed whether or not it is specifically called out herein.

                  2.2.4. Owner reserves the right to perform other work and to let other contracts in connection with the Project Work. The Contractor shall afford Owner and other Construction Contractors, reasonable opportunity for the introduction and storage of their materials and the execution of their work, and shall properly coordinate and connect its work with theirs. If any part of the Work depends for proper execution or results upon the work of Owner, or of another Construction Contractor, the Contractor shall visually inspect such work and promptly report to Owner any observed defects in such work that render it unsuitable for such proper execution and result. The Contractor's failure to so inspect and report defects, that were reasonably detectable by prior to its commencement of the affected portion of the Work shall constitute an acceptance of

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Owner's and other Construction Contractor's work as fit and proper for the execution of the Work. To ensure the proper execution of subsequent Work, the Contractor shall examine work already in place and shall at once report to Owner any discrepancy between the executed work and the drawings and specifications.

         2.3. Representations and Warranties.

         Contractor represents that:

                  2.3.1. Contractor is fully experienced and properly qualified, equipped, organized, financed and licensed as necessary to perform the Work and complete the Facility in accordance with (i) the terms and conditions of this Contract, (ii) all Applicable Laws, (iii) all permits or approvals necessary to construct the Facility, and (iv) all industry design and construction standards and specifications applicable to facilities and operations of a nature and extent comparable to the Facility, including but not limited to those laws and standards set forth in the Scope of Work;

                  2.3.2. The Work shall be performed in a first class, workmanlike manner in accordance with: the terms of this Contract; all Applicable Laws relating to construction of the Facility; and all permits and approvals required for construction of the Facility, including those obtained for the Project in general which may pertain to or affect the Facility;

                  2.3.3. With respect to engineering design included in the Work, the Work shall be in accordance with the highest quality design and engineering practices and standards of professional engineers performing similar services;

                  2.3.4. With respect to the construction services and other Work (other than engineering design), the Work shall be in accordance with the highest quality standards for qualified and experienced persons engaged in providing such services in similar locations;

                  2.3.5. Material and equipment specified and used by Contractor for the Work shall be in accordance with the specifications in Exhibit C_______ and, unless otherwise specified, shall be of first quality new materials and workmanship, and shall be free from defects in workmanship or materials.

                  2.3.6. The Facility shall be fit for the purposes intended by Owner, as specified by this Contract;

                  2.3.7. With respect to equipment or machinery purchased and installed by Contractor, such equipment or machinery shall be installed in accordance with the manufacturer's or supplier's instructions and specifications.

         2.4. Contractor acknowledges that the Owner has in good faith endeavored to supply all information and data in its possession to Contractor to aid Contractor in formulating the Work, has made all records and data in its possession which was deemed relevant by the Owner or requested by Contractor available to Contractor, and has allowed Contractor full access to the Site in order for

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Contractor to familiarize itself with local conditions. Contractor acknowledges that the Owner has made no representation as to plans, data, specifications or conditions at the Site, except that it has in good faith attempted to disclose to Contractor information actually known to it. Contractor acknowledges that it has fully reviewed and understands all information supplied to it by the Owner, that it has requested and received any additional information which it deems necessary in order to commence the Work, that it has fully viewed the Site, and that it has made an independent evaluation of such data and information and based upon such independent evaluation, has determined to its own satisfaction the scope of the Work, requirements to complete the Work, and Contractor's qualifications to carry out the Work as warranted herein.

         2.5. Covenants.

         With the respect to its performance of the Work, Contractor covenants and agrees as follows:

                  2.5.1. The Work shall be carried out by Contractor utilizing Contractor's best care, skill and diligence, which shall in any event be as good as the standards set forth in Sections 2.3.2, 2.3.3, 2.3.4, and 2.3.5.

                  2.5.2. The Work shall be carried out with a view to completing the Project in the most expeditious and economical manner consistent with the requirements and conditions set forth herein and the interests of the Owner.

                  2.5.3. The Contractor shall carry out its activities and functions in a manner which allows completion of those activities and functions consistent with the Project Schedule. Contractor shall cooperate with Construction Manager in matters pertaining to the Project Schedule.

                  2.5.4. The Work shall be coordinated with activities being carried out or planned by the Construction Team and other Construction Contractors.

                  2.5.5. Contractor and its Subcontractors, their employees, agents and invitees, shall strictly observe and comply with any and all Applicable Laws bearing on the Work and the conduct of the Work. If Contractor performs any work contrary to such Applicable Laws, it shall assume full responsibility therefor and shall indemnify and save harmless the Owner from and against any liabilities, expenses, fines, penalties or losses resulting therefrom.

                  2.5.6. Contractor and its Subcontractors, their employees, agents and invitees shall strictly observe and comply with any and all rules, regulations and accident prevention programs promulgated by Owner for the safe, orderly and efficient conduct of the Work at the Site including, but not limited to the contractor safety, environmental and conduct requirements applicable to the Work set forth in Exhibit G, MSX Permit Conditions attached hereto and incorporated by this reference. Reference to "Contractor" in such requirements shall mean Contractor and its Subcontractors and their employees, agents, and invitees, and reference to "Company" shall mean Owner.

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         2.6. Contractor represents and covenants that it has not and will not accept commissions or allowances from, and that it will disclose, prior to their involvement, any financial interest in persons (other than Owner) involved in or seeking to become involved in the Project.

         2.7. In performing the Work Contractor shall utilize key personnel identified to and approved by Owner unless such personnel prove to be unsatisfactory to Contractor or Owner. Contractor will promptly remove from the Site and the Work any employee or agent who Owner reasonably deems unsatisfactory. Contractor shall not remove any key personnel without the written consent of Owner.

         2.8. Contractor shall advise Owner of any errors or omissions in the work of any Engineer any other Construction Contractor, or others it discovers in the course of performing the Work and of any matters or things it discovers that are likely to affect adversely the Facility, Project Budget, or Project Schedule, or the Project.

         2.9. No inspection, review, approval or advice undertaken by Engineer or other Construction Contractors pursuant to any Construction Contract or engineering contract by or on behalf of the Owner shall define or limit Contractor's obligations under this Contract.

         2.10. In the event the Work called for in this Contract necessitates the sealing of drawings or other documents by a duly licensed engineer or other professional, then Contractor and/or a sufficient number of individual engineers or other professionals employed by Contractor on the Work shall be licensed as necessary to seal drawings and documents.

         2.11. All purchasing of equipment and/or materials to be imported into Mexico, pursuant to the Scope of Work, shall be accomplished by purchase order on Owner's forms. The purchase orders must specify that the invoices be presented to the Contractor for payment on behalf of the Owner. The Contractor will loan funds to the Owner for payments made under said purchase orders for imported materials and equipment. The Owner will repay the Contractor the loaned monies plus a fee of 10% within 15 days of presentation of the invoice to Owner for the loan amount and the 10% fee. (IVA will be due on the 10% fee but not on the loan repayment).

         All purchasing of equipment and/or materials from Mexican suppliers shall be accomplished by purchase order on Contractor's forms, and Contractor shall obtain reimbursement for such materials and equipment pursuant to Article VI, below. Specification of equipment and materials and selection of the vendor, regardless of country origin, shall be in accordance with the Scope of Work.2.12. During the execution of the Work the Contractor shall take all necessary precautions to protect all workmanship, materials and equipment furnished under this Contract (including workmanship, materials and equipment furnished by Owner) from loss or damage, and shall protect the Project and Facility from loss or damage of any sort which might result, either directly or indirectly, from the Contractor's operations under this Contract. The means which the Contractor provides for protecting the Owner' property shall be subject to Owner's approval, but Owner's approval shall not relieve the Contractor of any responsibility therefor.

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         2.13. The Contractor shall not block any roads on the Site nor obstruct access to any of Owner's equipment or the equipment of other Construction Contractors without first obtaining Owner's approval.

         2.14. Contractor shall at all times keep the Site free from accumulation of waste materials and rubbish due to the Work. Promptly after completing the Work, the Contractor shall remove all construction equipment from the Site, remove all rubbish and waste material of any kind resulting from the Work, dispose of said rubbish in a manner satisfactory to Owner, and place the ground around the Facility in a condition satisfactory to Owner; and, if any similar work is needed because of repairs, alterations, changes or corrections which the Contractor subsequently makes on the Work or any portion thereof, the Contractor shall perform same.

         2.15. The Contractor's buildings and other forms of protection for tools and materials at the Site will be permitted only at such places as Owner shall designate.

         2.16. The Contractor shall keep itself and Owner fully advised as to all pertinent local and regional labor agreement practices, including any local labor union contract negotiations occurring during the term of this Contract. Contractor shall use its best efforts to resolve any labor disputes affecting Contractor's performance hereunder, with due consideration for Owner's interest hereunder and will consult with Owner in connection with any such labor dispute.

         2.17. Owner reserves the right to use all of Site for its own purposes in any manner it deems fit and proper, provided its use thereof does not interfere unduly with the performance of the Work.

         2.18. Contractor's Representative shall attend such scheduling meetings, review meetings or other meetings as Owner reasonably requests.

         2.19. If required by Owner, Contractor shall promptly, as directed, either correct all Defective Work, whether or not fabricated, installed or completed, or, if the Work has been rejected by Owner, remove it from the Site and replace it with non defective Work. Contractor shall perform all costs of removal, correction and reinstallation at the rates shown in Exhibit E, without Contractor's Overhead and Fee.

         2.20. If within twelve months after the Substantial Completion Date any Work is found to be defective, Contractor shall promptly, in accordance with Owner's written instructions, correct such Defective Work, The corrected or replaced Work shall be subject to this Section for twelve months from the date the correction or replacement is completed, but not to exceed (18) eighteen from the Substantial Completion Date. Contractor shall perform all costs of removal, correction and reinstallation of Defective Work at the rates shown in Exhibit E, with out Contractor's Overhead and Fee.

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                                   ARTICLE III
                            OWNER'S RESPONSIBILITIES

         3.1. Owner shall:

                  3.1.1. Endeavor to provide Contractor with information regarding its requirements in connection with the Facility and the Project and shall supply Contractor with information in Owner's possession or coming into its possession related to the Facility or Project, in each case to the extent such information is relevant to Contractor's performance of the Work.

                  3.1.2. Furnish for the site of the Facility all necessary surveys describing the physical characteristics, soil reports and subsurface investigations, legal limitations, utility locations, and a legal description.

                  3.1.3. Furnish the site for erection and installation of the Facility including work and storage areas reasonably needed by Contractor for the erection of the Facility at the Site.

                  3.1.4. Secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

                  3.1.5. Furnish such legal services as may be necessary for providing the items set forth in Section 3.1.4 and such auditing services as it may require.

                  3.1.6. Provide any reviews, approvals, or directions required in order for Contractor to perform the Work, provided that nothing contained herein requires Owner to approve any matter or thing inconsistent with or contrary to the Project or Work being completed as contemplated by this Contract, the Project Budget and the Project Schedule, or the rights or obligations of the Owner pursuant to any contract with a third party.

                  3.18 . Indemnify, defend, and hold harmless Contractor from any liability, damages, penalties, or costs of any kind arising from hazardous materials on site or brought to site by persons other than Contractor or its Subcontractors.

         3.2. Nothing in this Article shall affect Owner's right to add to, delete from, or change the Work, or shall affect Owner's right on behalf of the Owner to terminate the Contract, suspend the Work, or terminate or suspend the Project.

         3.3. No review or approval by Owner of any matter requested by Contractor shall affect or limit the Contractor's responsibilities for performance of the Work.

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         3.4. Owner's security measures for the Project and the Site shall not be deemed an undertaking by Owner to protect Contractor's Work, equipment, tools, materials and the like. Contractor shall be solely responsible for protecting such Work, equipment, tools, materials and the like.

                                   ARTICLE IV
                                 REPRESENTATIVES

         4.1. Owner and Contractor shall each designate a Representative authorized to act on its behalf, shall delineate the scope of each such Representative's authority to act on its behalf, and shall have the right to change the Representative or the scope of the Representative's authority upon prior written notice to the other party. Each party's Representative shall have the right to delegate duties and powers to another particular individual for specified periods or in connection with specified portions of the Work by giving the Representative of the other party written notice of the decision to do so.

         4.2. Owner's Representative with general authority concerning the Facility, and his address for notice, initially shall be:

                  Fred Lightner, Vice President Operations

                  Metallica Resources, Inc
                  3979 E. Arapahoe Road, Suite 100
                  Littleton, CO 80122

         4.3. Contractor's Representative with general authority to represent Contractor in dealing with Owner initially shall be:

                  John Eastwood, Senior Operations Manager

                  Mextica de Mexico
                  Calle 3 #1009
                  Colonia Xicohtencatl
                  90070 Tlaxcala, Tlaxcala

                  Mextica de Mexico Job Site
                  Camino Cerro de San Pedro KM.3.8 #200
                  Colonia La Zapatillo
                  San Luis Potosi, San Luis Potosi, Mexico
                  C.P. 78440

          4.4

                                    ARTICLE V

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                      PROJECT SCHEDULE AND WORK COMPLETION

         5.1. Owner contemplates that various phases of the Project will be undertaken in general accordance with the schedule as shown in Exhibit F. Contractor shall be entitled to a bonus for early attainment of the milestones and at the rates (USD) shown below. The bonus for each milestone shall be separate and independent. The aggregate amount of the bonuses shall not exceed two hundred and twenty five thousand dollars ($ 225,000).

                  5.1.1 Ready to Spray Solution on Cell #1: Date - September 16, 2002; Rate - $10,000 per day

                  5.1.2 Haul Road Ready to turnover to Washington Group: Date - June 9, 2004; Rate - $5,000 per day

         5.2. Time is of the essence under this Contract for the milestones listed below and Contractor shall, as to those matters within Contractor's control and for which Contractor is responsible, plan and perform the Work with due regard for meeting the Completion Date in Section 5.1 as it may be revised from time to time in the Project Schedule. Owner's sole remedy for schedule delay shall be termination, per Section 10.2.and liquidated damages. Liquidated damages shall not exceed an aggregated limit of fifty thousand dollars ($50,000) and shall be for exceeding the aforementioned guaranteed milestone dates, at the rates shown below.

         Ready to spray cell#1: Rate - $5,000/day

         Notwithstanding the above, to the extent the amount the Budget, pursuant to Section 6.10, exceeds the final Project Price, such amount shall be an off-set liquidated damages owed the Owner.

         5.3. Contractor shall supply to the Owner a detailed schedule for performance of the Work promptly after this Contract becomes effective. Contractor shall commence the Work promptly after receipt from Owner of a written "Notice to Proceed." Contractor shall promptly report to the Owner likely or known delays or variances which may affect the Completion Date or Project Schedule.

         5.4. Neither party shall be liable to the other for failure to perform its obligations hereunder if and to the extent such failure to perform results from reasonably unforeseen causes beyond its reasonable control, all of which causes herein are called "force majeure," including but not limited to, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); civil disturbances; fires; explosion; floods; unusual climatic conditions; acts of God; acts of a public enemy; inability to obtain or delay in obtaining required licenses, permits, or other authorizations; or laws, regulations, or orders of any governmental authority having jurisdiction. Financial difficulty shall not be considered a cause beyond a party's control. The party asserting force majeure shall use all reasonable efforts to remove or overcome the cause of the delay or inability to perform. The party unable to perform as a result of force majeure shall promptly notify the other at the beginning and ending of each such period.

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         5.5. When Contractor considers the Facility and Work to be
Substantially Complete and ready for performance testing, Contractor shall notify Owner in writing of this fact. Within a reasonable time thereafter, Owner will make an inspection of the Work to determine the status of completion. If Owner does not consider the Work Substantially Complete, Owner will notify Contractor in writing giving the reasons therefore. If the Work appears Substantially Complete to Owner, Owner will so advise Contractor of this fact, and the parties shall schedule the performance test of the Facility set forth in Exhibit D hereto ("Performance Test"). If the Performance Test is successful as set forth in Exhibit D, the Owner shall acknowledge, in writing, that Substantial Completion has occurred. If Owner considers the Work not to be Substantially Complete after such inspection, Contractor will promptly remedy the matters upon which such determination is based and shall again advise Owner that the Work is Substantially Complete.

         5.6. Use by Owner of any finished part of the Work, which has specifically been identified in this Contract or which Owner and Contractor agree constitutes a separately functioning and useful part of the Facility that can be used by Owner without significant interference with Contractor's performance of the remainder of the Work, may be made prior to all the Work being Substantially Complete, subject to the following:

                  5.6.1. Owner at any time may request Contractor in writing to permit Owner to use any such part of the Work which Owner believes to be ready for its intended use and Substantially Complete. If Contractor agrees, Contractor and Owner shall make an inspection of that part of the Work to determine its status of completion. If, after such inspection, Owner does not consider that part of the Work to be Substantially Complete, Owner will notify Contractor in writing giving the reasons therefore and, unless Owner otherwise requests, Contractor shall take all steps necessary to Substantially Complete such part of the Work in response to Owner's objections. If Owner considers that part of the Work to be Substantially Complete, the performance testing provisions of Section 5.5 will apply with respect to that part of the Work.

                  5.6.2. No occupancy or separate operation of part of the Work by Owner will be made prior to compliance with appropriate provisions concerning property insurance.

                  5.6.3 Owner shall have care, custody, control and risk of loss for such part of the Work upon use by Owner and the warranty period, as noted in
Section 2.20, shall commence for such part of the Work upon use by Owner.

         5.7. Upon completion of the Performance Test, Owner will make a final inspection with Contractor and will notify Contractor in writing of all particulars in which this inspection reveals that the Work is incomplete or defective. Contractor shall immediately take such measures as are necessary to remedy such deficiencies and place the Facility in full compliance with this Contract.

         5.8. After Contractor has completed all corrections to the satisfaction of Owner and has delivered all lien waivers or releases, consents of sureties, maintenance and operating instructions, schedules, guarantees, bonds, certificates of inspection, marked up documents, and other documents -- all as required by this Contract -- and after Owner has given written notice that the Work is acceptable (subject to Contractor's continuing obligations and warranties), Contractor shall submit an invoice for final payment following the procedure as provided in Section 6.2 and the procedure in Section 6.6. If any Subcontractor or supplier of materials, equipment and the like fails to furnish a release or receipt in full, Contractor may furnish a bond or other collateral satisfactory to Owner to indemnify the Owner against any Lien.

                                   ARTICLE VI
                           COMPENSATION OF CONTRACTOR

         6.1. Owner shall compensate Contractor for the Work performed on a cost basis. Subcontractor and vendor costs shall be invoiced at actual cost and work performed by Contractor shall be invoiced at the rates shown in Exhibit_E. The rates shown in Exhibit E shall not change during the term of this Contract. Overhead ("Overhead") shall be a fixed percentage of seven (7.00%) and shall be applied to all costs. Profit ("Fee") shall be a fixed percentage of three (3%), and shall be applied to all costs and Overhead. All costs paid by Contractor in US dollars shall be invoiced to Owner in US dollars and all costs paid in Mexican pesos shall be invoiced to Owner in Mexican pesos.

         6.2. The Contractor shall invoice the Owner each month, no sooner than the 15th of the month, the estimated cost of work to be completed during the next month. This invoice ("Application for Payment") shall include the estimated cost for work to be completed, and amounts for Overhead and Fee based on the above percentages applied to the estimated costs, with adjustments for over or under payment in the prior month. The first Application for Payment shall include any necessary adjustments for over or under payments made under the Limited Notice to Proceed. The Application for Payment shall show the amounts to be paid in US dollars and the amounts to be paid in Mexican pesos. If payment is requested on the basis of materials and equipment not incorporated in the Work but delivered and suitably stored at the site or at another location agreed to in writing, the Application for Payment shall also be accompanied by a bill of sale, invoice or other documentation warranting, if applicable, that the Owner has received the materials and equipment free and clear of all Liens and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect the Owner's interest therein, all of which will be satisfactory to Owner.

         6.3. Contractor warrants and guarantees that title to all Work, materials and equipment covered by any Application for Payment, whether incorporated in the Project or not, shall pass to Owner no later than the time of full payment free and clear of all Liens.

         6.4. Owner will, within seven days after receipt of each Application for Payment, either indicate in writing a recommendation of payment or a statement of reasons for refusing to recommend payment. Owner and Contractor shall endeavor to resolve informally any matter leading to a negative recommendation as to the Application for Payment.

         6.5. Subject to the following sentence, payment by the Owner to the Contractor of the amount claimed in the Application for Payment shall be made within fifteen (15) days after receipt of the

Application for Payment. If Owner disputes or questions any charge appearing in the Request for Payment, Owner will notify Contractor's Representative of the nature of such question or dispute, and Owner may withhold from payment an amount sufficient to cover the item questioned or disputed and shall have no obligation to pay such questioned or disputed amount until the matter is resolved to Owner's reasonable satisfaction.

         6.6. The final Application for Payment shall be submitted after Contractor believes the Work is complete. Within seven days after the final Application for Payment is received pursuant to Section 5.8, Owner will either indicate in writing a recommendation of final payment or a statement of reasons as to why the Owner considers the Work not to have been completed satisfactorily or the Contractor's other obligations under this Contract not to have been fulfilled. Within fifteen days after the final Application for Payment, Owner shall determine if it is satisfied that the Work has been completed, that there are no outstanding claims made against the Owner for which Contractor is liable, and that Contractor's other obligations under this Contract have been fulfilled. Owner shall give written notice of its decision to Contractor, and if the final Application for Payment is accepted, final payment will be due and payable by Owner to Contractor. If Owner has any objection to the sufficiency of completion of the Work, Owner shall instead give notice of such objections to Contractor and Contractor shall promptly remedy the same and advise Owner when such matters have been completed and the Work is considered by the Contractor to be complete, and the foregoing review and payment process shall again apply.

         6.7. The making and acceptance of the final payment will constitute a waiver of all claims by Contractor against the Owner other than those previously made in writing and still unsettled. Final payment shall not constitute a waiver by the Owner of any rights in respect of Contractor's continuing warranty obligations under this Contract.

         6.8. All Applications for Payment shall be supported by time sheets, receipts, ledgers and the like sufficient to support the matters charged to the Work. To the extent relevant for calculation or verification of Contractor's entitlement to any interim or final payment hereunder, Owner shall have the right to audit, for a period of one year following Acceptance of Facilities, Contractor's books and records relevant to the Work in order to verify that charges are proper. Owner shall also have the right to require evidence that Contractor has paid for labor, material, equipment, supplies, Subcontractors and other matters related to the Work. Notwithstanding the above, Owner shall not have a right to audit the Contractor built-up rates shown in Exhibit E.

         6.9. Contractor shall not allow any Liens to attach to the Work or to the Project, arising from the Work, and Contractor shall act promptly to remove at its cost any such Liens if they do arise. Owner shall have the right at any time, including the time of final payment, to retain from payments otherwise due Contractor amounts sufficient to protect the Owner from such Liens.

         6.10. The Project Price is estimated to be $ (12-24-03 Budget), composed of:

Site Work/Leach Pads:           $6,663,537
Well Water System:              $  298,479

Transmission Line:              $   580,262
Buildings:                      $   721,047
Process Systems and Piping:     $ 2,191,742
Plant Equipment:                $ 1,906,126
Electrical:                     $ 1,265,731
Engineering:                    $   554,500
Indirects and Misc:             $ 1,405,092
Contingency                     $   331,725
Overhead                        $ 1,160,800
Fee                             $   500,000
Total 12-24-03 Budget           $18,579,040

         6.11. Contractor's books, records, and reports shall be established and maintained so as to present cost breakdowns and other matters in a format compatible with Owner requirements.

         6.12 Owner shall provide a guarantee of payment to Contractor in a form satisfactory to Contractor.

                                   ARTICLE VII
                    ADDITIONS, DELETIONS, AND CHANGES TO WORK

         7.1. Owner is entitled to add to any portions of Work specifically described in this Contract so long as the added services are within the general description of the Work contained in this Contract. The Work added by Owner, together with any work reasonably inferred from portions of Work so added which is required to produce the intended result, shall be performed by Contractor and shall be compensated for as set out in Article Six above.

         7.2. Owner is entitled to delete from the Work any work or services described in this Contract or previously added to the Work.

         7.3. All additions or deletions to the Work shall be in writing. If Owner requests additional services which Contractor considers not to be within the Work described in Exhibit A, Scope of Work, or if Owner makes any deletion from the Work, then Contractor shall prepare a request for a Change Order covering the revised Work and documenting any change in the Budget, Fee Cap or Milestone Dates resulting from the change in Work.. Work outside the Scope of Work shall not be performed by Contractor without execution by Contractor and Owner of such a written Change Order.

         7.4. Changes in the Work shall be preceded by a "Project Change Notice" issued by Owner. Upon the issuing of a "Project Change Notice" the Contractor shall present to Owner:

                  7.4.2. The Contractor's estimate of the effect of the change in the Work on the Milestone Dates;

                  7.4.3. The following:

                           A. An estimate of the cost effect of such change in
the Work, and the Budget, including specific identification of the cost of the labor, (including identification of hours and trades involved) and materials involved, and

                           B. The identity of any Subcontractor who will be
involved in performing such change in the Work and details of any quotations which the Contractor may have obtained in relation to such work, and

                           C. If the change in the Work involves equipment,
details as to the type of equipment, hours and cost (whether rented or owned);
and

                  7.4.4. Such other information as may be requested by Owner.

Without limiting the generality of the foregoing the information listed above shall be submitted in the form requested by Owner.

         7.5. The Contractor shall have ten (10) working days from the receipt of a "Project Change Notice" to prepare and present the information referred to in Section 7.4.

         7.6. Notwithstanding Section 7.4, in the event a change in the Work is required immediately, Owner may direct the Contractor to carry out the same. In such event the procedures set out in Section 7.4 shall be complied with as soon after such direction as is reasonably possible..

         7.7. Following receipt of the information referred to in Section 7.4, Owner shall have the right to:

                  7.7.1. require the Contractor to proceed with the change, or

                  7.7.2. withdraw the proposed change in the Work.

If Owner elects to proceed in accordance with Sections 7.7.1, Owner will execute a written "Change Order" directed to the Contractor.

         7.8. If Owner makes a change in the Work, the Milestone Dates, Fee Cap and the Budget shall be adjusted as agreed to by the Owner and the Contractor, or failing agreement within thirty (30) days of such change in the Work being ordered, as may be determined in accordance with Article XVI hereunder.

         7.9. Failure by the parties to agree on the Budget, Fee Cap or the time adjustments resulting from a change in the Work shall not constitute a valid reason for the Contractor's failure to effect such change in the Work.

         7.10. Any dispute as to the right to change or amount of change of the Budget or Completion Date shall be resolved in accordance with Article XVI hereunder.

         7.11. In the event of any change, after the date of this Contract, of any Applicable Laws, permit conditions, industry construction or design factors or other factors, that will in Contractor's reasonable opinion materially affect the cost, progress, or performance of the Work, Contractor shall immediately advise Owner thereof. Provided that the changed condition was not one which was or reasonably should have been foreseen by Contractor as of the date of this Contract, Contractor shall be entitled to request a Change Order to meet such changed condition, and the applicable provisions of this Article VII shall be invoked with respect to such requested change. Discovery of conditions different from those anticipated by Contractor but which were in existence as of the date of this Contract does not constitute a change in conditions to which this
Section is applicable.

                                  ARTICLE VIII
                          LIABILITY AND INDEMNIFICATION

         8.1. The Contractor shall indemnify and save harmless the Owner and its directors, officers, employees and agents from and against all liabilities, demands, claims and causes of action of any nature arising from damage to third party property or injury to persons, and to the extent of Contractor's proportionate share of fault. The Owner shall indemnify and save harmless the Contractor and its directors, officers, employees and agents from and against all liabilities, demands, claims and causes of action of any nature arising from damage to third party property or injury to persons, and to the extent of Owner's proportionate share of fault.

         8.2. The Owner shall not be liable or responsible in any way for any property damage of any nature whatsoever that may be suffered or sustained by the Contractor in the performance of its obligations under this Contact.

         8.3. Owner shall have the right to withhold payments otherwise due Contractor sufficient to reasonably protect the Owner from losses or claims made against it, or which Owner has a reasonable expectation will be made against it, for which Contractor is liable pursuant to this Article and to set off any amounts paid to satisfy, compromise or settle any such claim or loss against amounts otherwise due Contractor.

         8.4. Acceptance of the Work by the Owner shall not relieve Contractor of its warranty, indemnification, or other obligations hereunder.

         8.5. If the Facility fails to meet the Performance Test described in Exhibit "D," the provisions of paragraph 3 of Exhibit "D" shall apply to define Contractor's liability and Owner's rights.

         8.6. With respect to Defective Work other than that described in
Section 8.6, Owner may direct Contractor to correct the deficiencies, correct the deficiencies itself or engage another party to correct such deficiencies.

         8.7 Contractor's total collective liability to Owner for any and all damages of any kind (including, but in no way limited to liquidated damages but excluding indemnity liabilities) arising out of or related, in whole or in part, to the Project, the Contract and/or any work performed by Contractor under the Contract is limited to 5% of the Contract Price. This limitation shall apply regardless of the theory of recovery and regardless of whether liability arises in tort or contract, at law or equity.. HOWEVER, THIS AMENDMENT SHALL IN NO WAY LIMIT ANY RIGHT TO INSURANCE PROCEEDS OWNER MAY HAVE AS A RESULT OF ITS STATUS AS "ADDITIONAL INSURED" ON ANY POLICY OF INSURANCE SUPPLIED BY CONTRACTOR PURSUANT TO THE CONTRACT.

         8.8 Neither party shall be liable to the other for special, incidental or consequential damages arising out of or related, in whole or in part, to the Project, the Contract and/or any work performed by Contractor under the Contract. Neither earned Fee or Overhead are considered consequential. This exclusion shall apply regardless of whether the liability arises in tort or contract, at law or equity.

                                   ARTICLE IX
                               INSURANCE AND BONDS

         9.1. Prior to commencing work, the Contractor shall obtain and maintain continuously during the term of this Contract the following insurance:

                  9.1.1. The Mexican equivalent of Workers' Compensation Insurance in full and complete compliance with all applicable laws and regulations of the jurisdiction(s) in which work under this Contract is being performed. The Contractor will provide the Owner with a copy of a certificate or other suitable evidence of compliance prior to the start of work.

                  9.1.2. Employer's Liability Insurance with limits of not less than One Million dollars ($1,000,000) for accidental injury or death of any of the Contractor's employees engaged in the work.

                  9.1.3. Motor Vehicle Liability insurance with limits of not less than One Million dollars ($1,000,000)inclusive limit for each accident and covering any motor vehicle, used or operated by Contractor in conjunction with the Work regardless whether such motor vehicle is owned, non-owned, rented and/or leased.

                  9.1.4. Comprehensive general liability insurance with a combined limit for bodily injury and/or property damage of not less than Ten Million Dollars ($10,000,000) per occurrence and including coverage for Products Liability, Owners and Contractors Protective, Broad Form Property Damage, twenty-four (24) months Completed Operations and Blanket Contractual Liability specifically recognizing the liability assumed under the indemnification clauses of this Contract.

                  9.1.5. Contractor's equipment insurance against "All Risks" of physical damage to Contractor's owned or leased equipment and tools used in connection with the Work in an amount equal to its full replacement cost or value, or, an amount that will provide sufficient funds to expedite replacement of key equipment and tools, in the event of loss, to minimize undue delay in the work schedule.

                  9.1.6. Professional liability ("errors and omissions") insurance, either directly or by Contractor's engineering subcontractor, either purchased specifically for the Work under this Contract or covered under Contractor's existing Practice Policy, but in any event with minimum limits of One Million Dollars ($1,000,000) each claim/One Million Dollars ($1,000,000) annual aggregate available with respect to Contractor's Work under this Contract.

         9.2. With respect to the coverages in 9.1 and 9.4, excepting only
9.1.1. and 9.1.6, Contractor's insurance shall include Owner as an additional named insured and a Waiver of Subrogation in favor of the Owner. The Contractor's insurer will provide the Owner with at least thirty (30) days prior written notice of cancellation or material change of the insurance and provide a certificate of insurance, verifying that the coverage is in effect, prior to the start of work.

         9.3. The certification of Comprehensive Liability Insurance shall not contain exclusions for damage to underground property, collapse of structures, or damage resulting from explosion or blasting.

         9.4 Builders All Risk insurance in an amount equal to the Budget on non-admitted paper.

         9.5 Said insurance coverage shall be written by companies satisfactory to Owner. Certificates of insurance coverage evidencing such insurance shall be provided to Owner. Contractor shall require and be responsible for similar coverage being in force for any of its Subcontractors.

         9.64. Contractor shall maintain at the Owner' expense, charged as a disbursement, such other and additional types and amounts of insurance as Owner may request in writing.

                                    ARTICLE X
                       TERMINATION OF CONTRACT AND OWNER'S
                    RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS

         10.1. Without limitation, the following events shall constitute events of default under this Contract:

                  10.1.1. if Contractor is adjudged a bankrupt or insolvent,

                  10.1.2. if Contractor makes a general assignment for the benefit of creditors,

                  10.1.3. if a trustee or receiver is appointed for Contractor or for any of Contractor's property,

                  10.1.4. if Contractor files a petition to take advantage of any debtor's act, or to reorganize under bankruptcy or similar laws,

                  10.1.5. if Contractor fails to assign sufficient skilled personnel or suitable materials or equipment for performance of the Work,

                  10.1.6. if Contractor fails to make prompt payments for labor, materials or equipment unless such payments are withheld due to a failure by the supplier to properly perform the labor or supply acceptable materials or equipment,

                  10.1.7. if Contractor violates, contravenes, or disregards Applicable Laws of any public body having jurisdiction, or disregards safety or environmental protection rules, security, regulations and accident prevention programs of Owner at the Project,

                  10.1.8. if Contractor disregards the authority of Owner's Representative,

                  10.1.9. if Contractor acts in excess of the authority granted it by this Contract or otherwise by Owner,

                  10.1.10. if Contractor fails to prosecute the Work with reasonable diligence, or

                  10.1.11. if Contractor otherwise violates any provisions of this Contract.

         10.2. Subject to the conditions contained in this Section, Owner shall have the right to terminate this Contract for Contractor's default under Section 10.1, and upon such termination assume the duties and responsibilities of the Contractor. If Owner asserts a default, Owner shall give Contractor written notice thereof. If Contractor fails to cure or commence and thereafter diligently complete cure of any material default within 30 days after such notice is given, then Owner may give written notice of termination which shall be effective when given. Repeated defaults of a similar nature shall themselves constitute a material uncured default for which Owner may give notice of termination without further rights to cure. If this Contract is terminated due to Contractor's default, Contractor shall submit a final Application for Payment, pursuant to Section 6.6 and the Owner shall have the right to set off against the final payment any amounts owed Owner or in dispute.

         10.3. Upon seven (7) days' written notice to Contractor Owner may, without cause, elect to terminate this Contract in its sole discretion and for any reason whatsoever or for no reason. In such case, Contractor shall be paid for all Work executed, plus reasonable Termination Expenses. "Termination Expenses" shall be limited to relocation costs, equipment ordered or delivered which cannot be returned or delivery of which cannot be cancelled without Contractor incurring liability therefor, non-refundable lease obligations which Contractor has incurred with the approval of Owner, and other similar out of pocket and unavoidable expenses for services or equipment or materials which were incurred or acquired for the Work and which are not usable on other projects of Contractor or are not returnable, recoverable or refundable, provided that "Termination Expenses" shall specifically exclude any loss of anticipated profits relating to Work not performed prior to the time of termination. After notice of termination is given and before the effective date of termination, Contractor shall:

                  10.3.1. Surrender to Owner full and exclusive possession of all plans, specifications, drawings, designs, schedules, lists, instructions, and other information in Contractor's possession or control which are necessary in order to complete or related to the Work, to the extent available to the Contractor.

                  10.3.2. As directed by Owner's Representative on an individual basis, terminate, cancel, settle, adjust, assign, or transfer to Owner all orders, subcontracts, and other commitments related to the Work which were placed, made or entered into by Contractor before notice of termination was given.

                  10.3.3. Take all other steps and perform all other services which Owner's Representative reasonably requires in connection with termination of all or any portion of this Contract.

In no event shall the provisions of this Contract be applied or construed so as to require or permit duplication of all or any portion of any individual payment made to Contractor by Owner, or to require or permit payment to Contractor by Owner for portions of the Work not actually performed by Contractor before the effective date of termination. In any and all orders, subcontracts, and other commitments which Contractor may place, make or enter into in connection with the Work, Contractor shall include appropriate provisions to ensure similar termination rights to Owner in the event this Contract is subsequently terminated as provided herein.

         10.4. Notwithstanding termination of the Work under the provisions of this Article X, there shall survive and remain in effect all of Contractor's continuing obligations, warranties and indemnities with respect to portions of the Work previously undertaken and/or completed hereunder.

                                   ARTICLE XI
                          ASSIGNMENT AND SUBCONTRACTORS

         11.1. Neither party shall assign its interest in this Contract without the written consent of the other, which consent shall not be unreasonably withheld.

         11.2.  Subcontractors

                  11.3.1. Contractor shall not subcontract any portion of the Work without the prior written approval of Owner, which approval shall not unreasonably be withheld. No such approval shall relieve Contractor from any of its obligations pursuant to this Contract and Contractor shall continue to be primarily responsible to Owner for all portions of the Work whether or not subcontracted by it.

                  11.3.2. Contractor shall bind in a manner acceptable to Owner its Subcontractors, if any, to all of the provisions of this Contract to the extent they are applicable under the circumstances to the Work to be performed by the Subcontractor.

                                   ARTICLE XII
                            CONFIDENTIAL INFORMATION

         12.1. Contractor and its agents and employees shall treat as confidential all information relating to the ore body, ore reserves, metallurgy, geology, processes, products, compositions, machinery, apparatus, trade secrets or computer based information of the Owner or relating to the Work, the Project, the Owner's operation at the Project or the general business affairs of the Owner which Contractor may observe or which may be disclosed to it by the Owner as a result of its services hereunder. Contractor shall not divulge said information to others, for any reason or at any time, except with the prior written consent of Owner's Representative, which consent may be withheld for any reason or for no reason. Contractor shall not in any way or at any time use said information except as required for the proper performance of the Work. Contractor agrees to restrict access to all information disclosed by the Owner or developed by Contractor hereunder within Contractor's organization to only such limited group of authorized employees who (i) require such information in connection with Contractor's activities as contemplated by this Contract and
(ii) have agreed in writing with Contractor for the express benefit of the Owner to maintain the confidential nature of such information on the terms and conditions set forth herein. Excluded from the provisions of this Article shall be such portions of the information as:

                  12.1.1. were known to Contractor without restriction of confidentiality prior to their disclosure by the Owner, as demonstrated by competent documentary evidence in Contractor's possession;

                  12.1.2. properly become available to Contractor, under conditions which do not restrict further disclosure, from a third party source who shall not have obtained such information either directly or indirectly from the Owner or its Affiliates; or

                  12.1.3. are at the time of disclosure in the public domain or, after disclosure, come into public domain without fault on the part of Contractor or its employees.

         12.2. No information relating to the Owner, the Work or the Project shall be released by Contractor for publication, advertising or any other purpose without the prior written approval of Owner. Contractor shall obtain Owner's prior approval in writing before making or releasing to the public any speech, photograph, press release, article for publication, or other information for publication concerning the Work or the Project. Such approval may be withheld by Owner for any reason or for no reason. In general, such information includes, but is not limited to:

                  12.2.1. Speeches prepared for, and to be delivered by, Contractor's personnel concerning the Owner's operations, developments, plans, business functions, or other information related to the Work.

                  12.2.2. Photographs of the Owner's equipment, facilities, operations, functions, and personnel originating within or outside Contractor's organization and intended for publication in internal or external publications, or for use outside Contractor's organization, but under its control.

                  12.2.3. Articles and editorial copy for internal or external publications concerning Owner's operations, developments, plans, business functions, etc., prepared either by Contractor's personnel or by persons outside Contractor's organization, but within its control.

                                  ARTICLE XIII
                             SUSPENSION OF THE WORK

         13.1. Immediately upon Contractor's receipt of a written request by Owner's Representative to suspend all or any portion of the Work, Contractor shall suspend the Work to the extent requested to do so by Owner's Representative. Owner may suspend the Work or any portion thereof for any reason it desires or for no reason and in its sole discretion without liability to Contractor other than as set forth in this Contract.

         13.2. Upon receipt of such notice of suspension, Contractor shall use best efforts to reduce and if possible eliminate any costs and expenses which Owner would be obligated to pay Contractor pursuant to this Contract. If suspension causes Contractor to incur costs which it would not have incurred but for the suspension, Contractor shall request a Change Order to cover such costs. Owner shall be obligated to compensate Contractor only for those reasonable and unavoidable expenditures related to the Work which Contractor continues to incur while such suspension is in effect.

         13.3. If such suspension should exceed 120 days, Contractor may request reassignment of its personnel and/or at its option terminate this Contract by giving Owner at least fifteen (15) days' written notice before the effective date of termination.

         13.4 Contractor shall have the right to suspend the work if owner fails to pay amounts properly due Contractor.

                                   ARTICLE XIV
                                TITLE TO THE WORK

         14.1. All plans and specifications, drawings, reports, or other written or electronically stored data supplied to Contractor by the Owner, its agents, or any other consultants, or any such plans, specifications and other data prepared by Contractor or any Subcontractor specifically to carry out any part of the Work or otherwise relating to the Facility and not describing or related to processes proprietary with Contractor or any of its Subcontractors or suppliers shall remain or become the property of the Owner. Contractor shall not use them or permit them to be used for other work and shall return them along with all copies to Owner upon completion of the Work, or earlier, if requested by Owner, provided that Contractor may retain a single copy for its own record.

                                   ARTICLE XV
                             PATENTS AND COPYRIGHTS

         15.1. Contractor agrees not to include in its designs, plans, or specifications furnished as part of the Work any methods, processes, equipment, inventions, or documents which are covered or claimed by any patent or pending patent application or any copyright or which, to its knowledge, constitute confidential information or trade secrets of a third party, and Contractor further agrees to indemnify, defend and save the Owner and its Affiliates (including officers, directors, employees and agents of Owner and its Affiliates) harmless from and against all claims, royalties, damages, liabilities, costs and expenses of whatever kind or nature (including, but not limited to, attorneys' fees) in any manner resulting from, or claimed to result from, any such inclusion.

         15.2. The provisions of Section 15.1 shall not apply to designs, plans or specifications furnished by the Owner or purchased from the owner or a licensee of the method, process, equipment, invention, or document or to any method, process, equipment or invention designated by Owner for inclusion in the Work.

         15.3. Contractor shall communicate to Owner at once, and require Contractor's employees assigned to this Project to communicate to Owner all inventions and improvements which any of Contractor's employees, either alone or in conjunction with any of Owner's employees, may conceive, make or discover during the course of or as a result of work on this Project under this Contract that relates to the processes, products, compositions, machinery or plants of the Owner, or relating in any way to any of the operations in which the Owner or any of its Affiliates have been or are engaged at the time, and such inventions and improvements shall become the sole, exclusive property of the Owner without any obligation on its part to make any payment therefor in addition to any sums which Owner may be obligated to pay to Contractor as compensation for services rendered by Contractor under this Contract. Contractor shall require its employees to execute patent applications and assignments thereof to the Owner or its nominees, and powers of attorney relating thereto for any country Owner may designate, and shall take all other actions as Owner may request to maintain and protect such inventions and improvements. Owner shall pay all costs or charges incurred in protecting such inventions and improvements if Owner desires to protect them. Before assigning any of Contractor's employees to work under any contract with the Owner concerning this Project, Contractor shall obtain from them agreements satisfactory to Owner effectuating the purposes of this paragraph.

                                   ARTICLE XVI
                                   ARBITRATION

         16.1. All claims, disputes and other matters in question between the parties to this Contract arising out of or relating to this Contract or the breach thereof, shall be decided in accordance with rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise. All proceedings of Arbitration shall be conducted in the English Language. No arbitration arising out of or relating to this Contract shall include, by consolidation, joinder or in any other manner, any additional person not a party to this Contract except by written consent containing a specific reference to this Contract and signed by the Contractor, Owner, and any other person sought to be joined. Any consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of any dispute not described therein or with any person not named or described therein. This agreement to arbitrate and any agreement to arbitrate with an additional person or persons duly consented to by the parties to this Agreement shall be specifically enforceable under the prevailing arbitration law.

         16.2. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations, or by any express limitation in this Contract.

         16.3. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1. Any failure by the Owner at any time, or from time to time, to enforce any of the terms and conditions of this Contract shall not constitute a waiver of such terms and conditions, and shall not affect or impair such terms or conditions in any way, or the right of the Owner at any time to avail itself of such remedies as it may have for any breach of such terms and conditions.

         17.2. This Contract represents the entire agreement between the Owner and the Contractor and supersedes all prior negotiations, representations or agreements. This Contract shall not be superseded by any provisions of the documents for construction and may be amended only by written instrument signed by both Owner on behalf of the Owner and Contractor.

         17.3. This Contract shall be governed by the laws of the jurisdiction in which the Site is located. By agreement of the parties, the language of this Contract is English. In the event of any ambiguity, inconsistency or conflict between this English version and any translation thereof, the English version shall control.

         17.4. Words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter gender and vice versa and words importing individuals shall include firms and corporations and vice versa.

         17.5. The captions and headings appearing in this Contract are inserted merely to facilitate reference and shall have no bearing on the interpretation of the provisions hereof.

         17.6. In the event any of the terms or conditions of this Contract or the application of any such terms and conditions to any party or circumstance shall be held invalid by any court or other regulatory authority having jurisdiction the remainder of this Contract or the application of the terms or conditions contained herein to parties or circumstances other than those as to which it is held invalid shall not be affected thereby.

         17.7. The duties and obligations imposed by this Contract and the rights and remedies available hereunder shall be in lieu of any rights and remedies available at law or equity.

         17.8. This Contract may be executed in counterparts each of which shall be deemed to be an original and all of which shall be construed together as one original instrument.

         17.9. Termination of this Contract shall not affect the validity of any provisions of this Contract which are, expressly or by implication, to survive or to take effect on or after, such termination.

         17.10. In the event of any conflict between the text of Articles I through XVII, inclusive, of this Contract and any addendum, exhibit, schedule, or attachment hereto, the text of the Contract shall control over the conflicting addendum, exhibit, schedule, or attachment.

         17.11. Owner represents that it has full authority to enter into this Contract. All benefits, rights and remedies inuring hereunder shall directly inure to the benefit of all Owner, and the respective successors and assigns of Owner.

         AGREEMENT EXECUTED THE 3rd DAY of MARCH, 2004.

                                           MINERA SAN XAVIER, S.A. de C.V.

                                           By: /s/ FRED H. LIGHTNER
                                               ---------------------------------
                                               DIRECTOR GENERAL(Title)

                                           MEXTICA de MEXICO S. de R.L., de C.V.

                                           By: /s/ JOHN M ROOS
                                               ---------------------------------
                                               PRESIDENT(Title)

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

The Contractor has estimated this Scope of Work in accordance with the general direction given by MSX via drawings formulated for the Project by Lyntek Inc. along with the Division of Responsibility (DOR) mutually agreed during the course of the estimate and site visit information. The following information details the Contractor's basis for the Contract .

GENERAL

      1.    Import Duties will be paid by MSX.

      2. MexTICa has not included for encountering any ACM (Asbestos Containing Material).

      3.    Design is based on project being situated in a Seismic Zone 2A.

      4. The drawings submitted with the proposal for the sitework do reflect the most current design from AB Engineering .

      5.    Connection fees to the CFE grid will be paid by MSX.

PROCESS DESCRIPTION

The Contract Scope of Work for the Cerro San Pedro project includes all items defined by the drawings and specifications, which are detailed in Exhibit C. The project includes the leach pad, ponds, process building, office, laboratory, guard shacks, power line, and water supply system. Process plant facilities have been located based upon topographic constraints of the site. The leach pad is located in a broad, flat valley area along and to the south of the paved road leading to the Cerro de San Pedro Village (elevation: 1,947 m), approximately 2km from the pit exit ramp. The solution recovery plant is situated in close proximity to the leach pad (elevation: 1,943 m).

LEACH PAD & PONDS

The leach pad is designed to drain to a single exit point at the southwest end of the pad. The internal perimeter of the leach pad will contain a system of v-notch ditches which serve the dual purpose of providing leak detection and maintaining an open solution flow path for storm water runoff and for pregnant solutions exiting the heap. Solution will be collected and transported to the pregnant solution pond system via a lined open channel. The INAH restricted area has been avoided in the final design and shall not be disturbed.

Prior to the onset of leach pad construction, MSX will remove all existing structures and protected flora and fauna. The Contractor will then clear and stockpile the surface

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

vegetation and topsoil in a clearly labeled storage area. Surface rock rubble and organic soil cover will also be stripped prior to construction of the leach pad with any salvageable topsoil being stockpiled for later use during reclamation and closure. In areas where there is no rock, the stripped subgrade surface will be scarified and recompacted in preparation for placement of site grading fill and/or low-permeability clayey bedding fill beneath the geomembrane liner. The leach pad has been designed for a total area of 325,000 square meters for Phase 1. Phase 2 construction is not part of this contract.

The leach pad liner system consists of a 1.5mm (60 mil) low -density polyethylene (LDPE) geo-membrane overlying a minimum of 0.3 m of low-permeability fine-grained bedding fill which will be compacted to a permeability of 1 x 10(-6) cm/sec. The bedding fill material will either be purchased from stockpiled material about 3 km west of the pad from a private vendor or be sourced from a borrow pit to be located just northwest of the pad itself. The 0.5 m protective free-draining layer on the pad will consist of nominal minus 19 mm size crushed rock or limestone ore from the mine, delivered by WGI . The leach pad is divided into a total of six northeast-southwest oriented cells, each cell measuring about 75 - 125 m wide and 600 - 900 m long. Each cell is separated by a one-meter high berm. There are three cells in Phase I and three cells in the Phase II pad expansion.

The solution ponds store the operational, draindown, and design storm flows. The 86,400 cubic meter (m(3)) storm water pond is designed to contain water produced from a 100 year, 24-hour storm event (79 mm), with 75 percent runoff from covered areas and 100 percent runoff from the final maximum lined areas, plus direct precipitation on the pond. The pregnant solution pond will store 48,000 cubic meters (m(3)), which represents 24 hours of operating volume plus 24 hours of drain down. The Merrill-Crowe plant will discharge into an 88 cubic meter (m(3)) (23,250 gal) tank, from which barren solution will be pumped directly back to the heap. An overflow from the barren tank will be directed to the pregnant solution pond if there is an excess of process solution. The pregnant solution pond will be double lined with a 1.5 mm (60 mil) LDPE lower liner and a 2mm (80 mil) HDPE upper liner. A geo-synthetic net to promote flow of any potential leakage from the primary liner to a collection/ pump back sump will separate the pregnant pond liner. The storm water pond will have the same double liner. The design of the ponds is base upon the capacity of the heap leach pads.

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

An open ditch diversion system diverts the natural runoff from uphill catchment areas around the phased heap leach pad into the downhill natural drainages. Diversion ditches will be sized and constructed to divert the 24-hour design storm runoff. Two monitoring wells will be installed down gradient of the leach pad and solution ponds. Location of these wells will follow a geotechnical investigation to assure the best locations and the optimum number of wells required for adequate monitoring. The internal perimeter of the leach pad will contain small double-lined v-notch ditches which serve the dual purpose of providing leak detection and maintaining an open solution flow path for storm water runoff and for pregnant solutions exiting the heap. Solution passing through the primary liner in these ditches, if any, will be collected in a geogrid and drained by gravity to the pregnant solution pond. The leak detection will be positive by 12 mm plastic pipe that will visually show any leaks.

Contractor will construct the heap leach pad. The mine contractor will deliver the ore to the pad. The ore will be direct dumping from 100-tonne haul trucks in 10 m lifts at a nominal rate of 1,450 tonnes per hour. Depending on the length of the ore haul, two or three trucks will generally be used for leach pad loading. A D-10 bulldozer equipped with a ripper will level and rip the heap surface as necessary to minimize compaction. Heap leach cells will typically be loaded from the southwest to the northeast, or from the downhill side to the uphill side. Panels of ore approximately 100 m by 100 m will be ripped and placed under leach on a weekly basis. As the ore haul retreats along the haul road, segments of the haul road will also be ripped and placed under leach. Prior to placing a new lift of ore over an existing lift, the heap is cross-ripped using a D-10 dozer equipped with a deep penetration (3-4 m) Kelly ripper provided by owner or mine contractor.

The ore is truck-dumped on the leach pad in nominal 10-meter lifts at the natural angle-of-repose with 5-meter setback benches for an overall two horizontal to one vertical (2H:1V) slope. The design maximum heap height is 80 meters. Computer slope stability analyses performed on the heap by others at the most critical down gradient pad section resulted in static and pseudostatic factors of safety that meet or exceed the minimum recommended standards for such a structure.

Each phase of the leach pad is divided into cells for solution recovery, three cells in Phase I, an additional three cells in Phase II. Each cell is divided by a berm 1.0 m high to collect and direct leach solution percolating through the leach pad. The solution is directed within each cell through a network of 100 mm and 200 mm perforated collection pipes to a single central collection pipe located in the solution trench. Each of the central perforated collection pipes is routed to the leach pad solution discharge

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK and DESIGN CRITERIA

trench at a common exit point at the low end of the heap. Solutions from each individual cell are sampled periodically during operation at the trench and will be followed daily. These values will determine when the barren solution will be disconnected and the piping removed and replaced on a new cell.

The storm water pond will be double lined as described above over a 0.3 m compacted low permeability soil. The pond will have a PVC pipe that will be below the liner and the low permeability soil. This will allow for the testing of any solution that will be in the sump.

Solution is recovered from the pregnant solution pond via a submersible turbine pump rated at 900 m(3)/hr that feeds directly into the clarifier filters at the Merrill-Crowe plant. Solution recovered from the storm water pond will be pumped directly to the clarifier filters or back to the pregnant pond via a similar 900 m(3)/hr submersible turbine pump, which also serves as a backup for the pregnant solution pump.

Barren solution is pumped at a nominal rate of 1000 m(3)/hr (4,400 gpm) from the barren solution tank through solution distribution piping and irrigation type drip emitters for application onto the surface of the ore. In order to minimize the potential for generation of scale and resultant potential plugging of emitters, an anti-scalant chemical will be added to the barren tank and the pregnant solution pump intake caisson. Fresh make-up water will either be added to barren tank or the storm water pond to allow precipitation of scale. The two horizontal barren solution pumps are set in parallel. Solution application under leach will average 90 days at an application rate of 9 liters per square meter per hour (0.0040 gpm per sq ft).

MERRILL-CROWE RECOVERY PLANT

The precious metals are recovered from the pregnant heap leach solution in a typical Merrill-Crowe zinc precipitation plant. Pregnant solution is pumped from the pregnant solution pond at a nominal rate of 251 liters per second (4,000 gpm), to three pressure leaf clarification filters, each with a 185 m(2) (2000 ft(2)) surface area. Clarified solution is transferred to a 3.4 m diameter by
4.78 m high de-aeration tower equipped with one vacuum pump for removal of oxygen from the solution. The de-aeration has 75 mm packing, demister pad, and a solution distributions system. The level in the de-aeration will be controlled by a level controller sending a signal to a flow valve located upstream of the clarifier filter feed header. The discharge of the de-aeration will be equipped with both dissolved oxygenmeter and a turbidity meter. Zinc dust is slurried in a zinc mix cone with Diatomaceous earth (DE) for body feed. The zinc will flow into the pregnant

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

leach solution and the precious metals are precipitated from the pregnant leach solution. The precipitate filter feed pumps will transfer the solution containing the precipitated precious metals to plate and frame filters for precious metals recovery from solution. Diatomaceous earth may be mixed in an agitated pre-coat mix tank and an agitated body feed mix tank, and pumped to the precipitate filters to facilitate precipitate recovery. Each filter has a total filtration area of 185 m(2) (2000 ft(2)) surface area. Sumps and pumps are installed in the Merrill-Crowe area for clean-up purposes. The clarifier backwash will be discharged into a trench and flow by gravity to a collection basin outside of the building. The solution will be decanted over a small concrete wall and flow by gravity to the storm water pond.

The majority of the piping in the process plant will be carbon steel and the pipe outside will be HDPE.

REFINING PROCESS

The precipitation filter feed pumps to a pressure of 6.9 bars or 100 psig fills the filters pressure. Once gold and silver are filtered from the solution, the barren solution from the precipitate filters flows to the barren solution tank. When a filter is filled it is taken off line and the standby unit is placed on line so that two filters are on line at all times. The filter cake is dried by blowing air through the precipitate filter cake until the cake reaches approximately 10% moisture. Approximately 425 kg per day of precipitate is generated. The cake will be manually removed from the filter press either 2 or 3 times per week. The cake will be removed from the filter plates and placed into cart. The carts will be loaded into a mercury retort furnace for mercury removal.

There will be two Mercury Retorts. Each retort has a capacity of 1.13 m(3) (40 ft(3)) approximately 3,600 kg (8000 pounds) of Filter Cake. After placing the precipitate filter cake into the chamber the retorts will be heated over a 12-hour period to drive off the excess moisture and mercury. A PLC will control the heating elements to control the temperature. The retorts will require 150 KW to complete the heating. The temperature will be increased over time and held at 485 degrees C(900 degrees F) for a period of 3 hours. During this time a vacuum will be maintained on the retort chamber. The off gas will be condensed and the water and mercury will be collected in a chamber. The mercury will be loaded in flasks and stored for sale. The off gas will be further scrubbed with caustic solution before discharge into the atmosphere. The retort chamber will be cooled by the introduction of air into the system. The carts with the filter cake will be removed and either put into the vault or unloaded into the furnace.

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK and DESIGN CRITERIA

From the retort, the precipitate is loaded into a 0.2 m(3) (7 ft(3)) electric induction melt furnace. Flux consisting of fluorspar, borax, and sodium nitrate is charged into a hopper and then transferred to a mixer via a screw conveyor. Silica is usually made from the DE in the filter cake. Additional silica may be added in the flux mixer. The precipitate is blended with the flux in a mixing system. A screw feeder will feed the mixture to the melting furnace on a batch basis. When the furnace is full, the molten metal is poured into 31 kg (1000 oz) side pour cascade type mold units, in series. Dore bullion is cleaned with an air scabbler then weighed, sampled, and stored in a vault awaiting shipment. Once gold and silver are filtered from the solution, the barren solution from the precipitate filters flows to the barren solution tank.

Slag, generated from the furnace during melting, is processed through a circuit consisting of a jaw crusher, ball mill, and slag filter press to remove prills for re-melting in the furnace. Filter Press tails are sent to the heap leach pad via carts that will be releached.

Sumps and pumps are installed in the refinery area for clean-up purposes. A bag house is used to clean up the off gas from the furnace. The furnace will have a 2 m x 2 m hood over the unit to collect the off gasses. The off gasses will be sent to a bag house with a capacity of 285 cubic meters per minute.

SECURITY

The refinery area is a high security, limited-access area. The door to the viewing area and refinery will have a card scan and a magnetic lock that monitor all people into the refinery area. A system of 6 closed circuit television cameras, with redundant video recording, monitors the entire refinery area including the entrances (inside and outside). There is a camera located in the vault. A system of 4 closed circuit television cameras will be located in the precipitation area. All refinery and precipitation access doors are linked to an alarm system, which records every access door movement. Motion detectors are also linked to the cameras and then to the alarm system. The closed circuit video system will record all events. If an alarm is not attended by the security people, a third party will be notified by telephone automatically.

REAGENTS

Sodium cyanide mix and storage facilities will be included in the system. Bulk sodium cyanide is transported as solid briquettes. The product is dissolved on site in a sodium cyanide mixing and storage tank 12 m(3) (3200 gallon). Caustic is added before the cyanide to achieve a pH of 10. The tank will be equipped with a "flow bin" loading arrangement. The mix tank will transfer the 5% solution to storage in one 94 m(3) (24,800 gallon) storage tank. Cyanide will be injected into the barren solution pump discharge

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

to maintain sodium cyanide concentration of approximately 0.5 grams per liter. The cyanide injection will be by flow meter and tested and adjusted by the operator.

Sodium hydroxide mix and storage facilities will be included in the system. Bulk sodium hydroxide is transported as solid prills in bags. The tank is equipped with a bag breaker. The product is dissolved on site in a caustic mixing and storage tank sized at 9.7 m(3) (2600 gallon). The caustic is added to the cyanide tank.

Pebble lime will be added directly to the ore trucks from a 300 tonne silo equipped with a vibrating bottom and discharge conveyor capable of delivering the lime to a weigh bin located on a truck loadout structure adjacent to the lime silo. The weigh bin will have a pneumatic valve that can transfer 300 kg of lime to each truck in a few seconds. The trucks will drive under the weigh bin and the valve will open automatically. Lime deliveries will be via bulk trucks from a nearby source. Pebble lime is pneumatically delivered to the top of the silo. Pebble lime addition to ore will be optimized at approximately 3 kg per ore tonne to maintain heap feed solution pH in the range 10.5 to 11.0.

Anti-scalant is added to the inlet of the pregnant feed pumps, the barren solution tank, and storm water pond via chemical metering pumps, which can maintain an appropriate dosage rate (estimated between 3 to 8 mg/liter of solution). Plastic tanks and pumps for the addition of anti-scalant will be supplied by the vendor.

High purity zinc powder will be received in 36-kg cans, which are manually added to the zinc feeder system at the Merrill Crowe plant. The cans will be open manually and, for each can of zinc, 2 bags of DE will be added as body feed to the precipitation filters.

Diatomaceous earth (DE) is received in 23-kg bags loaded on pallets. The pallets are located by forklift on the platform and the DE is then added to both the body feed and precoat tanks. The precoat application will be done with 3 bags of DE to each filter. The precoat solution is recirculated on the filter with a precoat pump that is 45 kW. The body feed DE is manually added to the mixer and feed tanks in the Merrill-Crowe plant and the body feed is pumped into the pregnant feed solution before the clarification filters.

ASSAY/METALLURGICAL LABORATORY

The metallurgical and assay laboratory is located adjacent to the process building. The laboratory facility has been designed to perform the following works:

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK and DESIGN CRITERIA

-     Preparation mine grade control samples by drying;

-     Crushing and pulverizing samples;

-     Analysis of hot cyanide shake leach;

- Gold and silver fire assay for ore control, plant operation and Dore analysis;

-     Atomic absorption analysis for gold and silver in solution;

-     Fire assay and gravity finish final dore and concentrates

-     Atomic absorption analysis of final dore and concentrates;

-     Leaching (CN soluble) analyses;

-     Metallurgical test work required for process optimization;

-     Water analysis

-     Screen analysis

-     Column testing

-     Bottle rolls or leach work

The responsibility for the laboratory furniture and laboratory equipment is detailed in Exhibit B Division of Responsibility. The assay lab is sized to perform sample preparation and fire assay gold analyses on a nominal 200 samples from the mine in a 24 to 36-hour turnaround time.

POWER LINE AND ELECTRICAL

A 115 KV transmission line will carry power from the substation San Luis II to the Zapatilla water well substation. The line will be sized by CFE. A step-down transformer sized for 3 MW located adjacent to the Zapatilla water well substation will transform the line voltage down to 13.8 KV. The 13.8 KV line will feed the water well, the plant, the Lime Bin facility, and the truck shop (approx. 3900 meters beyond the plant). There is a 750 kW (minimum) emergency generator sized to run the barren and pregnant precipitation pumps and other critical items in the plant.

WATER WELL

The submersible well water pump will pump 60 l/s to the plant. The water well has an existing 350 mm casing. The static water level is approximately 150 meters below the

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

surface. The dynamic water level is projected to be 156 meters below the surface. The majority of water consumption at Cerro San Pedro will occur as a result of heap leach operations and dust control in the mine. New water will be added to the solution inventory as the heap leach pad grows due to the residual soak moisture in the ore, evaporation losses, and other water uses in the plant and mine facility. The moisture is estimated at 5% by weight of the ore tonnage applied to the leach pad. To account for other water uses (road watering, construction water, domestic water uses, etc.) the water consumption estimates for Cerro San Pedro are conservatively based upon a 12% by weight of ore tonnage factor. The water from the well is pumped directly to the main plant water storage tank (2850 m distant). Transfer pumps located at the plant will pump water from the plant water tank to the truck shop water tank (3900 m distant).

Both the plant water tank and the truck shop tank have a capacity of 750 m(3). A volume of 332 m(3) of the plant water tank volume is reserved for fire protection. The plant is fed by gravity throughout from the water storage tank. Underground fire protection pipelines will be installed to the plant area facilities to cover the office, laboratory, and process building.

TECHNICAL CLARIFICATIONS

The following are technical clarifications regarding the Scope of Work.

CIVIL

     1. Due to unknown conditions at the site, Contractor has based pricing on the assumption that the soil is not contaminated and can be excavated with a backhoe or loader in a continuous activity at standard productivity rates.

     2. Contractor has made no allowance for removal or relocation of existing above or underground utilities with the exception of the microwave tower and the Questa de Campa water line.

     3.  Contractor has assumed all soil or rock is rippable.

     4.  There will be no concrete or asphalt paving.

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                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

     5. The sitework scope of work is based upon the AB Engineering leach pad design and utilizing WGI for rough grading and drilling and blasting work.

CONCRETE

1.    Concrete work is based upon ACI guidelines.

2. Drilled concrete piers, H-Piling, or any other type of supplemental support under the foundations will not be required.

3. A soil bearing capacity of 2,500 PSF at the plant area is the basis for foundations.

4. The foundation concrete scope of work is based on the following general descriptions of the various elements.

         a) Lime Bin Foundation; 9 m square mat x .46 m thick w/ 20 ea rock anchors tying mat to existing rock & 4 piers w/ anchors. Load-Out slab along side of lime bin foundation 4 m x 9 m x .46 m thick with column piers.

         b) Pump Pad @ pregnant pond assumed 10' Sq w/ thickened edge, 6" thick slab & 18" x 6" thickened edge.

         c) Cyanide Tote Storage 6" thick slab w/ curb between Retort Room & Deaeration Tower & sloping to 30" deep Sump.

         d) Guard shacks (2): support pads and door pads as necessary for office trailer installations.

         e) Main Office building; 50' x 100' x 6" slab inside masonry walls on 305 mm thick spread footer for an 8" CMU block bldg.

         f)   Assay Lab Building; same as office bldg.

         g) Process Plant Building & Perimeter Structures; (plan as shown on Lyntek Dwg 03023-G-01 rev-D) settling pond, sodium cyanide storage & trenches would be lower than process bldg and would have a 6" base slab with 6" raised sections under tanks and 8" high containment walls.

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                                    Page 10

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

              The process building foundation would consist of a 381 mm thick spread footer 355 mm below grade, (masonry wall shall be built directly on this footer), then 8" slabs butt to the masonry walls.

         h)   Water Storage Tanks; 2 @ 12.4 m square, 300 mm thick.

         i)   Door Pads; 4" pads at mandoors, 6" apron slabs at roll-up doors.

         j) Creek Drainage Tunnel; Includes 5.86 m round Multiplate CMP set with the invert at the level of the CSP creek bed under the WGI haul road with Rip Rap slope stabilization around each end. The pipe is enveloped in engineered fill 3m thick at each side and 1m above.

         k) Road Tunnel; Includes cast-in place (CIP) concrete footings and walls at each side with pre-cast twin tee or box beam roof members spanning over the existing Cerro San Pedro road. The clear opening of the tunnel is 7.3 m wide x 4.57 m high. Tapered CIP wing walls and head walls will be constructed at each end.

BUILDINGS AND ARCHITECTURAL

1. Buildings shall be constructed using masonry block walls, 8" exterior and 4"interior, with rebar reinforcing and grout filled cavities as required for structural integrity. Roofing shall consist of 24 gauge ribbed metal panels on steel purlins on trusses bearing on the exterior masonry wall system. The roof system will incorporate 2" of fiberglass blanket insulation for sound and condensation control. The roof will be designed with a 1:12 slope.

2. Doors and frames shall be 16 gauge hollow metal with industrial grade hardware as required.

3.    Louvers and ventilators shall be industrial grade.

4. Steel shall be coated with red oxide prime paint. Masonry shall be painted at building exterior and in office areas. The Retort room shall receive an epoxy coating on floor, walls and ceiling. Doors and window frames shall be painted.

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

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

5. Ceilings shall be 2 x 4 suspended grid acoustical type at 8' above floor except in designated areas that do not have a suspended grid ceiling.

MECHANICAL

1. MexTICa will install the plant equipment indicated in the Equipment List in accordance with manufacturers' recommendations and typical Nevada, USA mining practice. Manufacturers' representatives will be contracted for startup assistance for the 3 or 4 critical pieces of equipment (including Furnace, Retort, and Clarification Filters).

2. Plant Equipment will be installed directly on floor slabs set 2" above slab level on cement grout, fastened with drill-in Hilti type anchors bolts. Tanks will be set up on 6" housekeeping pads unless they have integral support legs.

ELECTRICAL

The following generally defines the scope of electrical work in each area of the project.

1.    Electrical Power Distribution

      a. Well Area - Electrical power shall be supplied to the well site via a 115 kV overhead distribution line with a transformer.

      b. Truck Shop & Lime Bin Area - Electrical power shall be provided from a branch off the 13.8 kV overhead distribution line with a transformer. Power to the Lime Bin control board will be fed via underground. Lighting and local control for the lime bin is included in the scope of work.

      c. Plant Area - Electrical power shall be provided from the plant substation to the Plant Area via a 13.8 kV overhead distribution line and transformer.

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                                    Page 12

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

2.    Secondary Power and Controls

      The One-Line Diagram (Drawing no. 03023-E-03 Rev. C) and Equipment List form the basis for the electrical scope work. Instrumentation is per the P&ID's listed in Exhibit C. The following paragraphs define our approach to various systems in each area.

      a. Well Area - Secondary feed from the 13.8kV/480V Transformer will consist of ductbank or buried conduit, above grade conduit, power cables, terminations, and motor connection to the 350 hp well pump and seal water pump. Required instrumentation shall be provided and installed with direct buried cabling running in the water line piping trench.

      b.    Process Plant Area-

                  1. Cabling for power and instrumentation shall be galvanized armored cable in cable tray. Cable tray shall be galvanized vented; 36" for power circuits and 24" tray for control and instrumentation cabling. EMT conduit system is utilized for non-process distribution. Cabling between buildings shall be run in underground conduit. Electrical Equipment & Gear is provided as indicated on Lyntek drawings 03023-E-03, 04, 08, and 09 (single line drawings).

                  2. Lighting & Outlets; Interior lighting consists of 2x4 Troffers in office locations, Low Bay lighting in process areas, with exit and emergency lighting. Switches, receptacles and data ports are included in office areas. Power for electric roll up doors and HVAC components included. Welding receptacles are provided in the process area. Lightning Protection, without UL Label, is provided for in the scope of work.

      c.    Lab Building -

            All branch circuit wiring for equipment power and HVAC systems, including switches, receptacles, and data ports, shall be run in an EMT conduit system. Interior lighting shall be provided utilizing 2x4 troffers in all public locations and industrial surface mount florescent strips in mechanical rooms. Exit and emergency interior lighting and two 250 Watt HPS Wall Packs on exterior wall facing plant are provided. Local fire alarm and lightning protection systems are included.

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                                    Page 13

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

      d.    Office Building

            All branch circuit wiring for equipment power and HVAC systems, including switches, receptacles, data ports, shall be run in an EMT conduit system. Interior lighting shall be provided utilizing 2x4 florescent troffers in office locations, recessed cans in rest rooms with brackets above vanities, recessed cans & architectural pendants with dimming switches in large conference room, and exit & emergency lighting. Two 250 Watt HPS Wall Packs on exterior wall facing plant are provided.

            Fire alarm and Lightning protection systems are included.

3.    Yard Lighting

      a. Plant Area - 250Watt HPS Wall Packs with glare shades shall be mounted on the exterior of Plant area Buildings. Three 1000W HPS pole type roadway fixtures on 50' concrete poles shall be used around the perimeter of the ponds. One at each end and one between the storm and pregnant solution pond.

      b. Leach Pad Area - 8 ea 1000W HPS pole type roadway fixtures on 50' concrete poles shall be placed around the base of the leach pad along the collection trench with 24"(phi) x 5' Deep concrete bases. Power shall be run via direct burial cable along the trenches.

4. Alarms & Monitoring - Reference: Environmental Impact Statement (MIA) issue #91 & #93. "Monotox" cyanic acid detectors are provided for Clarifying and Preciptate areas. Low pH sound alarm system is provided for in sodium cyanide mixing and storage tank.

5. Control Systems - The plant is designed around a non-automated philosophy. As such, only local control stations are provided for equipment.

6. Security & CCTV - Fixed cameras, with motion sensors are provided and located in room corners of refining, precipitate, and vault. These cameras communicate to system hardware including monitor and VCR in security room. Monitoring of these critical process rooms can also be viewed at manager's office and plant guard shack. Position monitoring for all doors of these rooms is provided. A Card Reader system shall be installed to facilitate screening of entrants to Secure areas of the plant and monitored in the security room. The gate area of the

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                                    Page 14

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

      refinery storage area shall be monitored by CCTV.

7. Communications - Relocation of the existing microwave tower and cabling and reinstallation, in the area above the new water tank, is included. Backbone cabling from tower to plant shall be surface run. Tele/data systems for Process Building, Lab, and Office, include cabling, terminations, and installation of owner provided hardware and system components have been included.

8. Grounding - A ground loop of #4/0 copper shall be installed around process building with cad weld tails and mechanical connections to building steel, pipe rack & equipment. Grounding for pond pumps shall be installed.

9. Ductbank - Underground conduit shall be installed to provide raceway to connect Guard Shack, Office, Lab Bldg and Process Building.

PIPE

1. Materials of construction for above ground pipe are as indicated on P & ID's. Utility and Service piping systems are generally HDPE or PVC and field routed.

2. Valving and instrumentation are consistent with a "manually operated" plant philosophy with materials and components normally used in this type of mining process application and suitable for an installation with a life expectancy of 8 years.

3. Excavated existing site material will be acceptable for trench backfill without screening or sorting. Pipe bedding material has been included.

4. All carbon steel piping 2" and smaller shall be A106B schedule 80 with socket weld fittings. 2.5" and larger piping shall be A53B ERW schedule 40 with butt-welded fittings. Flange ratings, where required shall be 150#. All above ground carbon steel will have coat of primer paint only.

5. Leach collection/drain piping shall be ADS type pipe, 4" and 8", perforated with filter fabric. The 12" and 24" diameter collection header shall be non-perforated. The Scope of work includes only the leach collection pipe for Phase 1.

6.    All plant drains shall be HDPE

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                                    Page 15

                                    EXHIBIT A

                                                              MINERA SAN XAVIER.
                                                         CERRO SAN PEDRO PROJECT
                                                       CIUDAD DE SAN LUIS POTOSI
                                                         SAN LUIS POTOSI, MEXICO

SCOPE OF WORK AND DESIGN CRITERIA

7. The underground fire water system shall be 6" HDPE, SDR9 and includes six fire hydrants with hose houses installed around the process plant area.

8. A cyanide drip system (Netafim) for 92000 SM has been included. The 1/2" drip tubing and threaded fittings shall be supplied with this scope of work. MSX shall install the tubing and fittings

9.    All buried pipe shall have 24" backfill cover.

10. Water for construction and testing shall be made available to this contract at no cost to the contractor.

11. Contractor assumes all trench excavation can be performed with a 325 Cat, 62,000 pound, or equal, type excavator.

12. A 6" Carbon Steel/HDPE piping system shall be used to supply raw water from the main plant water storage tank to the truck shop water tank. Piping required between this tank and other facilities at the truck shop site shall be supplied and installed by others.

13. Untreated water shall be provided for the lab and rest rooms. Drinking water shall be provided by the owner's vendor.

14. Contractor has included self-contained eye wash safety showers as shown on drawings.

15. Per the vendors' recommendation, 11 each manual 6" butterfly valves have been included on the drip system header at the 4" branches to control flow rates.

16.   Contractor has included a septic system.

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                                    Page 16

                                  SCOPE MATRIX
                          DIVISION OF RESPONSIBILITIES

Date: 7/9/2003

Project: Cerro San Pedro

Location: San Luis Potosi, Mx

Owner: Metalica Res.                    Engineer _______________________________

MexTICa Representative:  Jake Weber - Marcel De Dycker
                         Phone: 970-879-2561 x 3110            Fax: 970-879-8520
                         Email: weberj@ticus.com

Owner Representative:    Fred Lightner
                         Phone: 303-796-0229 x 302             Fax: 303-796-0265
                         Email: fhlightner@metal-res.com

Engineer Representative: Nick Lynn
                         Phone: 303-623-8365 x 201             Fax: 303-623-0342
                         Email: nlynn@lyntek.com

Note: The mining contractor is on his own for all of his work. We have added a column only to show items that may not be obvious.

        LEGEND

        C = Construct/Erect/Install
        E = Engineer/Design
        F = Furnish/Provide/Supply
        P = Pricing/Develop & Carry Price
        Q = Quantity Development
        X = Quantify/Price Furnish/Install (all)

 DATE                     NAME           REVISION NO.
 ----                     ----           ------------
7/9/2003              Initial Issue         Rev. 0
7/26/2003              Jim Curcio           Rev. 1
7/30/2003              John Roos            Rev. 2
2/5/2004             John Eastwood          Rev. 3

[TIC THE LOGO]

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
A.     GENERAL REQUIREMENTS [GENERALES]

       1. Project Management (Administracion del Proyecto)
          - Provide Project Manager (Gerente de Proyecto)       X                      X
          - Provide Site Management Team (Proveer Personal      X          X           X
          de Direccion de Obra)
          - Provide Engineering Project Manager &                          X
          Engineers (Proveer Ingenieros y Generente de
          Proyectos de Ingenieria)

       2. Prepare Engineering Schedule (Elaborar Programa                  X
          de Ingenierias)

       3. Prepare and Maintain Equipment & Materials            X
          Procurement & Delivery Schedule (Elaborar y
          controlar el Programa de Compras y
          Abastecimientos)

       4. Prepare & Maintain Construction Schedule              X                              X                   Each his own
          (Elaboracion y Control del Programa de Obra)

       5. Prepare Monthly Project Progress Reports              X          X           X       X                   Each his own
          (Elaboracion de Reportes de Avance Mensuales)

       6. Prepare Equipment & Material Specs (Elaboracion
          de Especificaciones de Equipo y Materiales)                      X

       7. Provide Equipment Technical Data & Manuals            X
          (Proveer Hojas Tecnicas y Manuales de Equipo)

                                     Page 1                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       8. Prepare Operating & Maintenance Manuals
         (Preparacion de Manuales de Operacion y                X
          Mantenimiento)

       9. Permits (Tramites y Permisos)                                 Support        Lead
                                                                        (Apoyo)     (Direccion)
          - Building (Uso de suelo)                          Support       E             X
          - Environmental (Impacto Ambiental)                Support       E             X
          - Construction Permits - Septic (Permisos de
          Construction - Septico                             Support       E             X
          - Right Of Way (Derechosde via)                    Support       E             X
          - Easements (Servidumbre)                          Support       E             X
          - Water Rights (Agua)                              Support       E             X
          - Other (Otros)                                    Support       E             X
          - Electrical (Electrico)                           Support       E             X

                                     Page 2                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       10. Tap Fees (Pagos por toma)                           N/A          N/A         N/A       N/A      N/A              N/A

          - Sewer (De Drenaje Sanitario)
          - Water (de agua)

       11. Plan Checks (Revisiones a planos)                  Support     Support        X        X         X
                                                              (Apoyo)     (Apoyo)
       12. Constructability Reviews (Revisiones de              X          X             X
           Constructabilidad)

       13. Time, Costs, & Trips to Vendor Fab Shops, etc.                                X
           (Tiempo, Costos e Inspecciones a Plantas de
           Fabricantes)

       14.  Vendor Representative Costs During
            Construction (Costos del Provedor por su
            Representante durante la Construccion)
            - Erection (Instalacion)                            X
            - Start-up (Comisionamiento y Arranque)                                      X

       15. Permanent Lubricants & Chemicals After Initial                                X
           Charge (Lubricantes y Quimicos Despues de
           la Primera Carga Inicial)

       16. Provide Start-up Supervision and Procedures
           (Responsible del Comisionamiento y Arranque)         X          X             X
           Startup Schedule (Programa de Arranque)                                       X
           Define Turnover Packages (Definicion de
           Paquetes de Entrega)                                 X                        X

                                     Page 3                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       17. Provide Start-Up Craft Assistance (Proveer Mano      X
           de Obra para el Arranque)

           Discuss & Mutually Agree on the Definition of                                                           The discussion's
           Mechanical Completition, Start-up &                                                                     regarding
           Commissioning. (Acordar lo que significara la                                                           mechanical
           Terminacion de la Instalacion Mecanica, el                                                              completion
           Arrangue y el Comisionamiento)                                                                          definition is on
                                                                                                                   going.

       18. Supply of Operation & Maintenance Personnel          X                       X                          The need and who
           (Suministro de Personal de Mantenimiento y                                                              is required will
           Operacion)                                                                                              be defined by the
                                                                                                                   owner and
                                                                                                                   procured by the
                                                                                                                   contractor.

                                     Page 4                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       19. A. Permanent/Temporary Power, Fuel & Water for       X                                                  CFE 500 kw, 3
           Checkout & Testing Through Mechanical                                                                   phase to MR
           Completion. (Energia, Agua y Combustible                                                                Trailer.
           Durante la Instalacion Mecanica)                                                                        Generators for
                                                                                                                   construction.

       19. B. Permanent/Temporary Power, Fuel & Water for                               X
           Checkout & Testing Through Final Acceptance.
           (Energia, Agua y Combustible Durante Pruebas y
           Arranque Hasta la Aceptacion Final)

       20. Performance Plant: (Desempeno o Ejecucion de la
           Planta)

           - Procedures (Procedimientos)                                   X            X
           - Testing  (Pruebas)                                 X
           - Guarantees (Garantias)                                                     X                          Process
                                                                                                                   guarantees

       21. Liquidated Damages - Engineer, Construct,                                   TBD(A                       LD's continue to
           Delivery (Penas Convencionales por Retrasos de                           determinar)                    be discussed at
           Obra de Ingenieria o de Suministros)                                                                    this time.

       22. Buy Down on Plant Under Performance (Multas por     N/A        N/A          N/A       N/A       N/A     N/A
           Incumplimiento de Production Especificada)

       23. Contractor's Warranty (12 Months) Garantia del       X          X          TBD (A                X      12 month warranty
           Contratista (12 Meses).                                                  determinar)                    period

       24. Payment & Performance Bonds (Emision de Fianzas     N/A        N/A          N/A       N/A       N/A     N/A
           de Pago y Cumplimiento)

       25. Insurances with Premiums & Deductibles
           (Seguros con Primas y Deducibles)

                                     Page 5                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
           - General Liability Insurance (Seguro de             X
           Responsabilidad Civil)
           - Builder's Risk                                     X
           - Efficacy (Eficiencia)                             N/A         N/A         N/A       N/A       N/A     N/A
           - Errors & Omissions (Errores y Omisiones)           X                                 X         X

       26. Taxes and Duties (Impuestos y Derechos de
           Aduana)

           - Sales Tax (Impuestos por Ventas, Solo en
           E.U.)                                                X                                           X      Each their own
           - Customs Clearance & Fees - Pay by Contractor,
           Reimburse by Client. (Impuestos aduanales)           X                       X                   X      Each their own
           - Import Duties and Taxes (Impuestos de
           Importacion)                                         X                       X                   X      Each their own

           - IVA (Pay By Contractor, Reimburse by Client)       X                       X         X         X      Each their own
                                                                                                                   but not included
                                                                                                                   in price (No
                                                                                                                   incluir en el
                                                                                                                   precio)

                                     Page 6                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       27. Environmental Mitigation (Mitigacion de Impacto
           Ambiental)

           - Revegetation (Revegetacion)                                                X
           - Monitoring (Monitoreo)                             X                       X                          Mextica Installs
                                                                                                                   wells (Mextica
                                                                                                                   instala los
                                                                                                                   pozos)
           - Enhancement - Cactus Relocation - Garden
           (Mejoras - Traslado de cactus - jardines)                                     X

       28. Overseas Shipping (Transportacion
           internacional)

           - Freight To/From Port (Fletes)                      X                                           X
           - Container Packaging (Empaques y Contenedores)      X                                           X
           - Ocean Freight (Transporte Maritimo)                X                                           X
           - Inland Transportation (Transporte Terrestre)       X                                           X
           - Broker (Agente Aduanal)                            X                                           X

       29. Subsistence (Viaticos al Personal)                   X                       X         X         X      Each his own

       30. Relocation Costs for Salary and Hourly               X                       X         X         X      Each his own
           Personnel (Costos por Reubicacion del Personal
           de Obra y Gerencial)

       31. Temporary Housing for Transferred Workers Until      X                       X         X         X      Each his own
           Permanent is Located (Alojamiento Temporal para
           el Personal Reubicado Hasta Encontrar
           Alojamiento Permanente)

B.     DESIGN [DISENO]

       1.  Design & Engineering (Diseno e Ingenieria)
           - Conceptual Design (Diseno Conceptual)                                      X

                                     Page 7                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
           - Process Design (Ingenieria de Proceso)                        X                                       refer to Term
                                                                                                                   Sheet
           - Detail Engineering (Ingenieria de Detalle)                    X                      X

       2.  Model (Maquetas, Simulaciones)                       N/A        N/A          N/A       N/A       N/A     N/A

       3.  Quantity Contingency (Contingencia en el             X
           estimado de cantidades)

       4.  Reproducibles of Design Document Drawings,           X          X            X         X                Electronic
           Specifications, etc. (Reproduccion de los                                                               transfer
           Documentos Impresos Como Planos,                                                                        (Transferencia
           Especificaciones, etc.)                                                                                 Electronica)

                                     Page 8                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       5.  As-Built Drawings - Redlined Marked-up Drawings      X          X                      X                Each his own with
           (Planos As-Built)                                                                                       a true set of
                                                                                                                   as-built at end
                                                                                                                   of the project.
C.     TESTING, SURVEYS & INSPECTIONS [PRUEBAS,

       1.  Topographical / Site Survey (Levantamiento                                   X
           Topografico)

       2.  Geotechnical & Seismic Survey / Investigations                               X
           (Estudio Geotecnico y Sismico)

       3.  Geotechnical Design (Diseno Geotecnico)                                      X

       4.  Primary Survey Control (Topografo de Planta,                                 X
           Revision de Trazos)

       5.  Concrete & Soils Testing (Laboratorio para           X
           Pruebas de Suelos y Concreto)

       6.  Non Destructive Examination - NDE (Pruebas no        X
           Destructivas)

       7.  Welder Qualification (Certificacion de               X
           Soldadores)

       8.  Inspections
           - Local (Perito local de obra)                       N/A        N/A          N/A      N/A       N/A     N/A
           - Boiler - Authorized Inspector (Inspector           N/A        N/A          N/A      N/A       N/A     N/A
           autorizado para calderas)
           - Plumbing (Inspector de Tuberias)                   N/A        N/A          N/A      N/A       N/A     N/A

                                     Page 9                              MexTICa

                                                                    MEXTICA
                                                           -------------------------
                                                                          ENGINEER                      WASHINGTON
                                                                          (FIRMA DE      MSX            GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION  INGENIERIA)   (DUENO)   VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
           - Gas (Perito de instalaciones de gas)                N/A        N/A          N/A       N/A      N/A     N/A
           - Electrical (Perito electrico)                       N/A        N/A          N/A       N/A      N/A     N/A
           -  Membrane (Membrana)                                                        X         X

       9.  QA/QC (Aseguramiento y Control de Calidad)

       a.  Project Quality Plan (Plan de Calidad del
           Proyecto)
           -  Engineering (Ingenieria)                                      X
           -  Construction (Construccion)                        X
           -  Liner (Forro o revestimiento del patio de         Sub                                X
              lixiviacion)                               (Subcontratista)

                                     Page 10                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       b.  Project Quality Control Manager (Gerente de          X                                 X
           Calidad del Proyecto)

D.     CONSTRUCTION (CONSTRUCCION)

       1.  TEMPORARY FACILITIES (INSTALACIONES
           PROVISIONALES)

           a. Temporary Power Setup (Instalacion                X                       X                   X       Each his own
              provisional de Energia Electrica)
              - Source (Identificacion del Suministro)
              - Hook Up & Distribution (Toma y                                                                      Ask CFE if we
                Distribucion a la Obra)                                                                             can get
              - Power Consumption (Gasto x Consumo)                                                                 poles from other
                                                                                                                    state (Preguntar
                                                                                                                    a CFE si podemos
                                                                                                                    obtener hoyos de
                                                                                                                    otro estado)

       b.  Temporary Lighting (Alumbrado Temporal)              X

       c.  Potable Water (Agua Potable)                         X                       X         X         X       Each his own
           - Source (Identificacion del Origen del
           Suministro Temporal)
           - Hook Up & Distribution (Toma y Distribucion
           a la Obra)

           - Consumption (Gastos x Agua de Consumo)

       d.  Construction Water
           - Source (Identificacion del Origen del                                      X                           Existing well
           Suministro Temporal)
           - Hook Up & Distribution (Toma y Distribucion a
           la Obra)                                             X       E
           - Consumption (Gastos x Agua de Consumo)                                     X                   X

                                    Page 11                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       e.  Dust Control - Labor, Equipment, and Water           X                                           X       Mine contractor
           (Control de Polvo y Tierra)                                                                              does own

       f.  Office Facilities with Equipment & Supplies
           (Oficinas de Obra, Equipo de Oficina y
           Consumibles)
           - MexTICa                                            X
           - Engineers (Ingenieria)                             X
           - Owner (Cliente)                                                            X
           - Lunch Trailer (Comedor para el Personal)           X                       X                   X       Each his own.
           - Computer Hardware, Software, Setup & Maint.        X            X          X                           Each his own.
           (Equipo de Computo, Mantenimiento)
           - Messanger Freight, Courier (Gastos de
           Mensajeria)                                          X            X          X                           Each his own.

       g.  Telephone - Setup, Maintenance & Monthly Costs.
           (Instalacion, Mantenimiento y Consumo)
           - Regular, Cell, Pager, Phone Cards, Satelite        X            X          X                   X       Owner to provide
                                                                                                                    access to
                                                                                                                    Microwave
                                                                                                                    System.
           -  Internet (Internet)                               X            X          X                   X       Each his own

       h.  Porta Johns (Sanitarios Portatiles)                  X                                           X       Each his own

       i.  Trash Disposal (Servicio de Recoleccion de           X                       X                   X       Each his own
           Basura y Escombro)                                                                                       read conditions
                                                                                                                    (Leer
                                                                                                                    condiciones)

       j.  Compressed Air - Construction & Testing              X
           (Construccion y Pruebas de Red de Aire
           Comprimido)

       k.  General Clean Up and Janitorial Services             X                       X                   X       Each his own
           (Limpieza General de la Obra)

                                    Page 12                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       l.  Laydown (Areas de almacen de equipo y
           materiales)
           - Provide Adequate Area within 1 kilometer.                                  X
           (Provision de Area Adecuada)
           - Setup (Limpieza y Preparacion del area)            X                                           X
           - Gravel Area (Colocacion de Grava en area)          X                                           X
           - Fencing (Cercado)                                  X

       m.  Warehousing / Receiving / Offloading /               X                                           X
           Inspection & Storage (Almacenamiento, Recibo,
           Descarga, Inspeccion y Resguardo)
           Temporary Warehouse Building (Construccion de        X                                           X
           Bodegas y Alamacenes Temporales)

       n.  Temporary Roads/Access (Accesos Temporales)          X                                           X

       o.  Handling & disposal of Hazardous Waste (Manejo                                                           3rd party (Un
           de desechos toxicos)                                                                                     Tercero)
           - MexTICa Generated (Generados por MexTICa)          X
           - All Other (Generados por Otros)                                            X                   X

       p.  First Aid - Facility and Supplies                    X                                           X
           (Instalaciones para Enfermeria)
           Ambulance (Ambulancia)                                                       X

       q.  Doctor / Emergency Medical Technician (Doctor)                               X

       r.  Security (Vigilancia)
           - Jobsite (Obra)                                     X                                           X
           - Laydown/Warehouse Area (Areas de Almacen)          X                                           X
           - Fencing (Cercado)                                  X                       X                           Fencing at mine
                                                                                                                    pit by owner

                                    Page 13                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       s.  Construction Equipment Rental, Mobilization,         X                       X                   X       Each his own
           Demobilization, Fuel, Oil & Maintenance Labor
           & PaXts. (Equipo de Construccion, Movilizacion
           y Desmovilizacion de Equipo e Instalaciones,
           Combustibles, Personal de Mantenimiento)

       t.  Lunch Service and Facilities (Comedor y              X                       X                   X       Each his own
           Servicios de Almuerzo)

       2.  SITE WORK/CIVIL [PRELIMINARES Y TERRACERIAS]

       a.  Site Clearing & Grubbing (Desmonte y Despalme)       X                       X                           Owner removes
                                                                                                                    protected cactus
                                                                                                                    and other fauna.
           Site Preparation to Plus/Minus 30mm (0.10')          X
           (Preparacion del Terreno)
           Mass Excavation & Backfill (Corte y Terraplen)       X

       b.  Locate / Remove Underground Utilities &              X                       X                           Unforeseen
           Obstructions (Ubicacion de Obstrucciones y                                                               subsurface
           Lineas Subterraneas)                                                                                     conditions by
                                                                                                                    owner.

           Relocate - 3" Pipe to Campo (Traslado de             X                                                   Rout for this
           tuberia de 3" hacia el campo)                                                                            water line
                                                                                                                    relocation to be
                                                                                                                    determined by
                                                                                                                    owner.

       c.  Above-Ground Demolition (Demoliciones                X                       X                           Owner removes
           Superficiales)                                                                                           old Zapatilla

       d.  Finish Grading/Surfacing (Nivelacion y               X
           Conformacion de la Superficie)

                                    Page 14                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN       COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA       (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       e.  Permanent Plant Roads & Parking Access               X
           (Vialidades permanentes de la planta y acceso
           para estacionamiento)

           Haul Road (Ruta o camino para transporte de                                                      X
           materiales desde la mina hacia la planta)

       f.  Site Drainage & Culverts (Drenaje Pluvial y          X            E
           Escurrideros)

           Multiplate Under Haul Road (Multiples planchas       X            E                                      Option, Provide
           galvanizadas sosteniendo tunel de drenaje                                                                fill from
           ubicado debajo de ruta de transporte de                                                                  Tripesa. 1 meter
           material)                                                                                                over plate

           Errosion Control (Control de erosion)                X            E

       g.  Ponds/(Estanques,)                                   X            E

       h.  Liners (Membranas Plasticas o Geotextiles)           X

       i.  Dewatering - Surface Water (Bombeo de Agua en        X
           Recolectores)

           Dewatering - Ground Water (Bombreo de Agua en        N/A          N/A       N/A        N/A       N/A     N/A
           Acuiferos)

       j.  Excavation & Backfill - Structural (Excavacion       X                                           X
           para Estructuras)

       k.  Fencing with Gates (Cercado de Malla con             X                       X
           Puertas)

       l.  Landscaping/Seeding (Jardineria)                                             X

       m.  Reinforced Earth Walls (Muros de Suelo               X                                                   To be determined
           Reforzado)

                                    Page 15                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE      MSX            GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)   (DUENO)   VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------

       n. Rock Excavation/Blasting (Excavacion en Roca)                                 X                   X      See qualification

       o. Well Drilling (Perforacion para Pozo de Agua)                                 X
          Well Pumps (Bombas para Pozo de Agua)                 X            E

          Well Head Mechanical (Instalacion Mecanica para
          Pozo de Agua)                                         X            E

          Well Head Electrical & Instrumentation
          (Instalacion Electrica para Pozo de Agua)             X            E

       3. CONCRETE WORK (TRABAJOS DE CONCRETO)

       a. Concrete (Concreto)                                   X

       b. Formwork (Cimbra)                                     X

       c. Rebar & Mesh (Varilla y Malla de Refuerzo)            X

       d. Anchor Bolts/Embeds (Anclas y Embebidos)              X

       e. Grouting (Grouteo)                                    X

       f. Joint Fillers; Mortar for Linings (Juntas)            X

       g. Special Coatings, Sealants, Retort Area
          (Selladores e Impermeabilizaciones, Zona de
          retorta)                                              X            E

                                     Page 16                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)   VECTOR    AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       h. Precast Manhole (Boca de acceso o caja
          de registro, Pre-fabricado de Concreto)               X

       i. Cold/Hot Weather Concrete (Concreto a Altas o
          Bajas Temperaturas)                                   X

       j. Shoring (Apuntalamientos)                             X

       k. Q-Deck (Lamina Acanalada Tipo Losacero)               X

       l. Batch Plant - Provide (Suministro de Planta
          Concretera en la Obra)                               N/A          N/A        N/A       N/A       N/A            N/A

          Batch Plant - Power (Conexion de Electricidad a
          la Planta)                                           N/A          N/A        N/A       N/A       N/A            N/A

          Batch Plant - Water (Conexion de Agua a la Planta
          Concretera)                                          N/A          N/A        N/A       N/A       N/A            N/A

       4. BUILDINGS AND ARCHITECTURAL [ARQUITECTONICO Y
          EDIFICIOS]

       a. Masonry Buildings (Edificios construidos con
          bloques prefabricados de concreto)                    X            E

       b. Roofing - Metal or steel Trusses (Sistema de
          Cubierta, Techo - Armaduras reticuladas de metal
          o acero)                                              X            E

       c. Siding (Sistema de Fachadas)                          X            E

       d. Doors/Windows (Puertas y Ventanas)                    X            E

                                     Page 17                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)   VECTOR    AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       e. Overhead Doors (Puertas Seccionales)                  X            E

       f. Insulation (Buildings) (Aislamiento de Edificios)     X            E

       g. Water Proofing (Impermeabilizacion)                   X            E

       h. Masonry (Albanilerias)                                X            E

       i. Carpentry (Carpinteria)                               X            E

       j.  Furnishings (Mobiliario)                             x                        X                         Lab building
                                                                                                                   cabinet tops, etc
                                                                                                                   by contractor

       k. Architectural Finishes (Acabados Arquitectonicos)     X            E

          - Painting (Pintura)
          - Floorings (Piso)
          - Ceilings (Plafones)
          - Tile (Azulejo y loseta)
          - Caulking/Flashing (Selladores y Flashings)

       l. Plumbing (Plomeria)                                   X            E                                     include septic
                                                                                                                   tank

       m. HVAC (Aire Acondicionado y Ventilacion)                                                                  Consider security
                                                                                                                   of areas
                                                                                                                   (Considerar la
                                                                                                                   seguridad de las
                                                                                                                   areas)

          Flux Mixing (Mezcla de flujos o fundentes)            X            E
          Lab/Sample Prep/ Fire Assay
          (Laboratorio/Preparacion de muestras/Horno de
          ensayar)                                              X            E

          Wet Chem (Quimicos mojados)                           X            E

          Furnace (Horno)                                       X            E

                                     Page 18                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)   VECTOR    AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
          Plant Retort (Retorta de la planta)                   X            E

          Slag Crushing (Trituracion de escorias)               X            E

       n. Fire Protection/Suppression (Sistema vs Incendio)     X            E          X                          NFPA code unless
                                                                                                                   otherwise
                                                                                                                   directed by owner
                                                                                                                   Fire loop with
                                                                                                                   hose

                                                                                                                   stations -
                                                                                                                   Contact Marsh

       o. Fire Proofing (Pruebas vs Incendio)                   X            E

       p. Penetrations/Core Drilling (Inspeccion de
          Corazones)                                            X            E

       q. Protective Coatings - Retort (Pintura de                                                                 Epoxy - all
          Proteccion - Retorta)                                 X            E                                     surfaces in

                                                                                                                   room
                                                                                                                   (Epoxy - en todas
                                                                                                                   las superficies
                                                                                                                   en la habitacion,
                                                                                                                   sala o lugar)

       r. Lab Equipment (Equipo de laboratorio)                 X            E          X

       5.  STRUCTURAL STEEL (ESTRUCTURA METALICA)

       a. Structural Steel (Estructura Metalica)                X            E

       b. Handrail, Grating, Checkered Plate (Barandales,
          Rejillas, Placa Antiderrapante)                       X            E

       c. Ladders, Cages (Escaleras, jaulas)                    X            E

                                     Page 19                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)   VECTOR    AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       d. Secondary Steel for Pipe/Electrical/Ductwork
          (Estructura de Soporte para Tuberia y Ductos
          Electricos)                                           X            E

       e. Prime Painting of Steel (Capa inicial de pintura
          sobre estructuras de acero)                           X            E

       f. Touch-Up Paint (Pintura para retocar la
          estructura)                                           X

       g. Grouting of Structural Steel (Grouteo de
          estructura metalica)                                  X

       6. EQUIPMENT [EQUIPO]                                                                                       Write P.O.S. on
                                                                                                                   M.R. paper

       a. Mechanical Equipment per Equipment List (Equipo
          Mecanico segun lista)                                 X            E

          Lime Silo (Silo o tanque de deposito de cal)          X            E                                     300 TN

       b. Fastners, Hardware, Shims, Gaskets, Nuts, Bolts,
          etc. (Sujetadores,calzas, empaques, tornillos,
          tuercas, etc.)                                        X            E

       c. Field Erected Tanks - 2 Each Water Tanks (Tanques                                                        With fire
          Instalados en la Obra - 2 Tanques de agua)            X            E                                     capacity

       d. Pumps (Bombas)                                        X            E

       e. Insulation & Lagging - Equipment (Aislamiento)
          Furnace (Horno)                                       X            E                                     Part of package
                                                                                                                   (Parte del
                                                                                                                   paquete)

                                     Page 20                             MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)   VECTOR    AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       f. Initial Charge of: (Primera Carga de:)                C                       F
          - Lubricants (Lubricantes)
          - Chemicals, Resins, Desiccants, (Quimicos,
            Resinas)

          - Oil Fill, Catalysts, etc. (Aceite, Agentes
            Cataliticos)

       g. Initial Charge of Tanks, Vessels & Bins Greater
          Than 300 Gallon Capacity (Primera Carga de
          Tanques y Tolvas Mayores a 300 Galones)               C                       F

       h. Spare Parts (Refacciones)
          - Startup (Para el Arranque y Pruebas)                X            E                                     Pumps - installed
          - Permanent (Permanentes)                                                     X                          spare 100% pump
                                                                                                                   Bombas - bomba de
                                                                                                                   repuesto 100%, ya
                                                                                                                   instalada

       I. Special Tools (Herramientas Especiales)               C            E          X                          Clarification
                                                                                                                   filters Dore
                                                                                                                   handling

       j. Finish Painting of Equipment (Pintura de Acabado                                                         Per manufacturer
          para Equipos)                                         X                                                  std. (De acuerdo
                                                                                                                   al standard del
                                                                                                                   fabricante)
          Water Tanks (Tanques de agua)                         X            E

       k. Touch-up Paint (Pintura para Retocar los Equipos)     X

       l. Grouting of Equipment (Grouteo de Equipos)            X

       m. Hydrostatic Tests - Equipment (Pruebas
          Hidrostaticas a Equipos)                              X



                                     Page 21                             MexTICa

                                                                MEXTICA
                                                        ------------------------
                                                                       ENGINEER                      WASHINGTON
                                                                      (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                   CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
---------------------------------------------------------------------------------------------------------------------------------
          Water Supply (Suministro de Agua)                                          F

       n. Refurbish/Recondition (Reparaciones o                          X                                      Possible - filter
          Renovaciones)                                                                                         presses

                                                                                                                - clarification
                                                                                                                filter

       o. Dismantle/Relocate Mechanical Equipment           N/A          N/A        N/A        N/A      N/A     N/A
          (Desmantelamiento / Reubicacion de Equipo)

       7. DUCT/PLATEWORK/CHUTES [DUCTOS, PLACA, CHUTES]                                                         HVAC & exhaust duct
                                                                                                                at refinery & lab.

       a. Shop Fabrication (Fabricacion en Taller)          X

       b. Bolt & Gaskets Sets (Juegos de Tornillos,
          Empaques y Tuercas)                               X

       c. Supports & Hangers (Soporteria)                   X
          - Engineered (Con Diseno Especial)                N/A          N/A        N/A        N/A      N/A     N/A
          - Non-Engineered (Sin Diseno Especial)            X

       e. Expansion Joints (Juntas de Expansion)            X

       f. Liners (Placas de Refuerzo)                       N/A          N/A        N/A        N/A      N/A     N/A

       g. Tie-Ins (Amarres)                                 N/A          N/A        N/A        N/A      N/A     N/A

       h. Testing (Pruebas)                                 X

                                    Page 22                           MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                       WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
----------------------------------------------------------------------------------------------------------------------------------
       i. Insulation & Lagging - Ductwork (Aislamiento          X
          de Ductos)

       j. Finish Painting of Ductwork (Pintura de Acabado       X
          de Ductos)

       k. Touch-Up Paint (Pintura para Retocar Ductos)          X

       8. PIPING (TUBERIA)

       a. Pipe & Fittings (Tuberia y Accesorios)                X           E
          - 2" & Smaller - small bore (De 2 Pulgadas o
          Menores)

          - 2 1/2" & Larger - Large Bore (De 2 1/2              X           E
          Pulgadas Diametro o Mayores)
          - Shop Fabricated Spools (Piezas Fabricadas en       N/A          N/A        N/A        N/A      N/A             N/A
          Taller)

       b. Valves (Valvulas)
          - 2" & Smaller Manual (De 2" o Menores)               X            E
          - 2 1/2" & Larger Manual (De 2 1/2" o Mayores)        X            E
          - Control Valves/Motor Operated Volves (Valvulas
          de Control u Operadas con Actuadores)                 X            E
          - In-Line Specialities (Especiales en o sobre la      X            E
          tuberia)

       c. Nuts, Bolts & Gaskets (Tornillos, Esparragos,         X            E
          Tuercas y Empaques)

       d. Hangers & Supports (Soporteria)
          - Field Fab (Non-engineered) (Fabricada en Campo)     X            E
          - Small Bore (Dimensiones Pequenas)                   X            E
          - Large Bore (Dimensiones Mayores)                    X            E

                                    Page 23                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                          ENGINEER                     WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
          - Patented Type Hangers & Supports - Grinnell,       X            E
          etc. (Soporteria por diseno especial)
          - Small Bore (Dimensiones Pequenas)                  X            E
          - Large Bore (Dimensiones Grandes)                   X            E

          - Anchors & Guides (Anclas y Guias)                  N/A          N/A        N/A        N/A      N/A     N/A
          - Spring Hangers & Engineered Supports (Soportes     N/A          N/A        N/A        N/A      N/A
          Flexibles y Disenados)
          - Seismic Design & Supports (Soportes por            N/A          N/A        N/A        N/A      N/A     N/A
          Diseno Sismico)

       e.  Hot Taps (Conexiones en Caliente)                   N/A          N/A        N/A        N/A      N/A     N/A

       f.  Tie-ins (Amarres)                                   N/A          N/A        N/A        N/A      N/A     N/A

                                    Page 24                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       g. Systems Flushing (Sistemas para Llenado y            X
          Desahogo de Tuberias)

       h. Lube Oil Flush (Sistemas para Lavado y Desahogo      N/A          N/A        N/A        N/A       N/A    N/A
          de Lubricantes en Tuberias)

       I. Hydrostatic Tests - Pipe (Pruebas Hidrostaticas      X            E
          de Tuberia)

          Water Supply (Suministro de Agua para Pruebas)       X                       F

       j. Pneumatic Tests (Pruebas con Aire)                   X            E

       k. Pre-heat (Pre-Calentamiento)                         N/A          N/A        N/A        N/A      N/A     N/A

       l. Stress Relieving/Post Weld Heat Treat - PWHT         N/A          N/A        N/A        N/A      N/A     N/A
          (Tratamiento Termico Post-Soldadura)

       m. Steam Trace (Registros Hidrometricos)                N/A          N/A        N/A        N/A      N/A     N/A

       n. Primer Paint Pipe (Pintura de Proteccion de          X            E
          Tuberia)

       o. Pipe Labeling/Banding (Etiquetado y Senalizacion     X
          de Tuberias)

       p. Underground Pipe Excavation (Excavacion para         X
          Tuberia Subterranea)

                                    Page 25                              MexTica

                                                                   MEXTICA
                                                           ------------------------
                                                                          ENGINEER                     WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       q. Underground Pipe Backfill (Relleno de Zanjas de      X            E
          Tuberia Subterranea

       r. Underground Pipe Bedding (Cama de Arena en           X            E                                      native material
          Zanjas de Tuberia Subterranea)

       s. Underground Pipe & Fittings (Colocacion de           X            E
          Tuberia Subterranea)
          Underground Valves (Colocacion de Valvulas en        X            E
          Tuberia Subterranea)

       t. Pipeline (GasoDuctos, Oleoductos)                    N/A          N/A        N/A        N/A      N/A     N/A
          Water Line (Tuberia para agua)                       X            E
          Heap (Monton)                                        X            E

       u. Pipeline Sleepers/Supports (Silletas y               X            E
          Soporteria de Gasoductos,Oleoductos, etc)

       v. Coat & Wrap Pipe (Pintura y Envoltura de             N/A          N/A        N/A        N/A      N/A     N/A
          Proteccion de Tuberia)

       w. Insulation & Lagging - Piping (Aislamiento           X            E
          de Tuberia)

       x. Dust Suppression/Collection Piping (Sistema para     N/A          N/A        N/A        N/A      N/A     N/A
          la Recoleccion y Supresion de Polvos por
          Aspersion desde Tuberia)

       y. Replace Valve Packing (Reemplazar Paquete de         N/A          N/A        N/A        N/A      N/A     N/A
          Valvulas)

                                    Page 26                             MexTica

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                        (FIRMA DE      MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       9. ELECTRICAL (ELECTRICO)

       a. Cable Tray (Charolas)                                 X            E

       b. Conduit & Fittings (Conduits y Accesorios)            X            E

       c. Ductbanks (Ductos Subterraneos)                       X            E                                     Subst to MCC
                                                                                                                   overhead

       d. Wire & Cable (Cable Electrico)
          - Low Voltage (Bajo Voltaje)                          X            E
          - High Voltage (Alto Voltaje)
          - Instrument (De Instrumentacion)
          - Megger & Hi-Pot Cables (Pruebas a Cables)

       e. Grounding (Sistema de Tierras)                        X            E

       f. Switchgear (Sistema de Distribucion)                  X            E

       g. Motor Control Centers (Centros de Control de          X            E
          Motores)

       h. Transformers (Transformadores)
          - 100 KVA & Larger                                    X            E
          - 75 KVA & Smaller                                    X            E
          - Oil Filling (Llenado de Aceite)                     X            E

                                    Page 27                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                          ENGINEER                     WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       i. Panelboards (Tableros)
          - 120/208 Volt                                       X            E
          - 480 Volt                                           X            E

       j. Motor Control Devices - Field (Aparatos de           X            E
          Control)
       k. Light Fixtures-Structures (Luminarias,               X            E
          Sstructuras para Luminarias)

       l. Site Lighting (Alumbrado Exterior)                   X            E                                      Leach pad roads
                                                                                                                   (rutas a patios
                                                                                                                   de lixiviacion)
                                                                                                                   Access road poles
                                                                                                                   Shielded fixtures

       m. Electric Heat Trace (Mantenimiento de                N/A          N/A        N/A        N/A      N/A     N/A
          Temperatura en Tuberia)
       n. Cathodic Protection (Proteccion Catodica)            N/A          N/A        N/A        N/A      N/A     N/A

       o. Communication Systems (Sistemas de Comunicacion)                             X
          - Telephone (Telephono)

       p. Security Systems (Sistemasde Seguridad)              X            E          X                           Owner to
                                                                                                                   determine type
          Card System at Refinery (Sistema de Tarjetas de                                                          and
          Identificacion a usar en la Refineria)                                                                   specifications.
          Motion Detector at Vault (Detector de Movimiento
          en la Boveda)



                                    Page 28                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                        (FIRMA DE      MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERFA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       q. Alarm Systems (Sistema de Alarmas)                    X            E                                     Ring at 3rd party
                                                                                                                   & guard

                                                                                                                   gate(Puerta,
                                                                                                                   entrada)
          Fire Protection (Proteccion contra Incendios)         X            E                                     See permit
                                                                                                                   requirements (Ver
                                                                                                                   requerimientos
                                                                                                                   del Permiso)

       r. Lightning Protection (Sistema de Pararrayos)          X            E

       s. Closed Circuit Television - CCTV (Sistema             X            E
          Cerrado de TV)

       t.  Fire Detection (Deteccion vs Incendio)               X            E                                     At offices (En
                                                                                                                   las oficinas)

       u. Emergency Generator (Planta de Emergencia)            X            E

                                    Page 29                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                          ENGINEER                     WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
          v. Back-up Systems (Sistemas de Respaldo Electrico)
          - Uninterruptible Power Supply (UPS) (Sistema                                                            Incl's emerg'y
          Ininterrumpible de Energia)                                                                              generator
                                                                                                                   (Incluye
                                                                                                                   generador
                                                                                                                   de emergencia)
          - Battery System (Sistema con Baterias)              N/A          N/A        N/A        N/A      N/A     N/A

       w. Transmission Overhead Pole Line - 115 KV             X            E                                      All new 13 km -
          (Lineas de Transmision Alta Tension)                                                                     plant

       x. Substation/Switchyard (Subestacion, Conexion         X            E
          con Lineas de Distribucion)

       y. Metering (Sistemas de Medicion)                                   E          X

       z. Rotate Motors (Motores Rotatorios)                   X

       aa.Fuses & Lamps (Fusibles y Lamparas)                  X            E

       bb.Isolated Phase Bus Duct (Electroducto de             N/A          N/A        N/A        N/A      N/A     N/A
          Fase Aislada)

       cc.Refurbish/Recondition Electrical Equipment           N/A          N/A        N/A        N/A      N/A     N/A
          (Reparacion o Renovacion de Equipo)

       10.INSTRUMENTS AND CONTROLS [INSTRUMENTACION]                                                               Alarm on
                                                                                                                   deareator (Alarma
                                                                                                                   del desareador)
                                                                                                                   Alarm on cyanide
                                                                                                                   prot
       a. Instruments Per List (Instrumentos)                  X                                                   Turbitity meter
                                                                                                                   D.O. meter
                                                                                                                   Flowmeter - preg
                                                                                                                   and

                                    Page 30                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                          ENGINEER                     WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   barron Flowmeter
                                                                                                                   - well

       b. Instrument Air Header with Block Valves               X
          (Instrumentacionen Cabezales y Valvulas)

       c. Tubing & Tube Tray (Canalizacion)                     X

       d. Instrument Valves & Fittings (Valvulas y              X            E
          Accesorios)


                                    Page 31                              MexTICa

                                                                   MEXTICA
                                                           ------------------------
                                                                         ENGINEER                      WASHINGTON
                                                                         (FIRMA DE     MSX             GROUP LATIN     COMMENTS
ITEM #      DESCRIPTION (DESCRIPCION)                      CONSTRUCTION INGENIERIA)  (DUENO)    VECTOR   AMERICA     (COMENTARIOS)
------------------------------------------------------------------------------------------------------------------------------------
       e. Calibration (Calibracion)
          - Skid/Vendor Mounted  (Equipo del Proveedor)        X
          - Bench (En banca)                                   X            E
          - In-Line (En el Lugar, en o sobre la tuberia)       X

       f. Loop Checks (Chequeos en Circuitos)
          - Point to Point Cable Checks (Punto a Punto)        X
          - Through DCS or PLC (Por Medio de PLC o DCS)        N/A          N/A        N/A        N/A      N/A     N/A

       g. Functional Test (Pruebas de Funcionamiento)          X

       h. Local Control Panels (Tableros de Control)           X            E

       i. Supports/Stands (Soportes y Bases)                   X

       j. DCS and/or PLC                                       N/A          N/A        N/A        N/A      N/A     N/A

       k. Analog Control System (Sistema de Control            N/A          N/A        N/A        N/A      N/A     N/A
          Analogo)

       l. Programming (Programacion)                                                                               N/A

       m. Relay Setting & Testing  (Programacion y             C                        F                          Owner to
          Pruebas de Funcionamiento)                                                                               interface with
                                                                                                                   CFE for
                                                                                                                   procedures,
                                                                                                                   contractor to
                                                                                                                   perform work.

       n. Refurbish/Recondition Instruments (Reparacion o      N/A          N/A        N/A        N/A      N/A     N/A
          Renovacion de Apartos)

                                    Page 32                              MexTICa

Metallica Resources - Cerro San Pedro Proj.                        Exhibit C - DRAWING LIST                    MexTICa Job No. 20003

                                                               Rev Date 12/30/03

                   DRAWING LIST
            ---------------------------                                                                     DATES
  O332               DRAWING             CURRENT                                              ----------------------------------
  NO.                 TITLE                REV    NO.                  COMMENTS       (I)NFO   ORIGINAL     LAST    COMP  APPROV
--------------------------------------------------------------------------------------------------------------------------------
                   ARCHITECTURAL
03023-A-01  Process Plant Building -        B              Rev per new plant GA               10/10/2003  11/12/03
            Plan & Elevation
03023-A-02  Lab Building - Plan and         1              Is'd for Apprl-Show Lab                        11/26/03
            Elevation                                      Furniture & Equipment
03023-A-03  Main Office Building -          B              Remove 2 offices                               11/05/03
            Plan & Elevations
03023-A-04  Process Building - Roof                        By Architectural
            Plan                                           Subcontractor
03023-A-05  Process Building -                             By Architectural
            Elevations                                     Subcontractor
03023-A-06  Process Building -                             By Architectural
            Sections                                       Subcontractor
03023-A-07  Door & Hardware Schedule                       By Architectural
                                                           Subcontractor

                      CIVIL
03023-C-01  Title Sheet and Project         0              Issued for Construction                        10/30/03
            Location Map
03023-C-02  General Facilities              0              Issued for Construction                        10/30/03
            Arrangement
03023-C-03  Phase 1 Leach Pad Layout        0              Issued for Construction                        10/30/03
03023-C-04  Leach Pad Sections              0              Issued for Construction             10/7/2003  10/30/03
03023-C-05  Leach Pad Sections &            0              Issued for Construction             10/2/2003  10/30/03
            Details
03023-C-06  Collection Ditch Layout         0              Issued for Construction                        10/30/03
            and Profile Section
03023-C-07  Pad Grading Layout &            0              Issued for Construction             10/1/2003  10/30/03
            Sections
03023-C-08  Drain Pipe Layout,              0              Issued for Construction                        10/30/03
            Sections & Details
03023-C-09  Collection Pond Layout &        0              Issued for Construction                        10/30/03
            Sections
03023-C-10  Collection Pond Sections        0              Issued for Construction                        10/30/03
            & Details
03023-C-11  Sediment Basin Layout &         0              Issued for Construction                        10/30/03
            Sections
03023-C-12  Start-up Phase 1 Heap           0              Issued for Construction                        10/30/03
            Stacking-Lift 1
03023-C-13  Phase 1 Heap                    0              Issued for Construction                        10/30/03
            Stacking-Lifts 2 & 3
03023-C-14  Start-up Phase 2 Heap           0              Issued for Construction                        10/30/03
            Stacking-Lifts 1 & 2
03023-C-15  Phase 2 Heap Stacking-Lift      0              Issued for Construction                        10/30/03
            3
03023-C-16  Phase 1 & 2 Heap                0              Issued for review                              10/30/03
            Stacking-Lifts 4 & 5
03023-C-17  Phase 1 & 2 Heap                0              Issued for Construction                        10/30/03
            Stacking-Lifts 6 & 7
03023-C-18  Monitoring Well Plan &          0              Issued for Construction                        10/30/03
            Details
03023-C-19  Not Used
03023-C-20  Site Layout                     C              Grading Alt 4, for review            10/28/03  11/26/03
03023-C-21  Buried Pipe & Pipe Rack         B              Issued for review                    11/21/03   12/2/03
            Layout Plan
03023-C-22  Phase 1 Earthwork, Pad                         Later
            Elevations
03023-C-23  Phase 1 Earthwork,                               Not Used
            Restricted Area Pad
03023-C-24  Phase 1 Earthwork, Pad                         Later
            Elevations
03023-C-25  Site Utilities Plan                            Later - see C-21
03023-C-26  Utilities Plan Process Area                    Later
            P & ID 'S

03023-D-01  P & ID - Clarification/         D              Rev's & add Line No.s               9/23/2003  11/14/03        10/21/03
            Deaeration Area
03023-D-02  P & ID - Zinc Precipitate       D              Rev's & add Line No.s               9/23/2003  11/14/03        10/21/03
            Filter Press Area
03023-D-03  P & ID - Reagents, Mix &        D              Rev's & add Line No.s               9/24/2003  11/14/03        10/21/03
            Storage Area
03023-D-04  P & ID - Pregnant Solution      D              Rev's & add Line No.s               9/23/2003  11/14/03        10/21/03
            Area
03023-D-05  P & ID - Mercury Retort         D              add Line No.s                       9/23/2003  11/13/03        10/21/03
            System - Model 30MR1LP
03023-D-06  P & ID - Process Water          D              Rev's & add Line No.s               9/23/2003  11/13/03        10/21/03
            System
03023-D-07  P & ID - Generator, Fuel        E              Rev's & add Line No.s               9/11/2003  11/17/03         ON HOLD
            Storage, & Distribution
            System
03023-D-08  P & ID - Lime Storage Area      A              Issued for review                    11/21/03  11/21/03

                   ELECTRICAL
03023-E-01  Electrical Power Lines,                                                     A      10/2/2003
            Plan View
03023-E-02  Elect. Power Aerial to          A              Issued for Review                   10/2/2003
            Underground Under Toll
            Road
03023-E-03  One Line Diagram, Truck                                                            10/8/2003
            Shop, Lime Bin
03023-E-04  Electrical One Line             B              Transfmrs, meters on extg                      11/10/03
            Diagram                                        lines
03023-E-05  One Line Diagram,           11/19/03           hand sketch
            Precipitation, Refinery,
            Laboratory
03023-E-06  Transmission Area Plan          B              Rev Notes, add well                            11/10/03
                                                           Substation
03023-E-07  13.8 kV Electrical Power        B              Adjst power lines and                          11/10/03
            Lines, Plan                                    notations
03023-E-08  Electrical One-Line             B              Issued for Review                    11/21/03   12/3/03
            Diagram
03023-E-09  Electrical One-Line             B              Issued for Review                    11/21/03   12/3/03
            Diagram
03023-E-10  Laboratory Panel Diagram                       Later
03023-E-11  Site Electrical                                Later
            Distribution & Lighting
            Plan
03023-E-12  Yard Lighting w/Details                        Later
03023-E-13  Lighting Wiring Diagram                        Later
03023-E-14  Laboratory Electrical Plan                     Later
03023-E-15  Office Electrical Plan                         Later
03023-E-16  Zapatilla Well Temp Power       A              Issued for Review                    12/17/03
            Installation
03023-E-17  Underground Conduit Plan                       Later

               PROCESS FLOW SHEETS
03023-F-01  Process Flowsht - Leach         4              General Revisions                   9/23/2003  11/17/03        10/21/03
            Solution Recovery + Mass
            Bal
03023-F-02  Process Flowsheet -             4              General Revisions                   9/23/2003  11/14/03        10/21/03
            Merrill Crowe + Mass
            Balance

                                  -- Page 1 --

Metallica Resources - Cerro San Pedro Proj.                        Exhibit C - DRAWING LIST                    MexTICa Job No. 20003

                                                               Rev Date 12/30/03

                   DRAWING LIST
            ---------------------------                                                                     DATES
  O332               DRAWING             CURRENT                                              ----------------------------------
  NO.                 TITLE                REV    NO.                  COMMENTS       (I)NFO   ORIGINAL     LAST    COMP  APPROV
--------------------------------------------------------------------------------------------------------------------------------
03023-F-03  Process Flowsheet -             4              General Revisions                   9/23/2003  11/17/03        10/21/03
            Refining + Mass Balance

               GENERAL ARRANGEMENTS
03023-G-01  General Arrangement -           D     Issued   Gen revs, move sump          A              -  11/12/03
            Plant Layout Plan                     for Bid
03023-G-02  General Arrangement -           A              Issued For Review                           -  11/06/03
            Plant Elevation - Section
            A-A
03023-G-03  Not Used                                                                                   -
03023-G-04  Not Used                                                                                   -
03023-G-05  Not Used
03023-G-06  Not Used
03023-G-07  Laboratory Building                                                                9/19/2003
03023-G-08  Lime Bin - General              B              Combine 2 conveyors into               8/3/03  `0/31/03
            Arrangement                                    one

                 MECHANICAL/TANKS
03023-M-01  Pregnant Pond Pump -            A              Issued For Review                     8/27/03
            Sectional View
03023-M-02  Tank Data Sheet - Water         A              Issued For Review                   10/2/2003
            Storage Tank
03023-M-03  Tank Data Sheet - Truck         A              Issued For Review                   10/2/2003
            Stop Water Tank
03023-M-04  Tank Data Sheet - Barren        A              Issued For Review                   10/3/2003
            Solution Tank
03023-M-05  Tank Data Sheet - NaCN          A              Issued For Review                   10/6/2003
            Mix/Storage Tank
03023-M-06  Tank Data Sheet - NaCN          A              Issued For Review                   10/6/2003
            Mix/Storage Tank
03023-M-07  Tank Data Sheet - Caustic       A              Issued For Review                   10/7/2003
            Mix Tank
03023-M-08  Tank Data Sheet -               A              Issued For Review                    11/21/03
            Deaeration Tower
03023-M-09  Tank Data Sheet - Body          A              Issued For Review                    11/21/03
            Feed Tank
03023-M-10  Tank Data Sheet - Precoat       A              Issued For Review                    11/21/03
            Tank
03023-M-11  Tank Data Sheet - Seal          A              Issued For Review                    11/21/03
            Water Tank
03023-M-12  Tank Data Sheet - Lime Bin      A              Issued For Review                    11/21/03
03023-M-13  Tank Data Sheet - Steady        A              Issued For Review                    11/26/03
            Head Tank
03023-M-14  Wire Sampler, Sections &        A              Issued For Review                     12/1/03
            Details
03023-H-01  HVAC Layout                                     By Architectural
                                                            Subcontractor
03023-H-02  HVAC Sections                                   By Architectural
                                                            Subcontractor

                     PIPING
03023-P-01  Water Line Plan                 C              Reroute pipe & rev Plant             11/10/03  11/26/03
                                                           Layout
03023-P-02  Pipe Rack Plan, Barren &        A              Issued for Quote                     11/25/03
            Preg Solution
03023-P-03  Pipe Rack Plan,                 A              Issued for Quote                     11/25/03
            Ancillaries

              STRUCTURAL (CONCRETE)
03023-Q-1   Sediment Basin, Plan &          A              Issued for Quote, BELONGS            11/20/03  11/20/03
            Elevation                                      w/ "S" drawings(concrete)
03023-Q-2   Sediment Basin, Details         A              Issued for Quote, BELONGS            11/20/03  11/20/03
                                                           w/ "S" drawings(concrete)

03023-R-01  Plot Plan - Walkway             A              (should be Pipe Rack Fdns
            Foundations                                    & w/ "S") Issue for Bids                        11/21/03
03023-R-02  Process Building                                By Architectural
            Foundation Section &                            Subcontractor
            Details
03023-R-03  Process Building Slab                          Later ( these should be
            Joints, Reinforcing,                           w/ "S" Dwgs )
            Embeds
03023-R-04  Concrete Notes & Details                       Later ( these should be
                                                           w/ "S" Dwgs )
03023-R-05  Water Tank Foundation                          Later ( these should be              11/19/03
            (Hand Sketch)                                  w/ "S" Dwgs )
03023-R-06  Lime Bin Foundation,                           Later ( these should be              11/19/03
            (Hand Sketch                                   w/ "S" Dwgs )
03023-R-07  Foundation Location Plan                       Later ( these should be
                                                           w/ "S" Dwgs )

                    STRUCTURAL
03023-S-01  GA, Plant Foundation Plan       A              Preliminary - Foundation             11/18/03      VOID
                                                           Design by ARCHITECT
03023-S-02  Plant Roof Framing Plan         A              Preliminary - Roof Design            11/18/03      VOID
                                                           by ARCHITECT
03023-S-03  Lab Building Foundation         A              Preliminary - Foundation             11/18/03      VOID
            Plan                                           Design by ARCHITECT
03023-S-04  Lab Bldg Roof Framing Plan      A              Preliminary - Roof Design            11/18/03      VOID
                                                           by ARCHITECT

03023-S-07  Masonry Wall & Slab             A              Preliminary - Masonry
            Details                                        Design by ARCHITECT
03023-S-08  Masonry Wall Details            A              Preliminary - Masonry
                                                           Design by ARCHITECT
03023-S-09  Pipe Rack Assemblies - for      A              Issued For Quote ( need              11/21/03  11/21/03
            Quote                                          more detail)
03023-S-10  Long Joist - Pipe Chases        A              Issued For Quote                     11/21/03  11/21/03
03023-S-11  Short Joist - Pipe Chases       A              Issued For Quote                     11/21/03  11/21/03
03023-S-12  Lime Bin Loadout Structure      A              Issued For Quote                     11/21/03  11/21/03

                      SYMBOL LEGENDS
03023-X-01  P&ID, Symbols                   A              Issued For Review                   10/1/2003  10/07/03
03023-X-02  P&ID, Equipment Numbering       A              Issued For Review                   9/30/2003  10/07/03
            System
03023-X-03  Site/Plot Plan & Location                      Later
            Map
03023-X-04  Electrical Standards                           Later
03023-X-05  Process & Instrument                           Later
            Standards

                                  -- Page 2 --

                                   Exhibit "D"

                                PERFORMANCE TEST

PERFORMANCE TEST

1. Upon attainment of mechanical completion, Owner shall conduct the performance test, which shall consist of operating the Facility for seven days of continuous operation with pregnant solution operating at 4000 gpm and the barren solution operating at 4400gpm. During this test the clarification filters, de-aeration tower, vacuum pump, zinc feeder, precipitation filters and ancillary systems shall be tested to demonstrate that they meet or exceed the design conditions. The Contractor will be notified as far in advance as possible of this test and shall have a representative present.

2. (a) If the Performance Test is interrupted for reasons not due to deficiencies in the Work and otherwise beyond the control of the Contractor, the test period will continue and include the elapsed test time prior to the interruption.

3. (b) If the Performance Test is not completed successfully due to any deficiency in the Contractor's work, the Contractor shall make necessary repairs and adjustments to obtain performance of the Facility in accordance with the Contract conditions. The full one-week test period shall then be repeated immediately.

4. In case any of the equipment furnished under this Contract fails to operate as required, or fails to comply with the performance criteria provided for in this Contract, Owner shall have the right to operate the equipment until such defects have been remedied, and performance criteria complied with. Owner, however, shall grant to the Contractor at all reasonable times access to and availability of such equipment for inspecting and remedying any defects.

5. The performance test is based upon the design criteria detailed in Exhibit A Scope of Work.

                     EXHIBIT "E-1" - MEXTICA LABOR RATES             Page 1 of 2

Project : Cerro San Pedro Project                    Current as of : Jan 1, 2004
Location: San Luis Potosi, Mx                     Expiration Date : Dec 31, 2004

                                                  Base ST     Overtime       Weekly
Expat & US Classifications                        USD/Hr       USD/Hr     Subsistence
--------------------------                        ------       ------     -----------
Sr Operations Mgr (Expat part time)               $90.95
Site Manager (Expat full time)                    $92.24       $92.24       $300.00
Mgr Int. Project Serv (US part time)              $60.90
Senior Ind Estimator (US part time)               $75.65
Purchasing Agent (US part time)                   $51.45
Eng'r Manager (US part time)                      $68.00

Mexican Salary Classifications                    Pesos/Mo
------------------------------                    --------
Project Superintendent                            $67,100
Field Engineer II                                 $44,500
Office Manager                                    $30,700
Safety Inspector                                  $28,300
Craft Supt Civil                                  $45,000
Craft Supt Mech                                   $36,000
Craft Supt Pipe/Conc                              $27,000
Project Control Engr                              $49,800
Project Engineer                                  $46,100
Field Engineer/Coord IV                           $21,600
Subcontract Administrator                         $46,100
Purchasing Agent                                  $21,600
Material Manager                                  $26,800
QC Manager Level III                              $27,000
Doc Control Supervisor                            $21,600
Field Clerk                                       $14,700
Timekeeper                                        $18,100

Mexican Craft Classifications            Pesos/Hr            Overtime
-----------------------------            --------            --------
Sobrestante Foreman              Civil   $169.00             see notes
Official Journeyman              Civil   $136.00             see notes
Ayudante Helper                  Civil   $ 57.00             see notes

Sobrestante Foreman              Steel   $168.00             see notes
Official Journeyman              Steel   $136.00             see notes
Ayudante Helper                  Steel   $ 57.00             see notes

[MEXTICA DE MEXICO LOGO]

                    EXHIBIT "E-1" - MEXTICA LABOR RATES (con't)      Page 2 of 2

Mexican Craft Classifications            Pesos/Hr             Overtime
-----------------------------            --------             --------
Sobrestante Foreman              Mech    $195.00             see notes
Official Journeyman              Mech    $142.00             see notes
Ayudante Helper                  Mech    $ 71.00             see notes

Sobrestante Foreman              Pipe    $199.00             see notes
Soldador (Code Welder)           Pipe    $179.00             see notes
Official Journeyman              Pipe    $146.00             see notes
Ayudante Helper                  Pipe    $ 64.00             see notes

Sobrestante Foreman              Elec    $195.00             see notes
Official Journeyman              Elec    $143.00             see notes
Ayudante Helper                  Elec    $ 62.00             see notes

Sobrestante Foreman              Instru  $209.00             see notes
Official Journeyman              Instru  $153.00             see notes
Ayudante Helper                  Instru  $ 83.00             see notes

Warehouse Helper                         $ 53.00             see notes
Survey Party Chief                       $114.00             see notes
Survey Rodman                            $ 53.00             see notes
Security                                 $ 53.00             see notes
Field Mechanic                           $ 87.00             see notes
Equip Oiler                              $ 87.00             see notes

[MEXTICA DE MEXICO LOGO]

MEXICO'S LABOR RATES

                                                        FACTOR
                                           BASE WAGE    SALARIO   WAGES WITH                  TRANSPORTE   ALIMENTOS
DESCRIPTION                               FOR PROJECT    REAL        FSR       VIATICO WEEK    PER WEEK     PER WEEK   LABOR/WK
-------------------------------------------------------------------------------------------------------------------------------
COMPOSITE CREW CIVIL
Sobrestante Foreman              Civil      2,568.00     1.9379    4,997.52       725.00        180.00       240.00      6,223
Oficial Journeyman               Civil      2,033.00     1.9410    3,956.37       575.00        180.00       240.00      5,021
Ayudante helper                  Civil        856.00     1.9410    1,661.46            -        180.00       240.00      2,111
COMPOSITE CREW STRUCTURAL
Sobrestante Foreman              Steel      2,568.00     1.9379    4,997.52       725.00        180.00       240.00      6,223
Oficial Journeyman               Steel      2,033.00     1.9410    3,956.37       575.00        180.00       240.00      5,021
Ayudante helper                  Steel        963.00     1.9410    1,869.14            -        180.00       240.00      2,319
COMPOSITE CREW MECHANICAL
Sobrestante Foreman              Mech       2,996.00     1.9363    5,830.44       840.00        180.00       240.00      7,179
Oficial Journeyman               Mech       2,140.00     1.9402    4,164.60       610.00        180.00       240.00      5,267
Ayudante helper                  Mech         963.00     1.9572    1,874.07       270.00        180.00       240.00      2,612
COMPOSITE CREW PIPING
Sobrestante Foreman              Piping     2,996.00     1.9363    5,830.44       840.00        180.00       240.00      7,179
Soldador  (Code Welder)          Piping     2,675.00     1.9374    5,205.75       750.00        180.00       240.00      6,458
Soldador (Whitout Code Welder)   Piping            -     1.9402           -            -        180.00       240.00
Oficial Journeyman               Piping     2,140.00     1.9402    4,164.60       600.00        180.00       240.00      5,256
Ayudante helper                  Piping       963.00     1.9572    1,874.07            -        180.00       240.00      2,323
COMPOSITE CREW ELECTRICAL
Sobrestante Foreman              Elect      2,996.00     1.9363    5,830.44       840.00        180.00       240.00      7,179
Oficial Journeyman               Elect      2,140.00     1.9402    4,164.60       600.00        180.00       240.00      5,256
Ayudante helper                  Elect        963.00     1.9572    1,874.07            -        180.00       240.00      2,323
COMPOSITE CREW INSTRUMENT
Sobrestante Foreman              Inst       2,996.00     1.9363    5,830.44       840.00        180.00       240.00      7,179
Oficial Journeyman               Inst       2,140.00     1.9402    4,164.60       600.00        180.00       240.00      5,256
Ayudante helper                  Inst       1,070.00     1.9541    2,082.30       300.00        180.00       240.00      2,853
INDIRECTS PAID BY WEEK
Warehouseman                     Ind          995.10     1.9527    1,943.15       100.00        180.00       300.00      2,564
Survey Pty Chf                   Ind        2,675.00     1.8607    4,977.49            -        180.00       300.00      5,491
Survey Rodman                    Ind          995.10     1.9527    1,943.15       100.00        180.00       300.00      2,564
Security                         Ind          995.10     1.9527    1,943.15       100.00        180.00       300.00      2,564
Field Mech                       Ind        1,926.00     1.9072    3,673.29            -        180.00       300.00      4,187
Equip Oiler                      Ind        1,926.00     1.9072    3,673.29            -        180.00       300.00      4,187

                                                                              LABOR/HR
                                 LABOR/HR   LABOR/HR   SMALL                 PESOS W/ ST   LABOR/HR $US
DESCRIPTION                        PESOS      $US      TOOLS   CONSUMABLES     & CON.       W/ST & CON.   CONT.   O/H   FEE
----------------------------------------------------------------------------------------------------------------------------
COMPOSITE CREW CIVIL
Sobrestante Foreman               129.64      12.96    19.45      19.45       168.53         $16.85        $-      $-    $-
Oficial Journeyman                104.60      10.46    15.69      15.69       135.99         $13.60        $-      $-    $-
Ayudante helper                    43.98       4.40     6.24       6.60        56.82         $ 5.68        $-      $-    $-
COMPOSITE CREW STRUCTURAL
Sobrestante Foreman               129.64      12.96    19.45      19.45       168.53         $16.85        $-      $-    $-
Oficial Journeyman                104.60      10.46    15.69      15.69       135.99         $13.60        $-      $-    $-
Ayudante helper                    48.30       4.83     3.62       4.83        56.76         $ 5.68        $-      $-    $-
COMPOSITE CREW MECHANICAL
Sobrestante Foreman               149.55      14.96    22.51      22.43       194.50         $19.45        $-      $-    $-
Oficial Journeyman                109.72      10.97    16.35      16.46       142.53         $14.25        $-      $-    $-
Ayudante helper                    54.42       5.44     8.30       8.16        70.89         $ 7.09        $-      $-    $-
COMPOSITE CREW PIPING
Sobrestante Foreman               149.55      14.96    24.00      25.42       198.98         $19.90        $-      $-    $-
Soldador  (Code Welder)           134.53      13.45    21.59      22.87       179.00         $17.90        $-      $-    $-
Soldador (Whitout Code Welder)         -          -        -          -            -         $    -        $-      $-    $-
Oficial Journeyman                109.50      10.95    17.57      18.61       145.69         $14.57        $-      $-    $-
Ayudante helper                    48.41       4.84     7.21       8.23        63.85         $ 6.38        $-      $-    $-
COMPOSITE CREW ELECTRICAL
Sobrestante Foreman               149.55      14.96    22.43      22.51       194.50         $19.45        $-      $-    $-
Oficial Journeyman                109.50      10.95    16.53      16.48       142.51         $14.25        $-      $-    $-
Ayudante helper                    48.41       4.84     6.66       7.29        62.35         $ 6.23        $-      $-    $-
COMPOSITE CREW INSTRUMENT
Sobrestante Foreman               149.55      14.96    29.91      29.91       209.38         $20.94        $-      $-    $-
Oficial Journeyman                109.50      10.95    22.01      21.90       153.41         $15.34        $-      $-    $-
Ayudante helper                    59.43       5.94    12.12      11.89        83.44         $ 8.34        $-      $-    $-
INDIRECTS PAID BY WEEK
Warehouseman                       53.41       5.34        -          -        53.41         $ 5.34        $-      $-    $-
Survey Pty Chf                    114.40      11.44        -          -       114.40         $11.44        $-      $-    $-
Survey Rodman                      53.41       5.34        -          -        53.41         $ 5.34        $-      $-    $-
Security                           53.41       5.34        -          -        53.41         $ 5.34        $-      $-    $-
Field Mech                         87.23       8.72        -          -        87.23         $ 8.72        $-      $-    $-
Equip Oiler                        87.23       8.72        -          -        87.23         $ 8.72        $-      $-    $-

                                                 TOTAL COSTO
                                 BUILT-UP RATE      WITH
DESCRIPTION                          PESOS        OUT P & O
------------------------------------------------------------
COMPOSITE CREW CIVIL                 85.96
Sobrestante Foreman                $168.53          $16.85
Oficial Journeyman                 $135.99          $13.60
Ayudante helper                    $ 56.82          $ 5.68
COMPOSITE CREW STRUCTURAL            85.92
Sobrestante Foreman                $168.53          $16.85
Oficial Journeyman                 $135.99          $13.60
Ayudante helper                    $ 56.76          $ 5.68
COMPOSITE CREW MECHANICAL            97.99
Sobrestante Foreman                $194.50          $19.45
Oficial Journeyman                 $142.53          $14.25
Ayudante helper                    $ 70.89          $ 7.09
COMPOSITE CREW PIPING               115.19
Sobrestante Foreman                $198.98          $19.90
Soldador  (Code Welder)            $179.00          $17.90
Soldador (Whitout Code Welder)     $     -          $    -
Oficial Journeyman                 $145.69          $14.57
Ayudante helper                    $ 63.85          $ 6.38
COMPOSITE CREW ELECTRICAL           106.81
Sobrestante Foreman                $194.50          $19.45
Oficial Journeyman                 $142.51          $14.25
Ayudante helper                    $ 62.35          $ 6.23
COMPOSITE CREW INSTRUMENT           122.76
Sobrestante Foreman                $209.38          $20.94
Oficial Journeyman                 $153.41          $15.34
Ayudante helper                    $ 83.44          $ 8.34
INDIRECTS PAID BY WEEK                              $    -
Warehouseman                       $ 53.41          $ 5.88
Survey Pty Chf                     $114.40          $12.58
Survey Rodman                      $ 53.41          $ 5.88
Security                           $ 53.41          $ 5.88
Field Mech                         $ 87.23          $ 9.59
Equip Oiler                        $ 87.23          $ 9.59

INDIRECTS PAID BY MONTH                                             VIATICO MONTH          LUNCH/ WK   LABOR/WK
---------------------------------------------------------------------------------------------------------------------------------
Project Supt.               Salary   32,100.00   1.80   57,651.60      7,500.00     0.00     450.00    15496.56   322.84   $32.28
F.E. / Coord II             Salary   23,540.00   1.80   43,172.36                            300.00    10275.37   214.07   $21.41
Office Mgr                  Salary   10,700.00   1.99   21,250.20      7,500.00     0.00     450.00     7089.77   147.70   $14.77
Safety Mgr                  Salary   14,980.00   1.80   27,001.45      6,495.00     0.00     300.00     6535.90   136.16   $13.62
Crfaft Supt Civil           Salary   25,000.00   1.80   45,000.00                   0.00       0.00    10392.61   216.51   $21.65
Craft Supt Mech             Salary   20,000.00   1.80   36,000.00                   0.00       0.00     8314.09   173.21   $17.32
Craft Supt Pipe / Conc      Salary   15,000.00   1.80   27,000.00                   0.00       0.00     6235.57   129.91   $12.99
Project Controls Engineer   Salary   24,062.00   1.80   43,311.60      6,495.00     0.00       0.00    13003.83   270.91   $27.09
Project Engineer            Salary   22,000.00   1.80   39,600.00      6,495.00     0.00       0.00    10645.50   221.78   $22.18
F.E. Coord IV               Salary   12,000.00   1.80   21,600.00                   0.00       0.00     4988.45   103.93   $10.39
Subcontr. Admin             Salary   22,000.00   1.80   39,600.00      6,495.00     0.00       0.00    10645.50   221.78   $22.18
Purch. Agent                Salary   12,000.00   1.80   21,600.00                   0.00       0.00     4988.45   103.93   $10.39
Materials Manager           Salary   12,000.00   1.80   21,600.00      5,196.00     0.00       0.00     6188.45   128.93   $12.89
QC Inspector III            Salary   15,000.00   1.80   27,000.00                   0.00       0.00     6235.57   129.91   $12.99
Doc. Control Supv           Salary   12,000.00   1.80   21,600.00                   0.00       0.00     4988.45   103.93   $10.39
Field Clerk                 Salary    8,000.00   1.83   14,672.00                   0.00       0.00     3388.45    70.59   $ 7.06
Timekeeper                  Salary   10,070.00   1.80   18,126.00                   0.00       0.00     4186.14    87.21   $ 8.72

INDIRECTS PAID BY MONTH                 PESOS / MTH                            Monthly
-------------------------------------------------------------------------------------------------
Project Supt.               -     -       67,100      34    $-    $-    $-    $60,375.00   $33.55
F.E. / Coord II                           44,492      22                                   $22.25
Office Mgr                  -     -       30,699      15    $-    $-    $-    $50,187.00   $15.35
Safety Mgr                  -     -       28,300      14    $-    $-    $-    $33,495.00   $14.35
Crfaft Supt Civil           -     -       45,000      23    $-    $-    $-    $45,000.00   $22.50
Craft Supt Mech             -     -       36,000      18    $-    $-    $-    $36,000.00   $18.00
Craft Supt Pipe / Conc      -     -       27,000      14    $-    $-    $-    $27,000.00   $13.50
Project Controls Engineer   -     -       49,806      28    $-    $-    $-    $56,306.60   $28.15
Project Engineer            -     -       46,095      23    $-    $-    $-    $46,095.00   $23.05
F.E. Coord IV               -     -       21,600      11    $-    $-    $-    $21,600.00   $10.80
Subcontr. Admin             -     -       46,095      23    $-    $-    $-    $46,095.00   $23.05
Purch. Agent                -     -       21,600      11    $-    $-    $-    $21,600.00   $10.80
Materials Manager           -     -       26,796      13    $-    $-    $-    $26,796.00   $13.40
QC Inspector III            -     -       27,000      14    $-    $-    $-    $27,000.00   $13.50
Doc. Control Supv           -     -       21,600      11    $-    $-    $-    $21,600.00   $10.80
Field Clerk                 -     -       14,672       7    $-    $-    $-    $14,672.00   $ 7.34
Timekeeper                  -     -       18,126       9    $-    $-    $-    $18,126.00   $ 9.06

                          NOTES TO LABOR RATE SHEET E-1

Notes to Expat and US Classifications:

Labor rates include wages, payroll taxes, fringe benefits, escalation, uplifts and tax equalization costs where applicable. Rates do not include transportation, travel, living and meals (unless noted in the rate sheet), overhead and profit.

Notes to Mexican Classifications:

Labor rates include wages, factor salario real, escalation, viaticos, aginaldo, and alimentos. Rates do not include transportation, overhead and profit.

Notes to Mexican Craft Classifications:

Labor rates include wages, factor salario real, escalation, viaticos, aginaldo, alimentos, small tools, and consumables. Rates do not include overhead and profit.

Notes in General:

Overtime for all Mexican classifications will be invoiced in accordance with Mexican Law. The base workweek is 48 hours per week.

                         EXHIBIT "E-2" LYNTEK RATE SHEET

                 RATE SCHEDULE - FOR THE CERRO SAN PEDRO PROJECT
                   EFFECTIVE JANUARY 1 THRU DECEMBER 31, 2004

                                                          CHARGE RATE
                                                      -------------------
CLASSIFICATION                                        HOURLY       DAILY
-------------------------------------------------------------------------
Project Manager                                       $105.00     $840.00
Project Engineer                                      $ 85.00     $690.00
Technical Assistant/Designers                         $ 55.00
Mechanical/Process Engineer                           $ 70.00     $560.00
Civil Engineer                                        $ 70.00
Instrumentation Engineer                              $ 70.00
Structural Engineer                                   $ 70.00
Electrical Engineer                                   $ 70.00
Piping Engineers                                      $ 65.00
Secretarial Services                                  $ 32.00
Accounting Services                                   $ 45.00

      Above Rates Include OH&P.

SUBCONTRACTORS AND CONSULTANTS-HOURLY RATE PLUS 20% (Mult. 1.2)

OFFICE BURDEN & EXPENSES: 6% OF HOURLY RATES

TRAVEL EXPENSES AT COST + 10% (Mult. 1.10)

VEHICLE                                      RATE
-------                                      ----
2 wheel drive                                $ 0.32/mile
4 wheel drive                                $ 0.50/mile
Trailer w/winch                              $ 0.18/mile

RENTAL EQUIPMENT                             Cost + 8%
                                             (Mult. 1.08)
For job related equipment rentals

PROCUREMENT SERVICES

If Lyntek procures items under our name and purchase order the client will be charged the cost plus a 10% markup (1.1 Mult.).

INSURANCE

ANY SPECIAL INSURANCE REQUIREMENTS           Cost + 5%
                                             (Mult. 1.05)

Computer Costs-Included in Engineering or Office Burden & Expense Rates

EXHIBIT E-3 CONSTRUCTION EQUIPMENT RATES

Third Party construction equipment rates and fuel, oil, mob, demob, and maintenance will be billed at actual invoice cost.

Contractor does not anticipate using Owned construction equipment. In the event owned equipment is brought onto the job site, fair market rental rates will be mutually agreed to between Owner and Contractor.

 INICIO      FINAL                   COSTO
TEMPRANO    TEMPRANO    RECURSO    RESUPUESTAD
General Conditions
18DIC03                                0.00       LIMITED NOTICE TO PROCEED [DIAMOND]
18DIC03     02FEB04                    0.00       SUPPORT FOR PERMIT EFFORT MDM [1]
05ENE04*                               0.00       SITE AVAILABLE FOR PRE-CONSTRUCTION ACTIVITIES [DIAMOND]
05ENE04     26MAR04                    0.00       MOBILIZE MEXTICA [1]
22ENE04*    11FEB04                    0.00       MOBILIZE WASHINGTON GROUP [1]
03FEB04*    16FEB04                    0.00       OBTAIN PERMITS [1]
05FEB04*    03MAR04                    0.00       OBTAIN BLASTING PERMIT [1]
16FEB04*                               0.00       FINALIZE POWER CONFIGURATION WITH CFE [DIAMOND]
17FEB04*    17FEB04                    0.00       FINAL NOTICE TO PROCEED [1]
            26ABR04                    0.00       ZAPATILLA WELL COMPLETE [FLAGGED]
            26ABR04                    0.00       WATER AVAILABLE TO WGI [FLAGGED]
            09JUN04                    0.00       TURN OVER HAUL ROAD TUNNELS TO WGI [FLAGGED]
            14SEP04                    0.00       SUBSTANTIAL COMPLETION [DIAMOND]
            16SEP04                    0.00       READY TO SPRAY CYANIDE [DIAMOND]
            30SEP04                    0.00       FINAL ACCEPTANCE [FLAGGED]

Utilities
18DIC03     11FEB04                    0.00       CIVIL AND FDN DESIGN WELL AREA [1]
18DIC03     28ENE04                    0.00       CIVIL DESIGN ACCESS ROAD [1]
29ENE04     11FEB04                    0.00       CUT ACCESS ROAD PROCESS PLANT [1]
12FEB04     25FEB04                    0.00       FILL COMPACT FINISH ACCESS ROAD [1]
04MAR04     23JUN04                    0.00       BUILD HAUL ROAD [1]

Eelectrical Distribution
16FEB04     19MAR04                    0.00       DESIGN MAIN LINE TO CSP [1]
08MAR04     19MAR04                    0.00       DESIGN 13.8 DROP TO PLANT [1]
08MAR04     19MAR04                    0.00       DESIGN 13.8 LINE TO TRUCK SHOP [1]
15MAR04     19MAR04                    0.00       DESIGN 13.8 DROP TO WELL [1]
15MAR04     19MAR04                    0.00       DESIGN DROP AT NEW ZAPATILLA [1]
22MAR04     02ABR04                    0.00       PROCURE SUBCONTRACT FOR 13.8 LINES [1]
05ABR04     14MAY04                    0.00       INSTALL POLE LINE TO CSP [1]
03MAY04     14MAY04                    0.00       INSTALL DROP TO CERRO SAN PEDRO [1]
17MAY04     25JUN04                    0.00       MAIN POWER LINE [1]
14JUN04     25JUN04                    0.00       INSTALL DROP PROCESS PLANT [1]
28JUN04     09JUL04                    0.00       INTERCONNECT WITH CFE [1]
28JUN04     09JUL04                    0.00       INSTALL DROP AT NEW ZAPATILLA [1]
28JUN04     02JUL04                    0.00       INSTALL PERMANENT DROP TO ZAPATILLA WELL PUMP [1]
05JUL04     09JUL04                    0.00       POWER DROP AT LIME AREA [1]
12JUL04     14JUL04                    0.00       ENERGIZE 13.8 POWER SYSTEM [1]
02AGO04*    13AGO04                    0.00       INSTALL DROP 13.8 LINE TO TRUCK SHOP [1]

Fecha de Inicio                  17DIC03
Fecha de Terminacion             14OCT04
Fecha de Corte                   18DIC03
Fecha Corrida              11FEB04 11:45

(C) Primavera Systems, Inc.

------------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 1 de 8

                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date                  Revision             Reviso          Aprobo
----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

 INICIO         FINAL                   COSTO
TEMPRANO      TEMPRANO   RECURSO     RESUPUESTAD
l6AGO04        16AGO04                  0.00

Tunnels
18DIC03        04FEB04                  0.00           CIVIL DESIGN TUNNEL [1]
18DIC03        11FEB04                  0.00           CONCRETE DESIGN TUNNEL [1]
05FEB04        17MAR04                  0.00           PROCURE MULTIPLATE FOR TUNNELS [1]
17FEB04        08MAR04                  0.00           EARTH WORK AT CSP ROAD TUNNEL [1]
09MAR04        10MAY04    CONC          0.00           CONCRETE WORK AT CSP ROAD TUNNEL [1]
18MAR04        24MAR04                  0.00           EARTH WORK DRAINAGE TUNNEL [1]
25MAR04        07ABR04    CONC          0.00           FOOTERS AT DRAINAGE TUNNEL [1]
08ABR04        28ABR04    CONC          0.00           PLACE CONCRETE PIPE AT DRAINAGE TUNNEL [1]
15ABR04        12MAY04                  0.00           WING WALLS AT DRAINAGE TUNNEL [1]
29ABR04        12MAY04                  0.00           STRUCTURAL FILL AT DRAINAGE TUNNEL [1]
11MAY04        24MAY04                  0.00           STRUCTURAL FILL AT CSP ROAD TUNNEL [1]
13MAY04        26MAY04                  0.00           BACKFILL FROM TOP OF PIPE FILL TO CSP ROAD EL [1]
               24MAY04                  0.00           TURN OVER HAUL ROAD TUNNELS TO WGI [DIAMOND]
27MAY04        09JUN04                  0.00           BACKFILL FROM SCP ROAD EL TO MINE ROAD EL [1]

Process Water
18DIC03        28ENE04                  0.00           DESIGN WATER TANKS [1]
18DIC03        28ENE04                  0.00           CIVIL DESIGN MAIN WATER TANK [1]
18DIC03        08ENE04                  0.00           DESIGN ELECTRICAL AT WELL PUMP [1]
18DIC03        28ENE04                  0.00           DESIGN WATER LINES [1]
18DIC03        18FEB04                  0.00           PROCURE ZPATILLA WELL PUMP [1]
18DIC03        04FEB04                  0.00           DESIGN TEMP POWER DROP AT ZAPATILLA WELL PUMP [1]
18DIC03        28ENE04                  0.00           DESIGN WATER LINE TO TANK [1]
09ENE04        22ENE04                  0.00           BEA GREAR AND ELECTRICAL MATERIALS AT WELL [1]
23ENE04        29MAR04                  0.00           PROCURE AN DELIVER ELECTRICAL MATERIALS WELL [1]
29ENE04        11FEB04                  0.00           BEA HDPE PIPE FOR WATER LINES [1]
02FEB04        13FEB04                  0.00           REHABILITATE ZAPATILLA WELL [1]
12FEB04        10MAR04                  0.00           FAB AND DELIVER HPDE PIPE [1]
17FEB04        15MAR04                  0.00           FRP WELL PUMP BLDG AND ERECT BUILDING [1]
17FEB04        01MAR04                  0.00           TEMPORARY DROP AT ZAPATILLA WELL PUMP [1]
19FEB04        03MAR04                  0.00           INSTALL ZAPATILLA WELL PUMP [1]
02MAR04        08MAR04                  0.00           CIVIL AT MAIN TANK [1]
09MAR04        22MAR04                  0.00           FRP MAIN WATER TANK FOUNDATION' [1]
11MAR04        24MAR04                  0.00           WATER LINE FROM PUMP TO TEMP TRUCK FILL [1]
23MAR04        03MAY04                  0.00           ERECT MAIN WATER TANK [1]
26MAR04        08ABR04                  0.00           WATER LINE TO MAIN WATER TANK [1]
30MAR04        26ABR04                  0.00           ELECTRICAL WELL PUMP [1]

Fecha de Inicio              17DIC03
Fecha de Terminacion         14OCT04
Fecha de Corte               18DIC03
Fecha Corrida          11FEB04 11:45

(C) Primavera Systems, Inc.

--------------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 2 de 8

                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date                Revision           Reviso              Aprobo
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

 INICIO          FINAL                 COSTO
TEMPRANO       TEMPRANO   RECURSO   RESUPUESTAD
               26ABR04                  0.00         Zapastilla Well Complete [diamond]
               26ABR04                  0.00         Water available to WGI [diamond]
03MAY04        25JUN04                  0.00         Furnish and Install 13.8 Line to Well, [1]
01JUL04*       14JUL04                  0.00         FRP Truck Shop Wrt Tank Fdn [1]
01JUL04*       28JUL04                  0.00         Water Line From MWT to Truck Shop [1]
09JUL04        29JUL04                  0.00         Raw Water MWT Header to Plant [1]
15JUL04        25AGO04                  0.00         Erect Truck Shop Water Tank [1]
16SEP04        16SEP04                  0.00         Turn over water Process Area [1]

Leach Pad
18DIC03        28ENE04                  0.00         Civil Design Leach Pad [1]
29ENE04        01MAR04                  0.00         Procure Liner Sub [1]
29ENE04        07ABR04                  0.00         Excavate Leach Pad [1]
17FEB04        15MAR04                  0.00         Relocate 3" line at pad site [1]
17FEB04        10MAR04                  0.00         Clear and Grub Leach Pad [1]
23FEB04        16ABR04                  0.00         Drain Rock [1]
02MAR04        26ABR04                  0.00         Fab and Deliver Liner [1]
18MAR04        21ABR04                  0.00         Prepare Leach Pad for Underliner [1]
25MAR04        07ABR04                  0.00         Rock Excavation of Knob at Leach area [1]
18ABR04        05MAY04                  0.00         Cut Collection Ditch [1]
04MAY04        17MAY04                  0.00         Install underliner cel 3A [1]
07MAY04        20MAY04                  0.00         Install Liner Cel 3A [1]
14MAY04        03JUN04                  0.00         Install Collection Pipe Cel 3A [1]
18MAY04        31MAY04                  0.00         Install underliner cel 2A [1]
25MAY04        07JUN04                  0.00         Install Liner Cel 2A [1]
08MAY04        01JUL04                  0.00         Install Drain Cover cell 3A [1]
01JUN04        14JUN04                  0.00         Install underliner cel 1A [1]
04JUN04        24JUN04                  0.00         Install Collection pipe cel 2A [1]
08JUN04        21JUN04                  0.00         Install Liner cel 1a [1]
15JUN04        28JUN04                  0.00         Install underliner Cel 1B [1]
18JUN04        22JUL04                  0.00         Install Drain cover Cel 2A [1]
18JUN04        01JUL04                  0.00         Install Collection Pipe Cel 1A [1]
22JUN04        05JUL04                  0.00         Install Liner Cel 1B [1]
29JUN04        12JUL04                  0.00         Install Collection pipe Cel 1B [1]
29JUN04        19JUL04                  0.00         Install underliner cel 2B [1]
02JUL04        15JUL04                  0.00         Install Liner Cel 2B [1]
09JUL04        12AGO04                  0.00         Install Drain Cover Cel 1A [1]
09JUL04        22JUL04                  0.00         Install Collection Pipe Cel 2B [1]
13JUL04        16AGO04                  0.00         Install Drain Cover Cel 1B [1]
20JUL04        09AGO04                  0.00         Install underliner cel 3B [1]

Fecha de Inicio              17DIC03
Fecha de Terminacion         14OCT04
Fecha de Corte               18DIC03
Fecha Corrida          11FEB04 11:45

(C) Primavera Systems, Inc.

--------------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 3 de 8

                                MexTICa de Mexico

                          Cerro San Pedra Gold Project

                             Classic Schedule Layout

Date                Revision           Reviso              Aprobo
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

 INICIO          FINAL                 COSTO
TEMPRANO       TEMPRANO   RECURSO   RESUPUESTAD
23JUL04         05AGO04                 0.00         INSTALL LINER CEL 3B [1]
30JUL04         12AGO04                 0.00         INSTALL COLLECTION PIPES CEL 3B [1]
03AGO04         06SEP04                 0.00         INSTALL DRAIN COVER CEL 2B [1]
13AGO04         23SEP04                 0.00         INSTALL HEAP CEL 1A [1]
24AGO04         27SEP04                 0.00         INSTALL DRAIN COVER 3B [1]
27AGO04         16SEP04                 0.00         CYANIDE SPRAY PIPE CEL 1A [1]
28SEP04         28SEP04                 0.00         TURN OVER LEACH PAD [1]

Lime Bin Area
18DIC03         04FEB04                 0.00         DESIGN AND SPECIFY LIME BIN [1]
18DIC03         10MAR04                 0.00         FOUNDATION DESIGN LIME AREA [1]
18DIC03         28ENE04                 0.00         CIVIL DESIGN LIME BIN AREA [1]
05FEB04         28ABR04                 0.00         PROCURE LIME BIN [1]
05FEB04         31MAR04                 0.00         PROCURE LIME BIN STEEL [1]
26FEB04         19MAY04                 0.00         FAB AND DELIVER AIR COMPRESSOR LIME BIN [1]
08ABR04         21ABR04                 0.00         MASS EXCAVATION AT LIME BIN INCLUDING ROAD [1]
22ABR04         05MAY04                 0.00         FRP LIME AREA FOUNDATIONS [1]
06MAY04         12MAY04                 0.00         STRUCTURAL AT LIME BIN [1]
13MAY04         02JUN04                 0.00         ASSEMBLE LIME BLN [1]
03JUN04         07JUN04                 0.00         INSTALL WEIGH HOPPER [1]
08JUN04         14JUN04                 0.00         INSTALL AIR COMPRESSOR AND AIR PIPING [1]
15JUN04         17JUN04                 0.00         INSTALL TRUCK UNLOADING SYSTEM [1]
18JUN04         01JUL04                 0.00         ELECTRICAL LIME BLN AREA [1]
18JUN04         01JUL04                 0.00         INSTALL INCLINE CONVEYOR [1]
12JUL04         12JUL04                 0.00         TURNOVER LIME BIN [1]

Ponds
18DIC03         28ENE04                 0.00         CIVIL DESIGN PONDS [1]
18DIC03         28ENE04                 0.00         FOUDATION DESIGN POND AREA [1]
29ENE04         11FEB04                 0.00         BEA PREG SOLN AND STORM WATER PUMPS [1]
29ENE04         25FEB04                 0.00         BEA AIR COMPRESSOR LIME BIN [1]
12FEB04         02JUN04                 0.00         FAB AND DELIVER PREG SOLN AND STORM WATER PUMPS [1]
09MAR04         29MAR04                 0.00         MASS EXCAVATION AT PONDS [1]
09ABR04         06MAY04                 0.00         FILL AND COMPACT AT PONDS [1]
07MAY04         03JUN04   CONC          0.00         FRP MISC. FOUNDATION POND [1]
07MAY04         27MAY04                 0.00         UNDERLINE AT PONDS [1]
14MAY04         10JUN04                 0.00         LINER AT PONDS [1]
04JUN04         17JUN04   MECH          0.00         INSTALL PREGNANT AND STORMWATER POND PUMPS [1]
11JUN04         08JUL04                 0.00         BIRD NETTING AT PONDS [1]
18JUN04         24JUN04                 0.00         INSTALL ANTI SCALANT SYSTEM AT PONDS [1]
18JUN04         01JUL04                 0.00         PREGNANT SOLUTION PIPE AT POND AREA [1]

Fecha de Inicio              17DIC03
Fecha de Terminacion         14OCT04
Fecha de Corte               18DIC03
Fecha Corrida          11FEB04 11:45

(C) Primavera Systems, Inc.

--------------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 4 de 8

                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date                Revision           Reviso              Aprobo
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

 INICIO          FINAL                 COSTO
TEMPRANO       TEMPRANO   RECURSO   RESUPUESTAD
20JUL04        16AGO04                 0.00          Pond Area Electrical [1]
17AGO04        30AGO04                 0.00          Test Ponds [1]
31AGO04        31AGO04                 0.00          Turn over Ponds [1]

Lab Building
15ENE04        28ENE04                 0.00          Foundation design Lab Building [1]
29ENE04        11FEB04                 0.00          BEA Lab Baghouses [1]
09ABR04        28ABR04    CONC         0.00          FRP Lab Building Foundation [1]
13ABR04        05JUL04                 0.00          Erect Lab Building [1]
25MAY04        21JUN04                 0.00          Install Lab Equipment [1]
25MAY04        07JUN04                 0.00          Install Lab Baghouses [1]
25MAY04        14JUN04                 0.00          Complete Assay section [1]
01JUN04        28JUN04                 0.00          Lab Building Electrical [1]
03JUN04        23JUN04                 0.00          Install Misc Lab Mechanical [1]
03JUN04        23JUN04                 0.00          Lab Piping [1]
08JUN04        21JUN04                 0.00          Install Lab acetylene Equipment [1]
               14JUN04                 0.00          Partial Use of Lab [diamond]
22JUN04        05JUL04                 0.00          Install Lab Baghouses [1]
06JUL04        06JUL04                 0.00          Turn over Lab Building [1]

Plant
18DIC03        28ENE04                 0.00          Preliminary Mechanical Design [1]
18DIC03        04FEB04                 0.00          Civil design Plant Area [1]
18DIC03        04FEB04                 0.00          Design Pipe rack Steel [1]
18DIC03        28ENE04                 0.00          Foundation Design Process Building [1]
18DIC03        10MAR04                 0.00          BEA CCTV System [1]
18DIC03        28ENE04                 0.00          Design Misc Foundations [1]
18DIC03        10MAR04                 0.00          Electrical Plant design [1]
18DIC03        21ABR04                 0.00          Above Ground Pipe Design [1]
18DIC03        14ENE04                 0.00          Issue Subc to Arch for Buildings [1]
18DIC03        10MAR04                 0.00          Underground Pipe Design [1]
22ENE04        04FEB04                 0.00          BEA Precipitate Filters [1]
22ENE04        04FEB04                 0.00          BEA Furnace [1]
22ENE04        04FEB04                 0.00          BEA Retorts [1]
29ENE04        11FEB04                 0.00          BEA NaCn Pumps [1]
29ENE04        25FEB04                 0.00          BEA Air Compressor @ plant [1]
29ENE04        11FEB04                 0.00          BEA NaCn Tanks [1]
29ENE04        11FEB04                 0.00          BEA Barren and Precipitate Pumps [1]
29ENE04        28JUL04                 0.00          Fab and Deliver Clarification Filters [1]
29ENE04        19MAY04                 0.00          Fab and Deliver Body Feed Tanks [1]
29ENE04        11FEB04                 0.00          BEA Misc Mechanical Equipment [1]

Fecha de Inicio              17DIC03
Fecha de Terminacion         14OCT04
Fecha de Corte               18DIC03
Fecha Corrida          11FEB04 11:45

(C) Primavera Systems, Inc.

--------------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 5 de 8

                                MexTICa de Mexico

                          Cerro San Pedra Gold Project

                             Classic Schedule Layout

Date                Revision           Reviso              Aprobo
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

 INICIO       FINAL                      COSTO
TEMPRANO     TEMPRANO     RECURSO     RESUPUESTAD
--------     --------     -------     -----------
29ENE04      11FEB04                         0.00     BEA SLAG CRUSHER [1]
29ENE04      03MAR04                         0.00     BEA SUMP PUMPS [1]
29ENE04      11FEB04                         0.00     BEA BALL MILL [1]
29ENE04      11FEB04                         0.00     BEA DEARATION TOWER [1]
29ENE04      11FEB04                         0.00     BEA EMERGENCY GENERATOR [1]
29ENE04      25FEB04                         0.00     BEA REFINERY BAGHOUSE [1]
29ENE04      11FEB04                         0.00     BEA WATER TANKS [1]
29ENE04      11FEB04                         0.00     BEA FLUX MIX CONVEYOR, LIME CONVEYOR [1]
29ENE04      11FEB04                         0.00     BEA LAB EQUIPMENT [1]
29ENE04      10MAY04                         0.00     PROCURE FURNACE FEED CONVEYOR [1]
29ENE04      10MAR04                         0.00     BEA BARREN SOLUTION TANK [1]
29ENE04      11FEB04                         0.00     BEA BODY FEED TANK [1]
29ENE04      11FEB04                         0.00     BEA LAB BAGHOUSES [1]
29ENE04      24MAR04                         0.00     BEA CASCADE MOLDS [1]
29ENE04      11FEB04                         0.00     BEA FURNACE FEED CONVEYOR [1]
05FEB04      28JUL04                         0.00     FAB AND DELIVER PRECIPITATE FILTERS [1]
05FEB04      16JUL04                         0.00     FAB AND DELIVER FURNACE [1]
05FEB04      16JUL04                         0.00     FAB AND DELIVER RETORTS [1]
05FEB04      28ABR04                         0.00     PROCURE PIPE RACK STEEL [1]
12FEB04      23JUN04                         0.00     FAB AND DELIVER NACN PUMPS [1]
12FEB04      02JUN04                         0.00     FAB AND DELIVER NACN TANKS [1]
12FEB04      28JUL04                         0.00     FAB AND DELIVER BARREN AND PRECIPITATE PUMPS [1]
12FEB04      02JUN04                         0.00     FAB AND DELIVER MISC MECHANICAL PLANT [1]
12FEB04      09JUN04                         0.00     FAB AND DELIVER SLAG CRUSHER [1]
12FEB04      02JUN04                         0.00     FAB AND DELIVER BALL MILL [1]
12FEB04      19MAY04                         0.00     FAB AND DELIVER DEARATION TOWER [1]
12FEB04      02JUN04                         0.00     FAB AND DELIVER EMERGENCY GENERATOR [1]
12FEB04      17MAR04                         0.00     FAB AND DELIVER WATER TANKS [1]
12FEB04      24MAY04                         0.00     FAB AND DELIVER FLUX MIX CONV ; LIME LOADER CONV [1]
12FEB04      05MAY04                         0.00     FAB AND DELIVER LAB EQUIPMENT [1]
12FEB04      14ABR04                         0.00     FAB AND DELIVER LAB BAGHOUSES [1]
16FEB04*     20FEB04                         0.00     PROCURE OVERLINER MATERIAL [1]
17FEB04      08MAR04                         0.00     CLEAR AND GRUB POND AND PLANT SITE [1]
26FEB04      07JUL04                         0.00     FAB AND DELIVER AIR COMPRESSOR @ PLANT [1]
26FEB04      14JUN04                         0.00     PROCURE BAGHOUSE BLOWERS [1]
26FEB04      10MAY04                         0.00     FAB AND DELIVER REFINERY BAGHOUSE [1]
02MAR04      15MAR04                         0.00     MASS EXCAVATION AT PLANT SITE [1]
04MAR04      23JUN04                         0.00     FAB AND DELIVER SUMP PUMPS [1]
11MAR04      05MAY04                         0.00     FAB AND DELIVER CCTV [1]

Fecha de Inicio                17DIC03
Fecha de Terminacion           14OCT04
Fecha de Corte                 18DIC03
Fecha Corrida            11FEB04 11:45

(C) Primavera Systems, Inc.

---------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 6 de 8
                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date          Revision          Reviso          Aprobo
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
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
 INICIO       FINAL                      COSTO
TEMPRANO     TEMPRANO     RECURSO     RESUPUESTAD
--------     --------     -------     -----------
11MAR04      05MAY04                         0.00     FAB AND DELIVER BARREN SOLUTION TANK [1]
12MAR04      08ABR04                         0.00     FIRE WATER PIPE [1]
19MAR04      08ABR04                         0.00     FILL AND COMPACT AT PLANT SITE [1]
25MAR04      07ABR04                         0.00     FAB AND DELIVER CASCADE MOLDS [1]
09ABR04      03MAY04                         0.00     FRP PROCESS BUILDING FOUNDATION [1]
09ABR04      20MAY04                         0.00     ELECTRICAL DUCT BANK [1]
09ABR04      06MAY04                         0.00     DRAIN PIPING [1]
23ABR04      10JUN04                         0.00     FRP PROCESS BUILDING SLABS [1]
23ABR04      15JUL04                         0.00     ERECT PROCESS BUILDING [1]
04MAY04      07JUN04                         0.00     FRP PIPE RACK FDN [1]
08JUN04      19JUL04                         0.00     STRUCTURAL PIPE RACK TO PONDS [1]
11JUN04      08JUL04                         0.00     STRUCTURAL PIPE RACK IN BUILDING [1]
11JUN04      24JUN04                         0.00     INSTALL NACN TANKS (3 TANKS) [1]
11JUN04      24JUN04                         0.00     INSTALL BODY FEED & PRECOAT TANKS [1]
11JUN04      19AGO04                         0.00     INSTALL MISC PLANT MECHANICAL [1]
11JUN04      05AGO04                         0.00     PLANT CONTROL SYSTEM [1]
11JUN04      24JUN04                         0.00     INSTALL SLAG CRUSHER [1]
11JUN04      08JUL04                         0.00     YARD LIGHTING PLANT AREA [1]
11JUN04      17JUN04                         0.00     INSTALL DEARATION TOWER [1]
11JUN04      24JUN04                         0.00     INSTALL EMERGENCY GENERATOR [1]
11JUN04      17JUN04                         0.00     INSTALL BARREN SOLUTION TANK [1]
18JUN04      24JUN04                         0.00     INSTALL ANTICALANT SYSTEM PLANT [1]
21JUN04      23JUL04                         0.00     PLANT UTILITY ELECTRICAL [1]
24JUN04      07JUL04                         0.00     INSTALL NACN PUMPS 3 PUMPS [1]
24JUN04      08JUL04                         0.00     INSTALL REFINERY SUMP PUMPS [1]
25JUN04      08JUL04                         0.00     INSTALL PRECOAT AND BODY FEED PUMPS [1]
02JUN04      08JUL04                         0.00     INSTALL BALL MILL [1]
02JUL04      29JUL04                         0.00     INSTALL CCTV [1]
08JUL04      28JUL04                         0.00     PIPE REAGENT AREA [1]
08JUL04      27JUL04                         0.00     ELECTRICAL REAGENT AREA [1]
08JUL04      21JUL04                         0.00     INSTALL PLANT AIR COMPRESSOR [1]
09JUL04      29JUL04                         0.00     RAW WATER HEADER PIPE TO PONDS [1]
09JUL04      05AGO04                         0.00     CABLE TRAY PROCESS PLANT [1]
09JUL04      22JUL04                         0.00     INSTALL SLAG FILTER PRESS [1]
09JUL04      22JUL04                         0.00     PLANT BARREN SOLUTION PIPING [1]
09JUL04      15JUL04                         0.00     PRECOAT PIPE [1]
15JUL04      04AGO04                         0.00     INSTRUMENTATION REAGENT AREA [1]
19JUL04      30JUL04                         0.00     INSTALL SMELTER FURNACE [1]
19JUL04      30JUL04                         0.00     INSTALL MERCURY RETORT [1]

Fecha de Inicio                17DIC03
Fecha de Terminacion           14OCT04
Fecha de Corte                 18DIC03
Fecha Corrida            11FEB04 11:45

(C) Primavera Systems, Inc.

---------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 7 de 8
                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date          Revision          Reviso          Aprobo
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
------------------------------------------------------------

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

 INICIO       FINAL                      COSTO
TEMPRANO     TEMPRANO     RECURSO     RESUPUESTAD
--------     --------     -------     -----------
20JUL04      02AGO04                         0.00     BARREN SOLUTION PIPE TO PONDS [1]
20JUL04      09AGO04                         0.00     PREGNANT SOLUTION PIPE TO BARREN TANK [1]
29JUL04      18AGO04                         0.00     INSTALL PRECIPATATE FILTERS [1]
29JUL04      11AGO04                         0.00     INSTALL PRECIPITATE PUMPS [1]
29JUL04      11AGO04                         0.00     INSTALL CLARIFICATION FILTERS [1]
29JUL04      11AGO04      MECH               0.00     INSTALL BARREN SOLUTION PUMPS [1]
30JUL04      19AGO04                         0.00     RAW WATER TO CYANIDE MIXING AND BARREN SOL TANKS [1]
02AGO04      19AGO04                         0.00     ELECTRICAL ZINC AREA [1]
02AGO04      20AGO04                         0.00     INSTRUMENTATION RETORT AREA [1]
02AGO04      13AGO04                         0.00     PIPE RETORT AREA [1]
02AGO04      13AGO04                         0.00     INSTALL FLUX MIX CONVEYOR [1]
02AGO04      13AGO04                         0.00     INSTALL FURNACE FEED CONVEYOR AND SUMP PUMPS [1]
02AGO04      13AGO04                         0.00     INSTALL CASCADE MOLDS [1]
02AGO04      20AGO04                         0.00     ELECTRICAL RETORT AREA [1]
02AGO04      03AGO04      PIPE               0.00     PIPE ZINC AREA [1]
05AGO04      05AGO04                         0.00     TURN OVER REAGENT AREA [1]
05AGO04      25AGO04                         0.00     INSTRUMENTATION CLARIFICATION AREA [1]
12AGO04      25AGO04                         0.00     PIPE CLARIFICATION AREA [1]
19AGO04      01SEP04                         0.00     INSTALL REFINERY BAGHOUSE [1]
19AGO04      08SEP04                         0.00     ELECTRICAL CLARIFICATION AREA [1]
20AGO04      26AGO04                         0.00     INSTRUMENTATION ZINC AREA [1]
23AGO04      23AGO04                         0.00     TURN OVER RETORT AREA [1]
02SEP04      15SEP04                         0.00     INSTALL MINE PUMPS [1]
02SEP04      02SEP04                         0.00     TURN OVERZINC PRECIP FP AREA [1]
09SEP04      09SEP04                         0.00     TURN OVER CLARIFICATION SYSTEM [1]
16SEP04      16SEP04                         0.00     TURN OVER PROCESS BUILDING [1]
Office building
18DIC04      28ENE04                         0.00     FOUNDATION DESIGN OFFICE BUILDING [1]
11JUN04      01JUL04                         0.00     FRP OFFICE BUILDING FOUNDATION [1]
02JUL04      26AGO04                         0.00     ERECT OFFICE BUILDING [1]
06AGO04      02SEP04                         0.00     OFFICE BUILDING ELECTRICAL [1]
03SEP04      03SEP04                         0.00     TURN OVER OFFICE BUILDING [1]
Startup
06AGO04      14OCT04                         0.00     COMMISSIONING [1]
03SEP04      30SEP04                         0.00     PUNCH LIST [1]
             16SEP04                         0.00     SUBSTANTIAL COMPLETION [diamond]
17SEP04      27SEP04                         0.00     PLANT PERFORMANCE TEST [1]
             30SEP04                         0.00     FINAL ACCEPTANCE [diamond]

Fecha de inicio                17DIC03
Fecha de Terminacion           14OCT04
Fecha de corte                 18DIC03
Fecha Corrida            11FEB04 11:45

(C) Primavera Systems, Inc.

---------------
[1] Barra Temprana

[2] Barra de Avance

[3] Actividad Critica

CERR                                                                 Hoja 8 de 8
                                MexTICa de Mexico

                          Cerro San Pedro Gold Project

                             Classic Schedule Layout

Date          Revision          Reviso          Aprobo
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
------------------------------------------------------------

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

This document was created with Win2PDF available at http://www.daneprairie.com.
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

                                    EXHIBIT H

                               MSX PARENT GUARANTY

                                   (ATTACHED)


TO:   MEXTICA de MEXICO S. de R.L. de C.V.
      TIC HOLDINGS, INC.

                              CONTRACTOR GUARANTEE

Dear Sirs:

            1. The undersigned, METALLICA RESOURCES INC., ("Guarantor"), an Ontario, Canada corporation with its principal place of business at c/o Metallica Management Inc., 12200 E. Briarwood Ave., suite 165, Centennial, Colorado 80112, USA, does hereby unconditionally, guarantee to Mextica de Mexico
S. de R.L. de C.V., a Mexican corporation ("Contractor"), and to TIC Holdings Inc., a corporation organized under the laws of the State of Colorado, U.S.A., and the Contractor's parent ("the Parent"), and their respective successors and assigns, the complete and timely performance of all the obligations, terms, and conditions to be carried out or performed by Minera San Xavier, S.A. de C.V., a Mexican corporation ("Project Owner"), under the design/build contract between the Contractor and Project Owner dated MARCH 3, 2004 ("Agreement) regarding the Cerro San Pedro Project in Cerro de San Pedro, Mexico ("Project").

            2. Project Owner shall perform its obligations contained in the said Agreement, and if Project Owner shall fail to perform the said Agreement or commits any breach thereof, we shall ourselves perform on the simple demand of the Contractor or take whatever steps as may be necessary to achieve performance of the obligations of Project Owner, as the case may be, under the Agreement and shall be responsible for any obligations, damages, costs and expenses whatsoever arising from the said failure or breach for which Project Owner was liable thereunder, as if we were the original obligor.

            3. We shall not be discharged or released from our undertakings hereby by any waiver or forbearance by the Contractor or the Parent, whether as to payment, time, performance or otherwise. No waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but only by written instrument duly executed by the Contractor and Guarantor.

            4. This Guarantee shall continue in force notwithstanding any alterations to or delegations from the Agreement until all of Project Owner's obligations thereunder have been performed.

            5. The foregoing Guarantee shall be interpreted to mean Guarantor shall be responsible to the Contractor for the true and faithful performance of the said Agreement in the manner and to the same extent as if Guarantor had originally executed said Agreement in place of Project Owner. Should there be any default in said Agreement on the part of Project Owner, the

Contractor has the right to proceed immediately against Guarantor without first proceeding against Project Owner.

            6. Notwithstanding anything contained herein, in no event shall the aggregate of the obligations and liability of Guarantor and Project Owner be greater than the obligations and liability of Project Owner under the Agreement with the Contractor and Guarantor shall be entitled to assert any and all claims, counterclaims, defenses, offsets, and other rights which Project Owner could assert against Contractor with respect to the obligations and liabilities; provided, however, that the obligations and liability of the Guarantor under this Guarantee shall not be discharged or released by reason of the discharge or release of Project Owner in bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Agreement by Project Owner or a trustee, custodian or other representative in bankruptcy, or any other stay or other enforcement restriction, or other reduction, modification, impairment or limitation of liability or remedy of the Contractor that would not have been applicable if Guarantor was the original obligor under the Agreement (such as, for example, a lack of corporate authority of Project Owner).

            7. This Guarantee shall be irrevocable and binding upon the Guarantor, its successors and assigns, and shall inure to the exclusive benefit of the Contractor and the Parent and their respective successors and assigns. This Guarantee shall be construed and take effect in accordance with the laws of the State of Colorado, U.S.A. (without giving effect to conflict of laws principles).

            8. The Guarantor hereby agrees that the resolution of any and all disputes related to or arising out of this Guarantee shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in force at the time of the dispute. The arbitration shall be held in English in Denver, Colorado. Without in any way negating the duty to arbitrate any dispute hereunder, for purposes of enforcement of any arbitration award, preliminary relief in aid of arbitration proceedings or any other action properly brought before a court in connection with this Guarantee, Guarantor acknowledges that venue is proper and shall be laid exclusively in the state and federal courts in Denver, Colorado, and hereby submits to the jurisdiction of such courts in connection with any such action or proceeding

Dated this 3 day of MARCH, 2004.

                                 METALLICA RESOURCES INC.,

                                 By: /s/ Fred H. Lightner
                                    --------------------------------------------
                                    SR. VICE PRESIDENT & CHIEF OPERATING OFFICER

                                    EXHIBIT I

                       MEXTICA de MEXICO PARENT GUARANTY

                                   (ATTACHED)

TO:   MINERA SAN XAVIER, S.A. de C.V.
      METALLICA RESOURCES INC.

                                COMPANY GUARANTEE

Dear Sirs:

            1. The undersigned, TIC Holdings, Inc., ("Guarantor"), a Colorado, U.S.A. corporation with its place of business at 2211 Elk River Road, Steamboat Springs, Colorado, does hereby unconditionally, guarantee to MINERA SAN XAVIER, S.A. de C.V., a Mexican corporation ("the Company"), and to METALLICA RESOURCES INC., a corporation organized under the laws of the province of Ontario, Canada, and the Company's parent ("the Parent"), and their respective successors and assigns, the complete and timely performance of all the obligations, terms, and conditions to be carried out or performed by Mextica de Mexico S. de R.L. de C.V. ("Contractor") under the design/build contract between the Company and Contractor dated MARCH 3, 2004 ("Agreement) regarding the Cerro San Pedro Project in Cerro de San Pedro, Mexico ("Project").

            2. Contractor shall perform its obligations contained in the said Agreement, and if Contractor shall fail to perform the said Agreement or commits any breach thereof, we shall ourselves perform on the simple demand of the Company or take whatever steps as may be necessary to achieve performance of the obligations of Contractor, as the case may be, under the Agreement and shall be responsible for any obligations, damages, costs and expenses whatsoever arising from the said failure or breach for which Contractor was liable thereunder, as if we were the original obligor.

            3. We shall not be discharged or released from our undertakings hereby by any waiver or forbearance by the Company or the Parent, whether as to payment, time, performance or otherwise. No waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but only by written instrument duly executed by the Company and Guarantor.

            4. This Guarantee shall continue in force notwithstanding any alterations to or delegations from the Agreement until all of Contractor's obligations thereunder have been performed.

            5. The foregoing Guarantee shall be interpreted to mean Guarantor shall be responsible to the Company for the true and faithful performance of the said Agreement in the manner and to the same extent as if Guarantor had originally executed said Agreement in place of Contractor. Should there be any default in said Agreement on the part of Contractor, the Company has the right to proceed immediately against Guarantor without first proceeding against Contractor.

            6. Notwithstanding anything contained herein, in no event shall the aggregate of the obligations and liability of Guarantor and Contractor be greater than the obligations and liability of Contractor under the Agreement with the Company and Guarantor shall be entitled to assert any and all claims, counterclaims, defenses, offsets and other rights which Contractor could assert against the Company with respect to the obligations and liabilities; provided, however, that the obligations and liability of the Guarantor under this Guarantee shall not be discharged or released by reason of the discharge or release of Contractor in bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Agreement by Contractor or a trustee, custodian or other representative in bankruptcy, or any other stay or other enforcement restriction, or other reduction, modification, impairment or limitation of liability or remedy of the Company that would not have been applicable if Guarantor was the original obligor under the Agreement (such as, for example, a lack of corporate authority of Contractor).

            7. This Guarantee shall be irrevocable and binding upon the Guarantor, its successors and assigns, and shall inure to the exclusive benefit of the Company and the Parent and their respective successors and assigns. This Guarantee shall be construed and take effect in accordance with the laws of the State of Colorado, U.S.A. (without giving effect to conflict of laws principles).

            8. The Guarantor hereby agrees that the resolution of any and all disputes related to or arising out of this Guarantee shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in force at the time of the dispute. The arbitration shall be held in English in Denver, Colorado. Without in any way negating the duty to arbitrate any dispute hereunder, for purposes of enforcement of any arbitration award, preliminary relief in aid of arbitration proceedings or any other action properly brought before a court in connection with this Guarantee, Guarantor acknowledges that venue is proper and shall be laid exclusively in the state and federal courts in Denver, Colorado, and hereby submits to the jurisdiction of such courts in connection with any such action or proceeding

Dated this 2nd day of MARCH, 2004.

                                TIC Holdings, Inc.

                                By: /s/ J. F. Kissane
                                   ---------------------------------------------
                                     J. F. Kissane
                                     Vice President

                                    EXHIBIT K
                                 CERRO SAN PEDRO
                                PERMIT CONDITIONS

                                 (See Attached)

                          NATIONAL INSTITUTE OF ECOLOGY

                    GENERAL DIRECTION OF ECOLOGICAL ORDINANCE
                            AND ENVIRONMENTAL IMPACT

                                                 Mexico City, February 26, 1999.

MR. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND LEGAL REPRESENTATIVE OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE NO. 492
FRACCIONAMIENTO TANGAMANGA
San Luis Potosi, S.L.P.
TEL (48) 11-8916, FAX, (48) 11-3382

After analysis and evaluation of the Environmental Impact Statement, in its general mode, the Risk Analysis in its Detailed Risk Analysis mode, the Justifying Technical Study for the change in land use, and additional information, of the mining-metallurgical open cut exploitation and heap leaching of minerals with gold and silver contents denominated "CERRO SAN PEDRO" with a presumed location in the public land of "Cerro San Pedro", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad da La Zapatilla", in the Cerro San Pedro municipality, in the state of San Luis Potosi, submitted by MINERA SAN XAVIER S.A. DE C.V., that will be denominated as the PROMOTER, and

                                   RESULTING:

I. On August 1st, 1997, the communication No. 1960 with the same date was received in the Federal Delegation of the Environment, Natural Resources and Fisheries Ministry (Delegacion Federal de la Secretaria de Medio Ambiente, Recursos Naturales y Pesca, SEMARNAP), in the state of San Luis Potosi, through which the Promoter requested:

      "the authorization for the change in land use (land rezoning) with an area of 360-00-00 has in lands located in the public land of Palma de la Cruz, Cerro de San Pedro, Cuesta de Campa, and other private properties in the Cerro de San Pedro municipality, which will be used to build a mining-metallurgical gold and silver producer unit. There's no official classification for the use of the land in the study area, even though INEGI defines it indistinctively as of 'forestal use or cattle pasture and collective use'. The request for change In land use is to 'others', that specifically will consist in the development of an industrial mining complex".

II. On September 1st, 1997 the communication dated August 29, 1997 was received in the SEMARNAP Federal Delegation, in the state of San Luis Potosi, through which the Promoter submitted the Preventative Report to evaluate the construction of two explosive magazines in the Mining District of Cerro de San Pedro, presumably located approximately at a 2 kms distance straight from the Cerro de San Pedro town, in the state of San Luis Potosi, considering them as works associated with the "CERRO SAN PEDRO" project.

III. On September 1st, 1997 the communication dated August 29, 1997 was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" submitted a modification report to the Preventative Report that was conditionally approved by the General Direction of Ecological Ordinance and Environmental Impact with the official document D.O.O.DGOEIA.-05605 dated November 6, 1996, with the purpose of carrying out the new core drilling stage, in the Mining District of Cerro de San Pedro, in the state of San Luis Potosi, for its evaluation on the matter.

IV. On October 8, 1997 the communication dated October 8, 1997, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" asked for authorization for the construction of a mining-metallurgical unit in the Mining District of "Cerro de San Pedro", with a presumed location in the public land of "Cerro San Pedro", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad de La Zapatilla", in the Cerro San Pedro municipality, in the state of San Luis Potosi; for this purpose, it submitted the Environmental Impact Statement, in its general mode, and the Risk Analysis, in the Detailed Risk Analysis mode, as well as other support documents, for its corresponding evaluation.

V. On October 10, 1997, the official document No. 1085 dated October 10, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, through which the SEMARNAP Federal Delegation in the state of San Luis Potosi, submitted the following information for the "CERRO SAN PEDRO" project evaluation, promoted by Minera San Xavier, S.A. de C.V.:

      1. Volumes I and II of the Environmental Impact Statement in its general mode.

      2.    The Project Executive Summaries.

      3.    The Risk Analysis in the Detailed Risk Analysis mode.

      As attachments:

      4. Volumes IIIA and IIIB of the Environmental Impact Statement, in its general mode.

      5.    The explosive magazines construction and access routes.

      6.    Volume II: Risk Analysis Technical Appendix.

      And as reference to the Environmental Impact Studies:

      7. The geophysical resistivity studies to determine the possible existence of underground workings under the San Pedro Church in the Cerro San Pedro town, in the state of San Luis Potosi.

      8. Blasting considerations for old buildings in the projected open cut mine at Cerro de San Pedro, San Luis Potosi

      9. The adverse effect analysis in the use of explosives for rock fragmentation in mining operations.

      10. The Seismic Tomography Study Report carried out in the surroundings of the San Pedro Church.

VI. On October 10, 1997, copy of the official document No. 401-8124-1317/97 dated August 5, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, through which the National Institute of Anthropology and History, San Luis Potosi Center, sent to Mr. Jose Luis Leyva Astudillo, SEMARNAP's Federal Delegate in the state of San Luis Potosi, with the following information:

      1.    Its Technical Resolution.

      2.    A recommendation letter.

      3. The Federal Declaration of the preservation area in Cerro San Pedro (maps attached), and

      4. The State Declaration of the preservation area in Cerro San Pedro (maps attached).

      This last in order to support the Environmental Impact Evaluation of the referred project and consider the fact that, presenting a protection perimeter for the Cerro de San Pedro town is sustained in the handling of the necessary area to minimize the impact that historical monuments could be susceptible of suffering.

VII. On October 16, 1997, Minera San Xavier, S.A. de C.V. published an abstract of the Environmental impact Statement in its general mode, for the mining exploitation project

      "Cerro San Pedro", in two newspapers of State circulation, according with the 34 Article, Fraction 1, of the General Law of Ecological Balance and Environment Protection.

VIII. On October 22, 1997, a communication dated October 20, 1997 was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi sent by the Pro Ecological San Luis Group, through which it requested for public knowledge the Environmental impact Statement of the "CERRO SAN PEDRO" project.

IX. By the official document D.O.O.DGOEIA-06798 dated October 22, 1997, the General Direction submitted the "Cerro de San Pedro" project Risk Analysis, Detailed Risk Analysis mode to the General Direction of Materials, Hazardous Waste and Dangerous Activities of the National Institute of Ecology for its technical resolution.

X. On October 27, 1997 a communication without number, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" submitted the "ATTACHMENT TO THE ENVIRONMENTAL IMPACT STATEMENT IN ITS GENERAL MODE, REQUESTING THE FOREST LAND USE CHANGE OF THE CERRO SAN PEDRO MINING EXPLOITATION PROJECT CORRESPONDING TO THE RELOCATION OF THE LA ZAPATILLA TOWN, CERRO SAN PEDRO, SAN LUIS POTOSI" for its evaluation.

XI. From November 3, 1997, the "CERRO SAN PEDRO" project file was open to the public for consultation at the SEMARNAP Federal Delegation installations in the state of San Luis Potosi, and the Document Center of the National Institute of Ecology, according with Article 34 of the General Law of Ecological Balance and Environment Protection.

XlI. On November 17, 1997 a communication dated November 14, 1997, file number 2813, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the Pro Ecological San Luis Group requested to this Ministry that in coordination with the State authorities a Public Meeting was convoked in relationship with the project of Minera San Xavier, according with Article 34, Fraction III of the General Law of Ecological Balance and Environment Protection.

XIII. On November 21, 1997, through the official document No. 1234 dated November 13, 1997, the SEMARNAP Federal Delegation in San Luis Potosi, asked to the Northeast Regional Management office of the Water National Commission (CNA), their technical opinion related to the water use and consumption required by the "Promoter" for the "CERRO SAN PEDRO" project operation, and, for being of its competence area, the CNA will judge whatever is relevant for its interest in regard to concession that might eventually be granted.

XIV. On December 10, 1997, the official document No. 1327 dated November 28, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, sent by the SEMARNAP Federal Delegation in the state of San Luis Potosi, in which an attachment to the Environmental Impact Statement, in its general mode of the "CERRO SAN PEDRO" project, corresponding to the relocation of the La Zapatilla town, since its within the project's influence area, was submitted.

XV. Through the official document No. 1358 dated December 10, 1997, the SEMARNAP Federal Delegation in the state of San Luis Potosi asked to the Ecology and Environmental Affairs Ministry of The State Government their opinion upon the "CERRO SAN PEDRO" project, promoted by the Minera San Xavier S.A. de C.V. company, attaching the following documents.

      1.    The Environmental Impact Statement, General mode.

      2.    The explosives magazine construction and access route.

      3. The attachment for the Environmental Impact Statement, general mode of the "CERRO SAN PEDRO" mining exploitation project, corresponding to the relocation of the La Zapatilla town, in the Cerro San Pedro Municipality, San Luis Potosi.

      4.    The Risk Analysis, Detailed Risk Analysis mode.

      5.    Volume II, Technical appendix to the Risk Analysis.

      6. The geophysical resistivity studies to determine the possible existence of underground workings under the San Pedro Church, Cerro de San Pedro, San Luis Potosi.

      7. Blasting considerations for old buildings in the open cut Cerro de San Pedro mine project, San Luis Potosi.

      8. The adverse effects analysis in the use of explosives for rock fragmentation in mining operations.

      9. The seismic tomography study report practiced around the San Pedro Church.

XVI. Through official document No. 1393, dated December 15, 1997, received in the SEMARNAP General Direction on January 19, 1998, the Federal
      Delegation of SEMARNAP in the state of San Luis Potosi, submitted the copy of the results obtained in the Public Consultation Process, carried out from November 3, 1997 in the SEMARNAP Federal Delegation in the state of San Luis Potosi, according with article 34 of the General Law of Ecological Balance and Environment Protection, for the Environmental Impact Statement, general mode, of the "CERRO SAN PEDRO" project.

XVII. Through official document No. D.O.O.DGOEIA - 07865 dated December 16, 1997, received by the "Promoter" on January 21, 1998, the General Direction requested Minera San Xavier, S.A. de C.V. the presentation of any additional information resulting from the visit to the project location, in order to continue with the evaluation in Environmental Impact matters of the "CERRO SAN PEDRO" project.

XVIII.Through the official document No. 1403 dated December 23, 1997, the
      SEMARNAP Federal Delegation in the state of San Luis Potosi, asked to the Ecology and Environmental Affairs Ministry of the State Government of San Luis Potosi a list of the instances that would participate in the document review previously sent to such Ministry, and the probable resolution date about the "CERRO SAN PEDRO" project.

XIX. Through the communication No. San Luis Potosi-98009WD dated January 29, 1998, Mr. Fred H. Lightner, legal representative of Minera San Xavier S.A. de C.V,, informed to this Ministry, that, from that date on, his legal responsibility was transferred to Mr. William Copeland Dodge Velasco, General Manager of the Company.

      This transfer of powers, was registered on the four hundred and twenty second book, JMMG /ASP / ENC, Public Instrument No. Twenty thousand one hundred forty one, in Mexico City, dated April twenty seven, one thousand nine hundred ninety eight, approved by C. Jose Maria Morera Gonzalez, principal officer of the Notary Public Register number one hundred and two of the Federal District (Mexico City).

XX. On March 17, 1998, the SEMARNAP Federal Delegation in the state of San Luis Potosi published, in four State newspapers the edict to convoke to a Public Information Hearing of the "CERRO SAN PEDRO" mining project, in response to requests submitted by several organizations of civil character, that would take place on March 20, 1998, from 15:00 to 21:00 hours in the Lomas Racquet Club at Cofre de Perote 52, Lomas 3" Seccion, in the city of San Luis Potosi, in order to collect the doubts and comments about the Environmental Impact Evaluation of the project, and include them to the Environmental Evaluation Process.

XXI. Through the official document No. 255 dated March 16, 1998, received in the General Direction dated March 17, 1998, the SEMARNAP Federal Delegation in the state of San Luis Potosi submitted additional information requested to Minera San Xavier, S.A. de C.V., for the "CERRO SAN PEDRO" project, within the period established by the current Environmental legislation, as well as a copy of the preliminary advance report of the study "Geo-hydrologic operation of the aquifer in the Cerro de San Pedro Zone, S.L.P.", carried

XXVII. On July 10, 1998, through the official document No. D.O.O.DGOEIA-03008, the Genera Direction requested for second time, according with Article 35 Bis of the General Law of Ecological Balance and Environment Protection, additional information for continuing with the evaluation of the "Cerro San Pedro" project, due the analysis results and the considerations made by the technical-academic Commission of the Autonomous University of San Luis Potosi.

XXVIII. On August 19, 1998, the communication No. SLP98260/WCD dated August
      18,1998, was received in the General Direction through which the "Promoter" submitted the additional information requested for continuing with the evaluation in environmental impact matters of the "CERRO SAN PEDRO" project.

XXIX. On August 26, 1998, through the official document No. 983, the SEMARNAP Federal Delegation submitted to the technical-academic comission of the Autonomous University of San Luis Potosi the additional information requested for concluding their opinion about the "CERRO SAN PEDRO" project.

XXX. On November 10, 1998, through the document No. SLP98372-WCD Minera San Xavier, S.A. de C.V. submitted to the SEMARNAP Federal Delegation in the state of San Luis Potosi, a copy of the official document No. BOO.E42-2023 dated October 27 , 1998, through which the National Water Commission authorized the drilling of an exploratory well in the La Zapatilla area, in the Cerro San Pedro municipality, State of San Luis Potosi, as a supplement of the geo-hydrological study carried out by the Autonomous University of San Luis Potosi.

XXXI. Through the official document No. EC0. 01.0004/99 dated January 4, 1999, received in the General Direction dated January 6, 1999, the Ecology and Environmental Affairs of the State Government of San Luis Potosi, submitted to the SEMARNAP Federal Delegation in the state, the opinion of the State Government of San Luis Potosi related to the "CERRO SAN PEDRO" project, through the document "Technical-scientific opinion about the environmental components of the Cerro de San Pedro Project by Minera San Xavier", for integrating the present authorization, indicating, besides, the following:

      "By the strong commitment of the Autonomous University of San Luis Potosi with the interests of our society and state, as well as the high professional level and ethics of every one of the Commission members that prepared this document, the State Government takes responsibility of all of its content as public opinion related to the Environmental Components of the Minera San Xavier Project"

XXXII. On February 16, 1999, the communication SLP990464-WCD dated February 16,
      1999, was received by fax in this General Direction, through which the "Promoter" clarified to the SEMARNAP Federal Delegation in the state of San Luis Potosi the area to be used in the CERRO SAN PEDRO project, that once verified resulted to be 373.39 ha.

And

                                  CONSIDERING:

I. That the project "CERRO SAN PEDRO", with presumed location in the public land of "CERRO SAN PEDRO", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad La Zapatilla", in the Cerro San Pedro municipality in the state of San Luis Potosi, promoted by Minera San Xavier, S.A. de C.V., pretends to establish an open cut and heap leaching of minerals containing gold and silver mining-metallurgical exploitation unit, the change of land use in a project area of 373.39 out of 469.9854 total has under lease.

II. That MINERA SAN XAVIER S.A. DE C.V. submitted copy of the leasing contract of:

      1. 136.1549 has of land, located at the public land of Palma de la Cruz, Cerro de San Pedro municipality, San Luis Potosi.

      2. 290.8465 has of land, located at the public land of Cerro de San Pedro, Cerro de San Pedro municipality, San Luis Potosi.

      3. 42.9844 has of land, located at the public land of Cuesta de Campa, Cerro de San Pedro municipality, San Luis Potosi.

III. The project Public Consultation period, established according with Article 34, Fraction IV, of the General Law of Ecological Balance and Environment Protection was registered from November 3, 1997 during which 17 communications in total were received, from several committees, neighbors groups, unions, and diverse civil associations from different communities:
      Citizens of San Luis Potosi, La Morena, La Joyita de la Cruz, Cuesta de Campa and Cerro de San Pedro, and attached to them a total of 1,696 registers of citizens (1,242 names and signatures, 444 names and 10 signatures),

IV. Minera San Xavier S.A. de C.V. submitted copy of the following Concession Titles of Mining Exploration:

                         CERRO SAN PEDRO PROJECT, S.L.P.
                               MINING CONCESSIONS

                       TITLE
     CONCESSION          No.        TYPE                             CONCESSIONAIRE                           AREA (Has)
--------------------   -----    ------------   --------------------------------------------------------       ----------
La Princesa            180298   Exploitation   Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.            5.5916
La Princesa Poniente   180366        -         Nsg.Min.La Victoria Y Anexas en S. Pedro, S.A. de C.V.            0.0076
Begona                 181179        -         Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.           10.0000
Santa Ana              180598        -         Neg.Min.La. Victoria y Anexas en S. Pedro, S.A. de C.V.           8.0000
Santa Ana Sur          180597        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          1.5076
Los Blancos            181180        -         Neg. Min. La Victoria y Anexas en S. Pedro. S.A. de C.V.          9.0394
Gogorron               180300        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          9.6250
San Nicolas            180608        -         Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.            6.9788
San Nicolas Sur        180610        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          1.4986
San Nicolas Suroeste   180609        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          0.1923
Los Riscos             182282        -         Neg. Min La Victoria y Anexas en S. Pedro, S.A. de C.V.           4.3474
La Conceocion          182281        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          4.0000
Cnstina                186231        -         Tomas and Roberto Alcalde Garcia                                 93.6220
Cnstina 2              180938        -         Tomas and Roberto Alcalde Garcia                                  0.5537
Gama                   179256        -         Tomas and Roberto Alcalde Garcia                                 41.6391
La Canoa               186370        -         Tomas and Roberto Alcaide Garcia                                  3.4799
La Canoa 2             180948        -         Tomas and Roberto Alcalde Garcia                                  0.6649
La Canoa 3             184906        -         Tomas and Roberto Alcalde Garcia                                  0.0051
Omega                  193390        -         Tomas and Roberto Alcalde Garcia                                  2.0576
Omega 2                180958        -         Tomas and Roberto Alcalde Garcia                                  0.1687
San Salvador           186268        -         Tomas Alcalde Garcia                                             12.9399
El Tribilin            187088        -         Tomas Alcalde Garcia                                             18.2808
La Victoria            185387        -         Tomas Alcalde Garcia and Gabriel Valle Echenique                 10.3797
Gabnel                 197045        -         Tomas Alcalde Garcia and Gabriel Valle Echenique                 18.0000
El Barreno             179603        -         Celia Mata Brothers                                              11.2359
El Porvenir            199546        -         Antonio Alvarez Ruiz                                              4.4200
Porvenir               183925        -         Antonio Alvarez Ruiz                                             12.0000

And Surface Lands:

SURFACE LAND                   NAME                      LEASED AREA (Has)
------------                   ----                      -----------------
     1            Palma de la Cruz Public Land              136.1549
     2            Cerro de San Pedro Public Land            290.8465
     3            Cuesta de Campa Public Land                42.9844

V. That during the Public Consultation period of the "CERRO SAN PEDRO" project file, from November 1997, in the SEMARNAP Federal Delegation in the state of San Luis Potosi, according with Article 34 of the General Law of Ecological Balance and Environment Protection, the attendance of 21 persons was registered, for consulting the Environmental Impact Statement of the project with approximately 104 consulting hours, where the proposal for a public information hearing was requested.

VI. That during the technical inspection carried out to the project site during the period of November 12-14, 1997, by SEMARNAP Federal Delegation personnel, in the state of San Luis Potosi, the "Promoter" and the General Direction of Ecological Ordinance and Environmental Impact, several technical matters related to the "CERRO SAN PEDRO" project were explained, and submitted by the "Promoter" as additional information requested by the official document No. D.O.O.DGOEIA-07865, dated December 16, 1997 for the project evaluation.

VII. At the Public Information Hearing of the "CERRO SAN PEDRO" mining project, in order to gather doubts and comments about the project execution and integrate them to the environmental evaluation process:

      1.    Part of the Presidium was integrated by:

            a) Lie. Fernando Lopez Palau, Ministry of Economic Development of the State

            b) Ing. David Atisha Castillo, Ministry of Ecology and Environmental Affairs of the San Luis Potosi State Government

            c) Congressman Pedro Pablo Zepeda Sierra, Ecology Commission of the State Congress

            d) Ing. Jorge Lorda Andrade, Northeast Regional Sub-manager of the National Water Commission

            e) Ing. Antonio Aleman Fernandez, representative of the San Luis Potosi Municipal President, Lic. Alejandro Zapata Perogordo

            f)    C. Baltazar Reyes Loredo, Cerro de San Pedro Municipal
                  President

            g) C. Juan Manuel Velazquez Astudillo, SEMARNAP Federal Delegate in the state, and

            h) Biol, Ligia Butron Madrigal, Environmental Impact Director of the National Institute of Ecology, Mexico, D.F.

      1. 319 persons were registered, among which there were members of social organizations, academies, businessmen, ecological groups, municipal, State and federal government institutions, as well as non-organized citizens interested in the project.

      2. 15 persons were registered to express their particular opinion and 7 more gave a formal presentation. The comments and proposals submitted by the attendants to the Public Information Meeting were answered by the "Promoter" properly, summarizing both side opinions in the following table:

RECLAMATION                                                            The reclamation of the area affected by the project
The company should commit     The company has expressed that the       execution, will be planned from the activities startup,
itself to restore the zone    zone has already been damaged;           without waiting to the abandonment stage, as it is
in case of pollution.         nevertheless, it does accept the         pointed out in the present authorization and as part
                              commitment of assuring the               of the General Reclamation Plan of the zone requested
                              reclamation activities in case of        By Condition No.75.
                              pollution.

WATER
If the company has in mind    The company will carry out analysis      Since there could be other options. It has been
using the water from the      of the water present in the San Pedro    requested in the Condition No.67 to the company to
San Pedro shaft, the          shaft, for verifying its metals          develop and apply an "aspersion" method of barren
metals contents should be     content and determining its use          solutions with Sodium Cyanide to the heaps, as one
analyzed prior to its use.    availability.                            of the methods to save water pretending to reduce
                                                                       its consumption as an alternative.

                                                                       The company should submit at the proper time, If it
                                                                       decides to modify the supplying source of water,
                                                                       considering the one found in the shaft of old mining
                                                                        operations, according to the Condition No.68

There's no                    There's already a geo-hydrological       The geo-hydrological study was submitted to this
geo-hydrological              study of the zone, which will be         General Direction, where it is considered that the
studies of the zone           available for consultation and           aquifer of the San Luis Potosi Valley is different
based on field work.          review.                                  from the one in the Cerro San Pedro area, fact that
                                                                       was considered for the project feasibility.

SOCIAL ASPECTS
The major percentage of       Propose an approach between the          In the competence area of this Ministry, It has
taxes should be absorbed      municipal authorities and the Public     been recommended to the company in Condition no.9 to
by the entity, for State      Finance Ministry for analyzing the       consider the social and economical benefit for the
environmental reclamation,    proposal that the taxes that will be     region, so that there could be an economical growth
since benefits should be      paid, will return to the municipality    in the zone through the personnel hiring, further
received along with the       for its application In municipal         recommendations are made in the Term 7 No.3 since
risks.                        works.                                   they go beyond this Ministry scope.

To build another town and     Currently, the negotiations for          It will be responsibility of the company to maintain
other church doesn't          voluntary relocation of the Cerro de     under monitoring and restore any damage in the
rebuild history. There        San Pedro inhabitants is at a 90%        historical buildings in Cerro San Pedro town.
should be included in the     advance.                                 According to the company's opinion, a cooperation
project plans, the areas                                               agreement with National Institute of Anthropology
for the relocation of the                                              and History for the preservation of buildings in
towns.                                                                 Cerro San Pedro. In Condition No. 32 it is stated
We won't allow the                                                     that the company should maintain a safety area around
demolition of the town,                                                the town.
neither its evacuation.
Cerro San Pedro can go on
without necessarily being
a mining town. We are not
leaving the town.

Twice a year audits by a      It is proposed a social audit as         As part of the recommendations of this Ministry to
citizenship committee are     surveillance and the installation of     the company, are those related to the promotion of
proposed.                     a citizenship committee, that reviews    Technical-scientific and citizenship committees, as
                              its operations every six months.         stated in the Term 7 numbers 2 and 3.

HISTORICAL ASPECTS
Two churches will disappear   The company pointed out that the         Considering the last events in the Cerro San Pedro
with the development of       physical conditions of the churches,     town, where several collapses have occurred in the
this project: San Nicolas     specifically San Pedro Apostol,          surroundings of the San Pedro church, it is important
Tolentino and San Pedro       presents an imminent fall risk, even     to point out that before anything, this Ministry
Apostol.                      if the company didn't operate;           considers a need the immediate agreement between the
                              nevertheless, it commits itself to       company and the National Institute of Anthropology and
The authorities should        protect and restore such churches        History, in order to carry out the proper actions that
provide assurances that the   located in the town.                     allow the preservation of the historical buildings in
Federal Law for Historical    The company developed a detailed study   Cerro San Pedro, according to the Resulting section
Monuments will be obeyed.     of seismic tomography that shows the     VI, in the Considerations section IX, and in the
                              conditions of the church, that would     Recommendation number 5.
The church could suffer       support the protection actions that
permanent damage, it is       should take place. The company will
necessary that the company    produce a photographic survey submitted
informs about its condition   to a notary public.
continuously.

TOURIST ASPECTS
The zone has unique           The company doesn't reject the           Having in mind the importance of the municipality's
aesthetic characteristics     tourist projects execution in the        development, this Ministry has recommended to the
even though it is not         zone, and therefore invited those        company in the Term 7, Nos. 3 and 4, that in
mentioned in the study, and   interested to have a meeting to          coordination with the State and municipal
therefore is frequently       analyze the project availability.        governments, carries out actions that promote
visited by artists,                                                    benefits for region inhabitants, not only in the
painters, musicians, and                                               social aspect, but also in the economical one.
photographers.
We have already submitted a
tourist-based project that
would generate 400 jobs on
the short term.

FLORA AND FAUNA
Flora and fauna can be        A rescue program for flora species       The vegetation and fauna preservation is extremely
relocated for their           under protection status will be          important and therefore included in the Conditions
preservation.                 designed, under the direction of         No. 4, 8, 14, 21 and 24.
There are three species       expert institutions.
under protection status,      The installation of a botanical
and therefore a specialist    garden is proposed.
should be hired for the
recollection of the cactus
before project start.
Identify zones where the
cactus will be relocated.
Permanent Rescue program.
If there are any species in
danger, the authorization
for the project should be
denied.

There should be a             The company pointed out that, in         The reforestation zone, will include actions that
reforestation program that    order to assure the success in the       will tend to compensate the surface vegetation lack,
includes: number of           needed reforestation, it will carry      as indicated in Condition No. 76.
participants, technical       out personally a reforestation
level, etc., considering a    program in the zone.                     Since the fertile soil layer in the zone is
specialist and a work crew.                                            superficial, Conditions Nos. ,34 and 35 indicate to
Reclamation of the soil                                                the company that it should recover for the
layers for botanical                                                   reclamation activities in the zone.
garden, reforestation area,
species rescue, etc.

The project would affect      There's no affectation upon the          The ecosystem mentioned doesn't form part of the
the oak and pine forest       Sierra de Alvarez zone.                  area where the project pretends to be developed, and
ecosystem, part of the                                                 isn't under any risk if it's carried out, and
Sierra de Alvarez where                                                therefore isn't considered for this authorization
several endangered animal
species live.

The project is located 20
kms from the protected
natural area of the Sierra
de Alvarez, and the impact
includes the oak area on the
top of the Monte Caldera.

MATTERS REGARDING THE         The company stated its commitment to     Minera San Xavier, S.A. de C.V. has sated its
PROJECT DEVELOPMENT           organize as many meetings as needed      commitment to provide the public with all the
It is requested to carry      for clearing up any doubts that could    information that is required for a better
out another Public            be generated.                            understanding of the "Cerro San Pedro" project.
Information Meeting, more                                              The Public Information Hearing was carried out
public and without the need                                            according to Article 34, Fractions III and V of the
of an executive summary.                                               General Law of Ecological Balance and Environmental
                                                                       Protection, in the place that was found available at
Organization of this forum                                             the time, with enough capacity for all the
is given in hurried terms.                                             attendance.
The forums can take place
anywhere.

Federal authorities should    The Environmental Impact Statement,      The Environmental impact Statement, in its specific
have requested an             submitted in its general mode, counts    mode, requested for projects with such
Environmental Impact          with supplementary information that      characteristics that could alter very particular
Statement, in the specific    provides more information than the       elements of the biotic communities components that
mode.                         one that could have been submitted in    develop in the area where they will be carried out,
                              any other mode.                          areas where there's still a good flora and fauna
                                                                       natural preservation.

                                                                       This doesn't mean that it necessarily covers all the
                                                                       necessary aspects for the activity evaluation, or that
                                                                       automatically its resolution is positive.

                                                                       The information submitted in the documents for the "Cerro San
                                                                       Pedro" mining project, exceeded the requirements included in the guide for developing the Environmental Impact Statement, in its general mode, nevertheless it was requested to the
                                                                       company further explanation over some topics that had to be expanded for assuring that the zone preservation and the
                                                                       prevention of some impacts that could be generated.

VIII. That the "CERRO SAN PEDRO" project, promoted by Minera San Xavier, S.A. de C.V. is not located within any protected natural area, of federal or State character.

IX. That the National Institute of Anthropology and History in the state of San Luis Potosi informed to the "Promoter" through the official document No.401-22-D 412 dated July 2, 1997, the conservation guidance that should be observed during the exploitation of minerals in the surroundings of the Cerro San Pedro town.

X. That the area where the "CERRO SAN PEDRO" is pretended to be developed and promoted by Minera San Xavier, SA de C.V., it was identified the presence of individuals of species under different protection categories, according with the Official Mexican Norm NOM-059-ECOL-1994.

XI. That the Cerro de San Pedro town has great historic importance in the foundation of the city of San Luis Potosi.

XII. That the land where the open cut and heap leaching of minerals containing gold and silver a mining-metallurgical "CERRO SAN PEDRO" project pretends to be developed is considered of forest or cattle pasture use in an arid zone of low economical profits, and with the change in the use of land it is pretended to obtain a benefit for most of the Cerro de San Pedro community.

XIII. That Minera San Xavier, SA de C.V. has shown to be willing to obey the conditions that the authority establishes in Environmental Impact and Risk matters, integrating the best equipment and systems during the extraction and leaching process of materials with gold and silver contents, in behalf of the Cerro San Pedro town inhabitants health, the preservation of the ecological balance, and the respect of the life quality of the San Luis Potosi citizens.

XIV. That based on Article 35, in the next to the last paragraph of the General Law of Ecological Balance and Environment Protection, the Ministry can request warranties for the compliance of the conditions established in the authorization, in those cases specifically pointed out in the regulations of the law above, if during the development of works, serious damages could occur to the ecosystems.

      Guaranties for the CERRO SAN PEDRO project, proposed by MINERA SAN XAVIER, S.A. de C.V., as well as bonds that will insure the compliance with the terms and conditions of this authorization will be established and based on financial feasibility studies developed by entities with such capabilities and submitted to this General Direction according to the terms and conditions of this authorization.

Based on the preceding paragraphs and on Articles; number 28, sections III and VII, numbers 30 and 34 sections III and V, number 35 section II and 147 of the General Law for Ecological Balance and Protection to the Environment; numbers 5 and 20 section II of it's regulations regarding environmental impact; number 32 bis of the Organic Law for Public Federal Administration and number 60 of SEMARNAP's internal regulations, the General Direction for Ecological Balance and Protection to the Environment considers the San Pedro Project to be ACCEPTABLE ACCORDING TO LEGAL RULES and has resolved THE CONDITIONAL AUTHORIZATION of It's development and subject to the following

                                      TERMS

FIRST.- MINERA SAN XAVIER, S.A. DE C.V. is authorized in the matters of Environmental Impact and Risk, the Land Rezoning of a desert forest area as well as the preparation, development, maintenance, abandonment and reclamation of the site over a surface of 373.39 ha out of 469.9854 ha that have been leased for the development of the "Cerro San Pedro" Mining - Metallurgical project of open pit and heap leaching operations that will treat gold - silver ore, approximately located at the intersection of the following geographic coordinates: 22(degree)13' North Latitude and 100(degree) 49' West Longitude, 20 kilometers northwest of the City of San Luis Potosi, in the Cerro San Pedro Municipality, State of San Luis Potosi, The project can be described as follows:

1. Mining - Metallurgical project to be initiated with the open pit exploitation of rock material at a large scale, followed by a mixed metallurgical process that will include the preparation of mined-out material (crushing, screening and transport), a hydro-metallurgical stage known as heap leaching and chemical precipitation or "Merrill-Crowe" and smelting in rotary furnaces to finalize with the production of metallic concentrate known as dore. The project also includes the following;

2. Development over an area of 373.39 hectares in the municipality of Cerro de San Pedro, including:

                       SURFACE
   DESCRIPTION        (Hectares
   -----------        ---------
Mine area (Open Dit)    67.58
Crushing station         3.53
Dumps                  178.00
Leach pad (Phase 1)     30.15
Leach pad (Phase 2)     31.35
Leach pad (Phase 3)     36.94
Four solution ponds      1.00
Recovery plant           3.50
Office building          0.04
Lab                      0.03
Storehouse               0.11
Conveyor belt            0.75
Access roads            10.58

Magazines                      0.68
Relocation of La Zapatilla     9.15
   TOTAL                     373.39

3. Approximately 117 million tonnes of fragmented waste rock in different sizes, will be disposed of in the waste dump site, covering a surface of approximately 16.78 ha and 30 m high.

4. Approximately 77 million tonnes will be deposited in the heap pads reaching a final height of 65 m at the end of the mine life.

5. The conveyor belt system installed between the pit and heap pads will be 2 Km long.

6. During a period of eight years; 117 million tonnes of waste and 77 million tonnes of ore with, an average of 0.67 grams per tonne (g/t) gold and 25 (g/t) silver will be produced.

7. The heap leaching process through ore piles with gold and silver contents, will be made with a solution carrying 0.5 g/lt, of sodium cyanide.

8. Production will be at a 32,000 tonnes per day or 9.92 million tonnes per annum (t/a).

9. A metallic alloy of gold and silver known as dore, will be produced at a rate of 144,000 kg per year.

10. The project will have a maximum storage capacity of 200 tonnes of sodium cyanide, and 250,000 liters of diesel in several tanks.

11. The project will have barren, intermediate, pregnant and barren solution ponds with a capacity of 13,757 m(3),13,757m(3) and 8,139 m(3), respectively.

12. There will be an additional over-board and fresh water pond with a 43,275 m(3) pond.

13. Clearing of the vegetation cover will require the rescue of all individuals of species with some protection status, amenable to relocation and/or it's use in the reclamation process, following the NOM-059-ECOL-1994 official standard.

      Clearing and stripping of the mine area will cover an extension of 67.58 ha while the heap pads will cover 98.43 ha. Waste material will be hauled by trucks to the waste dump area, located to the east and northeast of the pit over an area of 178 ha.

      The open cut mine will be located in the southeastern slope of the SAN PEDRO hill. The pit will be exploited in 10 m benches for both ore and waste material, with the use of drilling equipment, hydraulic shovels and large tonnage off-road dump trucks to haul ore and waste.

14. Mining of the gold and silver ore deposit will be made by open pit standard methods, while the recovery process will be made through the heap leaching method with the use of low concentration - sodium cyanide solutions and a "Merrill Crowe" plant that uses zinc powder to precipitate metals for later refining in a rotary smelting furnace. The main exploitation activities will be:

      a) BLASTING.- Bench drilling will be blasted with the use of an ammonium nitrate and diesel mixture and an approximate consumption of 0.170 Kg per tonne. Ignition will be made with the use of cord, fuse and retardants to control the blast sequence and have a more efficient breaking of the rock.

      b) TRANSPORT.- Rock material will be shoveled in large tonnage off-road dump trucks by means of two or three hydraulic 17 m(3) shovels and a 16 m(3) front end loader.

      c) CRUSHING. - Ore will be crushed 80% to less than 140 mm with a giratory crusher, piled in a 158,000 t stock pile approximately 100 m in diameter and 47 m in height. Ore will be transported through a conveyor belt to the secondary and tertiary crushing stations where more than 80% will be reduced to less than 12.7 mm in size. Depending on some of the leaching characteristics of the ore, this might not go through the secondary and/or tertiary crushers.

      d) HEAP LEACHING.- Ore material will be piled up on top of the heap pad in 5 m benches to build a final pile approximately 65 m high. Once in the pad, the ore will be sprayed with a Sodium Cyanide solution with a 0.5g/lt concentration pumped from the barren solution pond through a piping system at a 0.204 liters per min./m(2) rate.

            The solution will go through the ore pile, leaching contained metals and will collect at the bottom of the pile over an impermeable polyethylene base. The pregnant solution will be conducted to a rich solution pond for further treatment in the processing plant, or to the intermediate pond where it will be recycled to the heaps to be enriched.

      e) RECOVERY AND REFINING OF MINERALS.- The metallurgical recovery process will involve the following activities:

            -     Ore crushing.

            -     Mineral leaching with low concentration cyanide solutions.

            -     Recovery of solutions in solution ponds.

            -     Recovery of gold and silver values and smelting.

            Once gold and silver have been extracted, the barren solution will be pumped to an intermediate solution pond to be reconditioned in it's sodium cyanide concentration and pH, before recycling to the heap pads.

            All solutions will be recycled within an impermeable, confined environment with neither discharges nor contact with the exterior, with the purpose of eliminating any possibility of soil pollution and avoid loosing the metal contents of the solution.

15. SECONDARY ASSOCIATED PROJECTS.- These include the construction of office buildings, demolition and removal of all buildings and structures, water and electrical power line construction and access road.

      a) RELOCATION OF THE LA ZAPATILLA AND CERRO DE SAN PEDRO COMMUNITIES.- Construction of a new population center for the La Zapatilla inhabitants and for the Cerro de San Pedro inhabitants in case they decide it so, process that will be carried out once the Company has covered all other requirements.

      b) MAGAZINE AND ACCESS ROAD CONSTRUCTION.- It will follow all specification established by the Ministry of National Defense for this type of facilities.

      c) ACCESS ROADS.- Access roads to different operation areas will be graded with an average width of 12 m, appropriate for the circulation of mining and hauling equipment. During construction and operation, the roads will be continuously watered to avoid dust Generation.

      d) POWER LINE CONSTRUCTION.- Electrical power will be obtained from a primary CFE net to a transformer in the Cerro de San Pedro area that will regulate voltage and provide service to the mine. An average annual consumption of 55 MKwh is estimated for an installed capacity of 7,000 Kwh.

      e) WATER PROVISION.- All water required for dust suppression in roads, for heap pads and ponds, etc., will be subject to the authorization and granting of water rights by the National Water Commission.

SECOND.- This authorization is valid for a period of twelve years. Activities during the first eight years will include mining and processing of ore as well as the execution of a Monitoring Program and the following four will conclude with the monitoring program, the neutralization of ore in the heap pads and finalize the reclamation of the site.

This time limit will begin the following day of receipt of this authorization and can be prorogued, following the judgment of this Ministry, as long as MINERA SAN XAVIER, S.A. DE C.V. submits its request to this General Direction of Ecological Ordinance and Environmental Impact before thirty days of the expiration date. A copy of the last compliance of conditions report should be attached and validated by the Environmental Protection Federal Attorney (PROFEPA) in the State and by the different committees that will be created for the purpose of providing a follow-up to the project.

THIRD.- MINERA SAN XAVIER, S.A. DE C.V. is subject to comply with all conditions included in Article 21 section II of the Regulations of the General Law of Ecological Balance and Environment Protection, regarding environmental impact, in the case it decides not to proceed with the development of activities referred to in this resolution. This General Direction of Ecological Ordinance and Environmental Impact will determine the necessary measures to be followed to avoid any negative modifications to the environment..

FOURTH.- MINERA SAN XAVIER, S.A. DE C.V. should submit previous notification to this General Direction, of any changes to the project as stated in the Environmental Impact Statement (General mode), Risk Analysis (Detailed Risk Analysis mode) and Supplementary Information submitted, including future expansions, to determine adequate actions according to the existing environmental legislation.

It is strictly forbidden to perform preparation and construction activities other than those specified in this authorization.

FIFTH.- According to Article 35 of the General Law of Ecological Balance and Environment Protection, this resolution refers to the environmental aspects of activities and works described in Title First of the same of the CERRO SAN PEDRO PROJECT; it is the obligation of MINERA SAN XAVIER, S.A. DE C.V., to permit and obtain other authorizations, concessions, licenses, permits and others considered as requisite to perform and operate ail works, among which the required permit to Change of Use from Forestry and Preferentially Forest Characteristics, is included.

It is of its most critical responsibility the validity of all civil, mercantile and labor agreements that have been signed to operate within the Law, as well as its compliance and legal consequences that will be applied by the Ministry of Environment, Natural Resources and Fisheries and/or other federal, state or municipal authorities.

SIXTH.- The construction, operation, maintenance, closure and abandonment of the CERRO SAN PEDRO project, shall be subject to the description made in the Environmental Impact Statement (General mode); Risk Analysis ( Detailed Risk Analysis mode) and its annexes and project maps submitted by MINERA SAN XAVIER, S.A. DE C.V. as well as all measures of this resolution according to the following

                              C O N D I T I O N S

1.    GENERAL

MINERA SAN XAVIER, S.A. DE C.V., shall:

1. Guarantee through a bond, insurance or other similar instruments, the proper compliance with all conditions referred to in this resolution and the reclamation of the project area or the attention to any contingency.

      The type and amount of required guarantees will be according to technical-economic studies that will evaluate and insure the attention to accidents, health and environmental risks, reclamation plans and programs, as well as the compliance with all conditions to which the project is subject to, considering each and every one of the stages mentioned in the Environmental Impact Statement (General mode); Risk Analysis and supplementary information submitted. Results of this evaluation as well as the amount and type of guarantees shall be submitted to this General Direction in original and three copies for approval.

      Within THREE MONTHS of receiving this authorization, the PROMOTER shall submit its proposal for a first guarantee or insurance in which the preparation stage is included, at least, with the following stages being conditioned, to the presentation of their corresponding guarantees or insurance; this proposal will be evaluated by this General Direction and once accepted, will be sent to PROFEPA for it's follow-up with copies to the corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi.

2. Establish a Supervision Program in which a responsible (entity or person?) be assigned to the project, with good technical capabilities to identify critical environmental and risk aspects, to make decisions, define strategies or modify negative activities. It will create, furthermore, an internal Group of Environmental Vigilance that will be responsible, at all moments of watching the compliance with all Project's terms and conditions It will submit the aforesaid program to PROFEPA with copies to this General Direction and the SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi, within a THREE MONTH period of time after reception of this document.

3. Promote the formation and support of a Technical-Scientific Group that will provide follow-up to those commitments defined during the evaluation and resolution process of the CERRO SAN PEDRO project, for this purpose, the recommendations pointed out in Term number Seven of this authorization, might be considered.

4. Previous to any activity in the area to be affected, carry out the rescue and relocation of all wild flora and fauna individuals present on site, that are considered with any state of preservation, following standards of the Official Mexican Standard NOM-059-ECOL-1994 and, after that, consider all other flora species, parts of them, seeds, trees or brushes that can be used in the reclamation of the project. Other species different to those existing in the project site, can not be used for reclamation purposes since they would be considered exotic. This activities based on a Protection Program that should be carried, out based on existing field studies and new sampling in the area.

5. Relocate all plants in final or temporary locations according to the Protection Program. At the end of the relocation, submit to this General Direction a map where relocation sites are marked along with a listing of species and the total number of individuals of each species relocated. Determine the preservation areas in conjunction with Municipal and State authorities, in a place feasible for this purpose and where the risk of individuals being affected by other activities does not exist.

6. Determine and outline an area where a botanical garden can be established with the purpose of collecting all representative vegetation of the CERRO SAN PEDRO site and to promote training courses and diffusion of actual mining activities, the importance of preserving natural systems and the alteration of natural ecosystems due to these activities.

7. Determine and an area where future activities will not affect the establishment of a green house and where vegetation individuals that will be used in the reclamation process can be reproduced from seeds. This will be initiated at the beginning of project activities, considering the long life cycles of desert species.

8. Notify to its workers of general dispositions and sanctions defined by laws in the matters of wild flora and fauna protection; within SIX MONTHS of receiving this authorization, send to this General Direction, with copies to the SEMARNAP and PROFEPA Delegations in the State, a list of actions that will be carried out to guarantee that the workers will respect legal ordinances with the final purpose of protecting wild flora and fauna, including those under any protection status in the area of influence of the project.

9. Hiring local inhabitants will be preferred with the purpose of avoiding negative social economic impacts due to the demand of goods and services and channel out the economic flow derived from the project to the local population.

10. Previous to the start-up of project activities, to obtain required permits, licenses, authorizations and concessions, among others:
      Authorization of the National Water Commission to use underground water and transmission of water rights according to existing regulations; water will only be extracted to substitute that evaporated in the process and only domestic waters will be allowed to be discharged. Other authorizations are as follows:

      - Authorization for the change of use of forestry land (land rezoning).

      -     Use of soil license issued by a local authority.

      -     Environmental License.

      -     Residual water discharge.

      -     La Zapatilla town relocation permit.

      -     Construction License. ,

      - Authorization to store and handle explosives, issued by the Ministry of National Defense.

      -     Authorization for not hazardous solid waste disposal.

      Copies of these authorizations, once obtained, should be sent within THIRTY DAYS, to this General Direction, with copies to the SEMARNAP and PROFEPA Delegations in the State.

11. Maintain construction and operation equipment in the best possible working conditions during the different stages of the project and establish a systematic monitoring program, in such a way that the following Official Mexican Standards are met:

      a) NOM-041-ECOL-1993, that refers to the maximum allowed levels of polluting gases from the exhaust of automobiles driven with gasoline.

      b) NOM-045-ECOL-1993, that refers to the maximum levels of smoke opacity allowed from the exhaust of automobiles driven with diesel fuel oil.

      c) NOM-080-ECOL-1994, that refers to the maximum levels of noise allowed.

      d) NOM-001-SEMIP-1994. That refers to installations that provide electrical power, as published in the Official Gazette October 10, 1994.

12. Previous to the start-up of project preparation or any other activities, to promote necessary permits to relocate the inhabitants of the Cerro San Pedro and La Zapatilla communities, as well as any other that might be affected by the project, as needed. This should be done with the permission of all local people, Municipal, State and Federal Governments according to applicable legislation.

13. Follow lines of action regarding the adequate disposal of different types of wastes generated during the different stages of the Cerro San Pedro project:

      a) Domestic solid wastes (mostly organic matter) will be located in capped containers strategically located in the areas of generation. Final disposal will be periodical where local authorities decide, to avoid its dispersion and generation of noxious fauna

      b) Other solid waste, like empty bags, paper, cardboard, glass, wood, saw dust, plastic, metal parts, etc., susceptible to recycling will be channeled through those companies that provide recycling services.

      c) Other materials generally used for construction, installation, equipment tests and maintenance, like: paintings, greases solvents and spent acids, as well as their containers, tow and papers impregnated by the former, will be considered as hazardous wastes, according to the Official Mexican Standard NOM-052-ECOL-1993, and have to be collected and stored following the Regulations of the General Law of Ecological Balance and Environment Protection-referring to hazardous wastes and later sent to recycling, incineration and/or confinement to authorized facilities authorized by this Ministry, after notification to this General Direction and to PROFEPA in the corresponding official forms.

14. Establish the limitation of its environmental responsibility along with this Ministry and the State Health Department, concerning possible future damages based on existing environmental characteristics already established and future data that will be gathered on site. The following should be established:

      a)    Area included within the environmental and health characterizations.

      b) Natural environment characteristics that will be defined taking into account those that might be affected by mining activities and possible contingencies.

      c) Health characteristics that will be determined for those inhabitants in the project area according to the area already defined for such studies, taking into account those physiological factors that might be altered by mining related activities,

      d) Estimated degree of soil, water and air pollution, making reference to current concentrations of pollutants in both surface areas and at depth.

      e) Sampling of pollutants (heavy metals in general) in flora and fauna, considering the study area, those parameters that might be affected by mining.

            Technical personnel assigned to this task by the Company, along with municipal, state and federal authorities will determine the scope of this analysis and the best way of doing it. Results shall be submitted to the Vigilance Committee.

            Those Official Mexican Standards that might be applicable should be considered, such as the Official Mexican Standard NOM-048-SSA1-1993 that establishes the normalized method to evaluate health risks as a consequence of environmental agents, among other.

            A guideline or protocol that will include the aforesaid, should be submitted to this General Direction for evaluation, with copies so the corresponding SEMARNAP State Delegation as well as to the Technical - Scientific Committee in a period of time that shall not exceed of six months from the moment this authorization is received and, once accepted to PROFEPA for follow-up. All analysis that the Company ought to submit to comply with all environmental aspects, shall be carried out in certified laboratories belonging to the National System of Testing Laboratories (SINALP).

15. Previous to the start-up of project preparation or any other activities, submit to this General Direction detailed Engineering of proposed works that will guarantee the compliance, without restrictions, of all environmental conditions established in this resolution, with quality control annex information of programs that shall establish all measures to be taken during the construction process in the development of this project.

16. Establish adequate restrictive and informative signals to the general population, that will establish the works that the Company will carry out in that site.

17. Follow all regulations established by the Ministry of Labor and Social Prevision and comply without restriction with the Program of Health and Safety.

18. Perform maintenance and/or repair of the equipment in a shop that will be impermeable (floor) and equipped to collect waste greases and lubricants. Wastes generated in this area shall be stored in properly marked cans that should be delivered to be handled and disposed of by a properly authorized company.

19. Establish a compromise with this General Direction to certify, with the use of best standards, the quality of each and every one of the phases of the project, including detailed engineering of construction, operation and monitoring, contingency response, detoxification and reclamation as well as those services that will be used, such as the chemical analysis laboratories. The Company might decide to establish an Environmental Management Voluntary Program in which a System of Environmental Administration will be included and will comply with quality standards such as ISO 14000, Integral Responsibility or a Total Quality Program.

It is strictly forbidden to MINERA SAN XAVIER, S.A. DE C.V.;

20. The use of chemical products and/or burning for vegetation clearing activities.

21. Illegal capture and sale of terrestrial and/or aquatic wild flora and fauna species with emphasis in those species approved for hunting activities and those included in the NOM - 059-ECOL-0994. MINERA SAN XAVIER, S.A. de C.V. will be responsible of any environmental wrong doing by its workers and will be subject to judiciary dispositions established by the law in this matter.

22.   Opencast disposal of domestic sewage and industrial waste waters.

23. Maintenance and repair of equipment and machinery outside of those established places conditioned for that purpose.

24. Abandonment or burial of hazardous wastes such as cloths and tows soaked in lubricant oils or greases, containers, packaging material and others along access roads or any other parts of the project.

25. Change the trace of existing roads without previous notification, analysis and authorization.

26. Opencast disposal of any type of trash; this shall be hauled to those sites indicated by municipal authorities.

27. The lighting of bonfires or explosives outside the areas designed for this purpose.

28. The construction of permanent camps; only temporary camps will be allowed, trying to diminish their area to a minimum and to locate them in places that have already been altered by previous activities. .

II.   SITE PREPARATION AND CONSTRUCTION

MINERA SAN XAVIER, S.A. DE C.V, SHALL:

29. Before clearing activities, carry out the rescue of those individuals of flora and fauna on site belonging to the listing of species subject to protection according to the NOM-059-ECOL-94 and to the general conditions established in this document. In the case of local fauna, to rescue those individuals living in burrows in the areas to be affected and that due to their slow movement characteristics or physiological requirements can not re-establish on their own.

      For this effect, consider these activities within the Protection Program referred to in the General Condition number 4, with the participation of highly specialized technical personnel. This program should clearly indicate a list of species included, the scope and timetable of activities, techniques to be used in the rescue, relocation sites and actions to be taken to insure the survival of those individuals to be relocated.

      Such a program should be submitted along with preliminary results, as mentioned in the condition of reference, within SIX MONTHS from the date of authorization. This program should also include all areas authorized to install project infrastructure and later submit annual reports of advance activities and partial results, including photographic annexes and/or video tapes that will show the most relevant aspects of the stage developed.

30. Install a system of floating plastic balls and nets to scare birds away from ponds and heap pad areas, as well as any site where solutions can attract wild fauna.

31. Provide with alternate sources of fresh water that can be used by local wild fauna.

32. Outline and respect a safety buffer zones, one surrounding the town and the other surrounding the pit to prevent from any disturbance to the people as established by the National Coordination of Historic Monuments of the National Institute of Anthropology and History. This area can be modified by the authorities after evaluation, if causes of merit are present, considering:

      a) Construction of a protection fence in those operation areas where most risk exists, particularly in the heap pad and pond areas.

      b)    A blasting safety zone.

      c)    A perimeter protection zone of the Cerro San Pedro town.

33. Perform all vegetation and soil clearing in a gradual manner to allow the departure of local fauna inhabitants and their later resettlement in adjacent areas.

34. Recover and store in a pre-defined site, all material derived from the clearing of the site that may be used in the reclamation and reforestation of the area. It should be noted, during development of these activities, that this material does not block natural water courses.

35. Brush that will not be rescued, or that may not be of any use to locals, will be chopped and mixed with soil to be used in later reclamation and re-vegetation activities

36. Plant residues that may not be of any use can be disposed of in the waste dump zone with the purpose of avoiding additional damage to the flora and fauna of the site.

37. Office buildings, store houses, laboratory, shops and magazines will be installed trying to preserve as much as possible of the original tree and brush individuals of the area. Therefore, those areas where infrastructure will be built, clearing should be selective and disturbance should be restricted to the areas needed for buildings and access roads.

38. Drainage works should be built in such manner that the construction and rehabilitation of access roads will not modify the existing natural drainage pattern.

39. Within SIX MONTHS of receiving this resolution the following information should be submitted to this General Direction:

      a) Techniques and systems that will be used with the purpose of keeping local wild fauna, including birds, away from solution ponds; this should include the installation of a protection fence in those operation areas where most risk exists, particularly in the heap pad and plant areas. It should also deter domestic fauna from invading operation areas.

      b) Modification to the pregnant and barren solution ponds to be included within the area that will be impermeable with a high density polyethylene layer to diminish the risk of leakage and accidents due to the fall of wild fauna or workers in the cyanide solutions.

      c) Technical design specifications and construction of the impermeable system in heap pads and ponds, according to selected methods. Mean life and factory guaranty of the system as well as conditions that should be met.

      d) The surface of agricultural land that will be affected according to official records and project works, as well as compensation plans agreed with owners.

      e) Detailed design of automated transport systems, where particle emission and dust contention systems to keep fugitive particles down, are included.

      f) Enough portable sanitary toilets should be installed and properly maintained, to cover the needs of workers and personnel during different project phases.

      g) Drainage works should be built in such manner that under no circumstances contaminated process waters might reach the existing natural drainage pattern (particularly the San Pedro creek).

40. Design an Integral Monitoring Program that will provide attention to Risks and Contingencies derived of cyanide and metal pollution of soils and air; this program should be submitted for evaluation to this General Direction before the operation stage and establish it once approved, considering:

      a) Construction of a series of monitoring wells to favorable depths that will detect any horizontal flow of cyanide-rich solutions, both in the heap pad area and its surroundings. Actions that will be taken in case solutions are detected, should be indicated.

      b) Actions that will be taken in case of leakage and/or spill of cyanide solutions from the ponds.

      c) Install cyanide gas detection alarms in those process areas where solutions are prepared.

      d) Actions that will be taken in case hydrocyanic acid gases, above standards recommended by existing health regulations, are detected.

      e)    Response to medical emergencies.

      f) Design of an operations manual in case of accidents, based on existing SCT guidelines relative to the transport of hazardous materials in the State of San Luis Potosi, attaching general information of the company that will be in charge of these activities providing assurance of valid authorizations. This manual should consider the handling of Sodium Cyanide and its containers within premises.

      g) Location of antidote equipment against intoxication, in a the necessary quantity to cover the possible needs of operation personnel and general population.

      h) Calendar of tactical contingency exercises, following the Prevention of Accidents Program that will be requested later in matter of risks.

      i)    Monitoring well calendar of readings and records.

41. Submit a program and calendar of activities for training courses in safety matters and the use of equipment required for the attention, prevention and control of leakage, fire, spills and/or explosions.

42. Build heap pads following strictly the design and characteristics established in the Environmental Impact Statement and Risk analysis submitted and using proposed liners or better ones.

43. Build and install infrastructure, as authorized in this resolution, following strictly submitted detailed engineering information.

44. Build one overflow pond that will be impermeable, using the same liner system as proposed for the heap pads.

45. Guarantee that the project will count with drainage works, built in such manner that under no circumstances contaminated process waters might reach the existing natural drainage pattern, considering the possible storm effects.

46. Carry out digging, leveling, compaction and land filling necessary for the preparation stage of the project, developing necessary engineering works to avoid the disturbance of the natural drainage.

47.   Obtain necessary construction materials from authorized sites.

48. Establish a barrier in the waste dump area with upstream and downstream monitoring wells for immediate detection of any possible acid drainage generation.

It is strictly forbidden to MINERA SAN XAVIER, S.A. DE C.V.:

49.   Clearing of vegetation outside the areas required for project development.

50. Burning and abandonment of clearing debris in the project area or adjacent areas, water courses and/or places where wild flora and fauna might be affected.

51. The use of chemical products and/or burning for vegetation clearing activities; these activities should be made by mechanical and manual means within the project site.

III. OPERATION AND MAINTENANCE STAGES

MINERA SAN XAVIER, S.A. DE C.V. shall:

52.   Follow the mining plan submitted in previously mentioned documents.

53. Watch over, through A MONITORING PROGRAM during the piling up of waste dumps, that:

      a)    Slope stability is guaranteed for a long period of time.

      b) Slope of the waste dumps should allow soil concentration to avoid air and water erosion and make the re-vegetation process easier.

      c) Channel drainage to control rain waters, diminishing erosion effects and dirt transport to ADJACENT AREAS, is made.

      d) All proposed measures with the purpose of eliminating the generation of acid solutions derived of existing sulfide material and later weathering, are carried out.

      e)    Waste material is not transported to adjacent areas.

            Submit the program to this General Direction within a period of time not longer than six months from the moment of reception of this document to be approved and to be followed-up by PROFEPA. This Program should have the support of a prestigious Academic Institution.

54. Carry out mining in the pit area according to a Pit Slope Stability Program that should be submitted to this General Direction within a period of time not longer than six months from the moment of reception of this document. Furthermore, channel drainage to control rain waters diminishing erosion effects in adjacent areas, should be included.

55. Use of explosives following the handling, transport and storage procedures established by the Ministry of National Defense

56. Verify that explosive charges used in mining operations will not exceed, at any moment, safety specifications that might cause health damage to adjacent communities derived of over pressure and noise levels. Blasting operations shall be carried out during day shifts, exclusively.

57. Verify through direct inspection and monitoring stations the presence of dust from mine and waste dump operations in both, plant and open areas; characterization of dust contents shall be made according to existing standards and control measures shall be established following a Characterization and Dispersion of Dust and Air Contaminants study tat will provide technical specifications of the gas monitoring system, as well as treatment of smokes and gases and will provide generation estimates and define dispersion patterns.

      A data base with chemical analysis of samples from atmosphere monitoring readings, shall be submitted every six months and shall include bio-availability results to define health hazards derived of dust and gases, with the purpose of establishing protection measures.

      Additional environmental controls and definition of the number and location of monitoring stations shall be defined and technically designed, to insure that air readings will be representative.

      A detailed analysis of water-based dust suppression systems shall be appended, where favorable and unfavorable aspects of their use are analyzed, considering also the use of wind-breaking tree curtains and/or local vegetation.

      These measures shall be submitted to this General Direction with copies to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi within a six month period once project operation is initiated.

58. Develop a plan in which all potentially acid generating material will be mixed with limestone to be neutralized.

59. isolate those rock areas in the pit that might be potentially acid generating, using different methods like cement covering, among others.

60. Comply with existing regulations regarding the production of gas emission from fixed sources due to the emission of gases in the smelting, retort and lab areas, A gas monitoring system should be included with results sent to PROFEPA and copies to this General Direction and corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi within a period of time that shall not exceed of three months once project operation is initiated.

61. Handle and dispose of recovered arsenic following existing regulations for this effect.

62. Once pilot plant tests are finished, submit mass balance results for the following metals: Pb, As. Hq and Mn These results should be submitted one month after the first year of operation. ' .

63. Carry out dynamic tests to predict detoxification and determine the risk of acid generation at the end of the rinsing process of heap pads.

64.   Handle cyanide solutions independently, for each leaching phase.

65. Use of pumping systems with easy-access for operation and maintenance purposes, considering the different leaching phases and the modification of the pregnant pond within the leaching pad.

66. Develop and submit a barren sodium cyanide solution spraying system that will allow water savings

67. Carry out, during the first two years of operation, kinetic tests to evaluate the handling of leached material residues including, in addition to acid drainage parameters (pH, conductivity, SO, Fe, Ca, Mg) the following metals: Lead, Arsenic, Copper, Zinc, Manganese and Mercury, submitting these results to this General Direction to be submitted in a yearly basis.

68. Consider the possibility of decreasing the amount of fresh aquifer water used in the process by substituting with treated water or mine water from old shafts. It will be necessary, in the last case, to carry out chemical analysis to verify metal contents and determine its possible use.

      Such a proposal should be submitted to this General Direction within a period no longer than three months after this document is received.

69. Install a back-up electrical system with purpose of making sure of the continuous operation of the solution recycling pumping system during operation.

70. Consider the adoption of measure that would allow mining operations in parallel with normal activities of local inhabitants, namely, access and circulation.

71 Keep background levels of contaminants within limits defined by baseline studies before operations; in case some contamination is produced due to normal operations or as a result of a contingency, reclamation to restore original parameters should be carried out.

72 Comply with all preservation ordinances regarding historical monuments and sites, established by the National Institute of Anthropology and History in San Luis Potosi.

MINERA SAN XAVIER, S.A. DE C.V. will not be able to:

73.   Obstruct natural water courses with any type of material.

74.   Extract water from unauthorized sources.

      IV.   ABANDONMENT AND RECLAMATION

MINERA SAN XAVIER, S.A. DE C.V. shall:

75. Submit a General Plan of Site Reclamation to this General Direction within a period of time not longer than TWELVE MONTHS from the moment of reception of this document and once approved, to PROFEPA, where the following items should be included:

      a) Specific Reclamation Plans and Programs, where time frames, costs, activities, techniques, etc., that guarantee the reclamation of the site at short, medium and long ranges, are discussed

      b) Reclamation activities considered, from the beginning of project development.

      c) Activities considered to handle leached residues and residual solutions before rehabilitation and abandonment, with the purpose of eliminating all compounds of the Cyanide, chemical family (free cyanide, hydrocyanic acid, cyanide-metal complexes, thiocyanates, cyanates, etc.) and those compounds derived of cyanide destruction (ammonia, nitrates, nitrites, etc.) to reach concentrations allowed by existing regulations.

      d) Chronic risk, cascade effect or cumulative impacts and affectation ratios.

      e) Rescue and preservation of physical and biological resources that can be used in reclamation activities.

      f)    Pit, waste dump and heap pad slope stability.

      g)    Heap pile neutralization studies.

      h)    Re-vegetation of those areas disturbed by project development.

      i) Removal and final disposition of those structures that will not serve a purpose after the project's life.

      j) Restoration or, given the case, compensation of disturbed areas by project development.

      k) Projected and specific actions considered for the mine's closure of operations.

76. To provide compensation by the loss of vegetation cover caused by the development of the project, contact and coordination with the General Direction for Restoration and Soil Conservation of the Under Ministry of Natural Resources and with SEMARNAP's Federal Delegation in the State of San Luis Potosi, should be made, to develop a Reforestation Program to be submitted to this General Direction within a period no longer than six months after this document is received.

      This program should include all requirements established in both, the Authorization for Change in Forest Land Use issued by SEMARNAP's Federal Delegation in the State of San Luis Potosi and the following points included in the Environmental Impact Statement:

      a) List of native species to be used (with common and scientific names). The introduction and use of exotic species like eucalyptus (Eucalyptus sp.), casuarina, (Cassuarina sp.) and Tamarix sp. should be avoided.

      b)    Location map with areas to be reforested.

      c)    Density of reforestation by unit-area.

      d)    Nursery techniques and/or places where plants will be obtained.

      e) Maintenance and protection activities proposed, including four years at least, after closure.

      f) Places where seeds and/or small plants to be used in the reforestation process, will be obtained,

77. Provide treatment to all piles of leached ore and to the sodium cyanide solution considering the detoxification of metals like Pb, As, Hg, and Mn, by establishing an adequate program where the best available techniques and elements are used.

78. Control and restore any aquifer contamination in case this is caused by company activities.

   V. ENVIRONMENTAL MONITORING

MINERA SAN XAVIER, S.A. DE C.V, shall:

79. Identify all Manganese (Mn) mineral specimens and compounds and define their dissolution activity during the process, closure and reclamation of the mine site.

80. Develop a working plan that will allow a continuous environmental evaluation of the project site and of all mining and processing activities, to identify on time, any unforeseen direct or indirect impacts, or to establish corrective measures for those impacts that may not be significant.

81. Design and carry out the following environmental monitoring with an ecological protection objective in mind:

      a)    erosive processes in the project site,

      b)    Vegetation health of plant transplant relocation sites.

      c) Botanical classification of those areas selected for reclamation, during the process and once plants are established.

      d)    Detailed chemical and physical analysis of soils.

      e) Presence and behavior of wild fauna within the previously mentioned relocation areas.

      The monitoring process should be carried out every six months starting one before the initiation of any activity on site and summarizing collected data in a yearly report to be submitted to PROFEPA with copies to this General Direction and corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi.

      In the case that some of the controlled parameters suffers any modification from it's previous condition, this shall be analyzed; if any negative disturbance is defined, corrective measures must be taken to establish values back to their original background.

      The Company shall inform of any negative disturbances immediately to PROFEPA, (with copies to this General Direction and the SEMARNAP Delegation in the State) and will also inform of the return to normal conditions. In case normal conditions can hot be re-established within three months, all project activities shall be suspended and reclamation activities initiated.

82. Carry out a water quality monitoring program. It is the responsibility of the Company to define the number and exact location of monitoring stations, with the sole objective of timely detecting any changes in the physical, chemical and biologic characteristics of the water. The analysis of these results will provide exact information of possible changes and if these are directly related to activities in the project (with source identification) or to any other foreign cause.

83. Develop a Water Monitoring Program which should include the following information:

      a) Criteria considered to establish the number and location of monitoring stations.

      b)    Map with the exact location of monitoring stations.

      c) Parameters to be controlled and frequency of sampling in the case of physical, chemical and biological parameters.

      d)    Detailed description equipment and techniques to be used.

      e)    Assay result analysis proposal.

This Water Monitoring Program shall be submitted to this General Direction with copies to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State within an eight month period once this resolution has been received..

84. Establish a Company Environmental Control Program (Vigilance] and a dedicated group that will be responsible of complying with the Terms and Conditions to which the project has been subject.

85. Establish and carry out a Permanent Environmental Monitoring Program with the purpose of timely detecting the presence of any polluting element (mercury, lead, cyanide, manganese and other) that might cause an environmental contingency in the area. It should also consider actions that would help to stabilize lead, arsenic and manganese during the leaching, detoxification and reclamation stages.

All monitoring Programs shall be included in a single General Monitoring Program that shall be submitted to this General Direction for evaluation within a period not longer than one year once this authorization has been received and once approved, copies should be sent to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State for follow-up.

VI ENVIRONMENTAL RISK MATTERS

      MINERA SAN XAVIER, S.A, DE C.V. should:

1. Build the project facilities (leaching area, solution ponds, and metals recovery plant) based on the measures and especifications stated in the risk analysis submitted.

2. For compliance with Article 147 of the General Law of Ecological Balance and Environment Protection to design an Accident Prevention Program, that shall meet the following conditions:

      a) It should be made previous to the initiation of operations and active in a time period no longer than three months from start; for this, the company should submit to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, and the Federal Attorney for Environmental Protection, within sixty natural days, from the reception of this resolution document, the program to carry out these activities, as well as periodic progress reports.

      b) Once the program for Accident Prevention (PPA), is active it should be upgraded permanently, having the obligation of informing annually to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, about the programming for carrying out such actualization,

      c) The General Direction of Materials. Hazardous Waste and Risky Activites of the National Institute of Ecology, could request the presentation of an Accident Prevention Program, whenever it considers it convenient, to be submitted and under consideration and approval from the Accident Prevention Programs Analysis and Approval Committee (COAAPPA), which is integrated by several Ministries.

            Also, as a complement from the third issue of the guide mentioned previously, it is necessary to request the Risk Analysis results format.

            To obtain the PPA guide and the suplementary format to the third issue of the guide, consult the INE's webpage through internet:

            http//www.ine.gob.mx/dgmrar/ra/ppa/guiappa.htm.

            Such PPA, should contain a plan for the immediate attention to any spills that could cause soil and underground pollution, according to the sustance spilled, the response actions, as well as the contaminated soils proper treatment. Also, it should include the especific procedures for alert the project's neighboring population, protect them from open cut mining operations like fly-rock, noise emissions, and vibrations.

88. Warrant that at any time, the explosive material loads used during the mining operations don't exceed the quantities that could affect human settlements, by noise levels and seismic effects.

      For this purpose, it should submit to the General Direction of Materiasl, Hazardous Waste and Risky Activities of the National Institute of Ecology, previous to the project operations startup, the information that justifies the relocation of human settlements surrounding the project's influence area, based on the risk analysis (Attach a map showing the location and population density of the new settlements).

      Also, a permanent monitoring of the physical properties of buildings considered as national monuments, should be done, in order to warrant that they will not be affected by the project's exploitation activities; if not, it should look for another alternative or suspend activities.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


























89. Conduct blasting in mining operations exclusively during daylight hours, based on the provisions of the Risk Study.



                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


90. Present to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, prior to commencing operations, the scheduled preventive maintenance program for the contaminant processing and control equipment, emphasizing the safety devices and firefighting system.

         The maintenance work undertaken in accordance with the indicated program must be entered in a logbook.

91. Before commencing project operations, install alarms to detect hydrocyanic acid in the solution preparation area, based on the provisions of the risk study presented.

         The foregoing will also be taken into account for the sodium cyanide storage area.

         Regarding the foregoing, before commencement of operations the information demonstrating compliance must be presented to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute; also, the criteria used to locate the sensors and a schematic showing distribution of the system must be attached.

92. Adequately delimit the storage and processing areas of the entire plant; similarly, it will have signs and posters referring to the danger of the materials being handled, in visible places and forms.

         The areas where dangerous liquid materials are handled (storage and processing) must be provided with a spill capture and recovery system.

         Dangerous materials in the storage site must be properly labeled and identified, respecting chemical incompatibilities that may exist between them.

         In addition, the firefighting system equipment will be appropriately identified and located, in order to have easy access to it in case of emergency.

Regarding the foregoing, information demonstrating compliance with the foregoing provisions (including a photographic annex) must be presented to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute prior to commencing operations.



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                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


93. Install a low pH sound alarm system, located in strategic points where sodium cyanide solution is used, for redundant prevention of the possible formation of hydrocyanic acid.

94. Install a retaining dike for atmospheric tanks that store diesel, which must be constructed of impermeable material, with a capacity of not less than 1.1 times the volume of the largest tank, with a wall height not greater than 1.5 meters and minimum separation between the wall of the tank and the dike of one half the diameter of the tank; in addition, it must have a recovery system for spills and the pumping system must be located outside the retention area.

95. Have operating and safety manuals located in the various areas of the project, which must be available at all times for consultation by the corresponding personnel. These manuals must contain, among other things, the information described below:

         a) Safety data sheets for all hazardous materials used in the project.

         b)      Explosives handling.

         c)      Startup of the plant.

         d)      Normal shutdown.

         e)      Emergency shutdown.

         f)      Startup after a shutdown of short duration.

         g) Maintenance, including work permits, decontamination prior to maintenance, etc.

         h)      Startup after maintenance.

         i) Predictable abnormal situations, in case of failure of auxiliary services.

         j)        Operating conditions during a shutdown.

96. In the handling of dangerous residues generated as a result of project operations, as well as maintenance operations in the facilities, comply with the corresponding provisions of the General Law of Ecological Equilibrium and





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                                  Page 47 of 55

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


         Environmental Protection, its Regulations regarding Dangerous Residues, as well as the applicable rules in effect regarding the matter.

97. When for any reason there are spills, leaks, discharges or flows of dangerous materials during project operations, give immediate notice of the events to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, which notice must be confirmed in writing within the three days following the day of occurrence of the events, so that it will be in a position to order or, if applicable, promote before the competent authorities the application of appropriate safety measures, without prejudice to the measures applied by other authorities.

98. Install, prior to commencing operations, monitoring wells at strategic places in the leaching area, solution ponds and processing area, in order to detect any possible contamination of the groundwater mantels caused by project activities; for this purpose, there must be a logbook recording the result of monitoring at those wells, as well as a scheduled testing program. Annex the criteria used to fix their location.

99. Prior to commencing project operations (if applicable), implement the recommendations in the risk study presented, principally as regards the following points:

         a) Periodically undertake geological mapping of the banks to prevent areas of structural weakness.

         b) Install safety valves to stop the pumping of sodium cyanide solution upon detecting increased flow and variations in the control gauges.

         c)      Constant supervision throughout the impermeable areas.

100. Conduct safety audits, prior to startup and placement in service of the project facilities, in order to review the conditions of the various areas: processes, auxiliary services, storage, transportation, disposal and treatment of residues; as well as safety systems and devices.

         The aspects that must be considered are, among others:

         a) Review of design and construction rules and specifications of the equipment and facilities (passageways, access and maneuvering routes, processing equipment, storage tanks, pumping capacity, etc.).





                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


         b) The existence and application of procedures and programs to guarantee the appropriate operation and maintenance of the facilities (manuals with operating procedures for each area of the project, shutdown, startup and emergencies, preventive maintenance, etc.).

         c) The implementation of systems for identification and codification of equipment (identification of tubing, tanks, transportation units, etc.).

         d) The programs for verification or testing to certify the overall quality and mechanical strength of equipment (certification of accessories and connections, hydrostatic and pneumatic tests, etc.).

         e) Program for review of the various safety systems, as well as the programs for calibrating instrumentation and control components (firefighting system, safety valves, nozzles and alarms, etc.).

         f) Availability of equipment necessary for personal protection and first aid.

         g) Measures and systems for the disposal and/or treatment of waste generated within the facilities.

         h) Vulnerability of the area (irregular human settlements, housing areas, protected natural areas, etc.).

         It is appropriate to note that special emphasis must be placed on those areas that are at greatest risk, in accordance with the results of the study presented.

         Based on the foregoing it must present, for consideration of the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, the corresponding report and, if applicable, information regarding performance and/or scheduling for implementation of the recommendations arising therefrom. In addition, the safety audits must the regularly performed once normal operations of the project commence, considering the foregoing and presenting later reports annually.

SEVENTH.- In order to ensure that, through the actions undertaken at the project site, Minera San Xavier, S.A. de C.V. maintains harmony and good relationships with society, it must take into account the following





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


           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


                                RECOMMENDATIONS:

1. Assist in the structuring of the Scientific Technical Committee mentioned in Condition 3, which will have the following composition and functions:

         a) The Committee will be comprised of Academics and technicians, of broad and recognized moral reputation.

         b) It will assist in the technical monitoring of the conditions, resolutions and commitments to which this authorization is subject.

         c) It will analyze and issue its technical opinion regarding the manner and terms in which the actions taken by the Promoter satisfy its commitments.

         d) It will have Regulations or another system governing its operations and functioning, which will be determined by the members themselves.

         e) It will assist the Citizens Committee with the technical data necessary for its information.

         f) It will maintain objectivity and impartiality in all situations, however complex this may be.

         g) The committee will only assist in the observation of compliance with agreements and state its position regarding technical and environmental aspects of the project, for which reason the financial and political options thereof are beyond its purpose.

The rules for operations of the Committee will take into account the aspects related to its operation, the most appropriate technical profile of the participants, the form of participation, the working mechanisms, and the sources of financing, as well as the use of electronic means for the exchange of information, avoiding duplication of efforts with other departments.

It will consider having the participation of the authority and enterprise (legal representative of the company and personnel of PROFEPA), in a manner that allows timely suggestion and agreement on modifications, or even suspension of work, if there is a risk to the ecological balance of the area, or in the event of possible effect on plant specimens and animals under a protected regime.





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                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


The Committee will define its activities within the framework of applicable legislation, in accordance with the exercise of the powers given to it and without prejudice to those of other authorities.

Specifically, when conducting the required validation studies, it will see to it that the enterprise undertakes the studies and validates them in advance with one or more bodies, whether they are certified laboratories or specialists in the matter, as the case may be.

Opinions of this Committee will be given without prejudice to the provisions of the General Law of Ecological Equilibrium and Environmental Protection and the legislation applicable to the matter, the propriety of their application being determined in exercise of the powers of inspection and oversight of this Ministry.

2. Promote, in coordination with the State Government, a Citizens Committee to monitor agreements and commitments, which may have the following characteristics:

         a)      Be comprised of Citizens of proven morality and objectivity.

         b) Maintain its objectivity in all situations, however complex that may be.

         c) Be prepared to give its opinion and request opinions from any organization or person as may be appropriate.

         d) Assist in the monitoring of the agreements and commitments of the proponent.

3. Foster and develop productive activities for, among others, the social, economic, cultural, historical, heritage and health benefit of the inhabitants of the community of San Pedro and of San Luis Potosi, in coordination with the municipal, state and federal governments.

4. Conduct all activities inherent in the project with absolute transparency and under the strictest mechanisms of quality control, coordinating with the corresponding governmental agencies.

5. Support the activities for restoration of the historical heritage of the municipality of Cerro San Pedro, in coordination with the local authorities and the National Institute of Anthropology and History.




                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


6. Prior to the commencing its operations, undertake a status study that determines the current status of health prevailing in the population and communities near the project site, considering the possibility of monitoring it through later studies, based on a protocol establishing the following:

         a.      The area covered by the environmental and health status.

         b. The parameters of the natural environment the status of which is determined, considering those that may be affected by the mining activities and possible contingencies.

         c. The health parameters the status of which is determined for the inhabitants of the project site in accordance with the area defined for the studies, considering those physiological factors that may be altered by reason of the mining activities.

         d. The estimated degree of contamination of soil, water and air. Determining the values of current concentrations of contaminants, for both surface and underground areas.

         e. A sample of contaminants (heavy metals in general) in plants and animals. Considering the area of the study, and those parameters that may be affected by mining activities.

Because seeing to the well being of citizens is within the scope of authority of the Ministry of Health and Social Security, it is recommended that the company carry out these activities.

7. Within a maximum term of one year, present to this General Office for its consideration a proposal of the values of maximum permissible levels of arsenic, manganese, mercury, lead and ...




                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

      Cyanide in the air, water and soil, as well as the emissions from established sources, by which it should adjust its operation.

      For this it should refer to the current Official Mexican Norms, or to other international Normativity that could be applied, detailing the criteria used for the proposal elaboration, according to the kind of project and particular conditions of the location.

      The company will comply with the Official Mexican Norms that are published during the project's active life.

8. Submit a proposal, that will facilitate the development of a reclamation plan, establishing a location, with an area defined by the company with the purpose of keeping it as protection, that will give confidence to the integration of prevention, mitigation and compensation of biotic impacts in the Arroyo de San Pedro basin where the project is located.

9. Carry out periodical environmental audits, carried out by an authorized company. The results of those audits should be submitted to this General Direction for information, and to the PROFEPA for its analysis, evaluation and corresponding follow-up, according with whatever this organization establishes.

EIGTH.- Any modifications to statements in the reference Information both in the operations and the safety systems, capacity, or other, should be notified to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, so that it will provide resolutions in its competence area.

NINTH.- MINERA SAN XAVIER, S.A. DE C.V., should comply with the Federal Law for Monuments and Archeological, Artistic and Historical Zones, as well as the General Law of National Goods, with the objective of preserving the historical wealth existing in the zone, and therefore, previous to any activity will have to have the corresponding authorization, given by the corresponding authority, respecting at all times, the conditions established by the corresponding resolution.

TENTH.- MINERA SAN XAVIER, S.A. DE C.V. should develop and submit to this General Direction within a period of six month from this document reception, copy of the preservation and monitoring program for the historical monuments described by the environmental impact statement.

ELEVENTH.- MINERA SAN XAVIER, S A DE C.V. should develop and submit to this General Direction, for those terms and conditions that require it and, in an annual format, a report of compliance. The reports should be supplemented by photographic and/or video attachments.

The reports should be submitted to this General Direction and to the Federal Attorney for Environmental Protection, sending copies to the SEMARNAP and PROFEPA corresponding delegations.

TWELVETH.- MINERA SAN XAVIER, S.A. DE C.V. should communicate in writting to the Federal Attorney for Environmental Protection, sending corresponding copies to this General Direction of Ecological Ordinance and Environmental Impact, and to the SEMARNAP and PROFEPA delegations at the San Luis Potosi state, the startup date of authorized works, within the following fifteen days from the startup. In the same way, it will communicate the termination day of such works within the following fifteen days this happens.

THIRTEENTH.- The authorization issued to Minera San Xavier, S.A. de C.V., is personal. In case of pretending to transfer the rights and obligations contained in this document, it will submit a request in writting to this authority, which will determine its validity, end, if proper, will authorize the transference.

FOURTEENTH.- All the acts that are carried out contrary to the especifications of this authorization will be void.

FIFTEENTH.- Minera San Xavier, S.A. de C.V., will be the only responsible of carrying out the necessary works and permits to mitigate, restore, and control all of the adverse environmental impacts related with to the development and operation of the authorized works, that haven't been considered in the Environmental impact Statement, in its general mode and the other reference documentation.

For this reason, the Promoter will be the responsible before the Federal Attorney of Environmental Protection in case of any wrongdoing in Environmental Impact matters, that the company or its personnel could commit; the mentioned above will obey strictly the terms and conditions mandatory under the present resolution.

If the works, during its different stages, cause damages that alter the ecological balance, it can be demanded its suspension and the installation of the mitigation and/or compensation programs.

SIXTEENTH.- The Ministry for Environment, Natural Resources and Fisheries will be able to evaluate one more time the Environmental Impact Statement, in its general mode, and the reference documentation, or request additional information, if it considers it necessary, in the terms stated by the Article 23 of the corresponding regulation, with the purpose of revalidating the authorization given here, modify it, suspend or revoke it, if the ecological balance were in danger or unsuspected damages to the environment happened.

SEVENTEENTH.- The Promoter will keep at the project location, the corresponding copies of the Environmental Impact Statement, in its general mode, the Risk Analysis in its Detailed Risk Analysis mode, the Technical Justification Study, Additional Information and the working maps, as well as the present authorization, with the purpose of showing them to the corresponding authority that might request it.

For the authorization of further works within the Cerro San Pedro municipality, the Promoter will have to give reference to this resolution with the purpose of considering the "sinergy" impacts that could be created.

EIGHTEENTH.- The violation to any of the resolution terms and/or the project modification from the conditions expressed in the documentation submitted, could invalidate the present authorization, without affecting the application of the penalty, as proposed by the General Law or Ecological Balance and Environmental Protection, and other regulations that apply.

NINETEENTH.- The Environmental, Natural Resources and Fishing Ministry, through the Federal Attorney of Environmental Protection, will surveill the compliance of the terms established by the present instrument, as well as the proper ordinances on Environmental Impact matters. For this it will exert, among others, the abilities given by Article 20 of the General Law of Ecological Balance and Environmental Protection regulation, on Environmental Impact matters.

Hoping that all of the actions stated here in benefit of the environment, are complied with, receive my regards.

RESPECTFULLY

"SUFRAGIO EFECTIVO, NO REELECCION"
DIRECTOR GENERAL

PEDRO ALVAREZ ICAZA LONGORIA

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310

                                         Mexico, D.F. on SEPTEMBER 3, 2001

ENG. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND ATTORNEY-IN-FACT OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE No. 492
FRACCIONAMIENTO TANGAMANGA,
SAN LUIS POTOSI, C.P. 78280, S.L.P.
TEL. (48) 11-89-16; FAX: (48) 11-33-82


This document is issued by reference to official communication D.O.O.DGOEIA.-01130 of February 26, 1999, by means of which the then General Office of Ecological Classification and Environmental Impact, now the General Office of Environmental Impact and Risk, resolved to conditionally authorize, in terms of environmental impact and risk, the "CERRO SAN PEDRO" project, promoted by MINERA SAN XAVIER, S.A. DE C.V., located in the Municipality of San Pedro, State of San Luis Potosi, and


                                    WHEREAS:

1. On April 26, 2001, the then General Office of Ecological Classification and Environmental Impact received an unnumbered communication dated the 25th of the same month and year, through which MINERA SAN XAVIER, S.A. DE C.V. asked to modify the "CERRO SAN PEDRO" project. The requested modifications were:

         a) A change in the mineral conveyor belt route, with an option of using 172-ton transport trucks on the same route.

         b)       Relocation and modification of the leaching piles.

         c)       Location of maintenance shops.

         d)       Relocation of pulverizers.

         e)       Two sterile material piles instead of one.

2. On July 6, 2001, there was a technical meeting at the facilities of this General Office, to clarify various inaccuracies regarding the requested modifications, and the information presented by the company. Participating in the meeting were Eng. Luis Felipe Medina Aguirre, representing MINERA SAN XAVIER, S.A. DE C.V.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


         and officials from the Environmental Impact Office, it being agreed that the company would clarify in writing aspects related to:

         a) The change of the conveyor belt route and the parallel road for the transport of minerals in trucks, indicating dust management and the areas that would be occupied.

         b)       Intersection of the highway and the haulage road.

         c)       Modification of administrative offices.

         d) Proposal of a guarantee of restoration of the area occupied by the administrative offices.

         e) List of doubts delivered by the Environmental Impact Office during the meeting.

3. On July 19, 2001, this Office received an unnumbered communication of the 13th of the same month and year, by which MINERA SAN XAVIER, S.A. DE C.V. presented, in writing, the clarifications discussed in the July 6, 2001, meeting.

and,
                                  IT RESULTING:

I. That as a consequence of the proposed modifications, other changes arise that are a part of the general adaptation, authorization for which was requested in the unnumbered communication of July 13, 2001, from MINERA SAN XAVIER, S.A. DE C.V., consisting of:

         ------------------------------------------------------------------------------------------------------------
                              ITEM                                ORIGINAL                     MODIFICATION
         ------------------------------------------------------------------------------------------------------------
         Leaching areas                                        98.44 hectares                 88.45 hectares
         ------------------------------------------------------------------------------------------------------------
         Recovery plant                                         3.50 hectares                 0.18 hectares
         ------------------------------------------------------------------------------------------------------------
         Cut                                                   67.58 hectares                  63 hectares
         ------------------------------------------------------------------------------------------------------------
         Internal roads, surface water diversion              Not contemplated                29.39 hectares
         channel, parking, etc.
         ------------------------------------------------------------------------------------------------------------
         Location of administrative offices              Next to the leaching areas     Next to the recovery plant
         ------------------------------------------------------------------------------------------------------------
         Membranes to make the leaching piles and             LDPE (Low-density             HDPE (High-density
         areas impermeable                                      polyethylene                  polyethylene)
         ------------------------------------------------------------------------------------------------------------
         Breaking plant (3.53 hectares)                    On a site used only for       Located in "terrero" 2,
                                                                 the plant.                optimizing land use.
         ------------------------------------------------------------------------------------------------------------

         [handwritten after final row: no breaker]


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


II. That the original route of the conveyor belt followed the curving course of the old railroad tracks, currently in ruins, with a length of 2 km and an area of 0.75 hectares, also affecting a large part of the
         10.58 hectares of 12 meter-wide access roads.

         The alternative route consists of two consecutive straight segments, the total length of which would be 1690 m, 40 m wide, covering a surface of 6.76 hectares. Of the 40 m of width, 10 m would be occupied by the conveyor belt and the rest by a road for maintenance and repair of the belt, and for optional transport in trucks. It also would affect
         9.5 hectares for cuts and maneuvers during construction, for a total of
         16.26 hectares.

III. That the company justified its requests regarding modification of the conveyor belt and the transport of mineral in trucks, on the following:

         1. The original proposal makes it more difficult to establish a parallel road to allow maintenance and repair activities on the conveyor belt, and to leave open the option of transporting stony material in trucks. On the contrary, the alternative route facilitates the creation of this road.

         2. The straight design of the new proposal facilitates maintenance and operation of the conveyor belt, which would be complicated by the original curving path. It also facilitates the intersections with the public road and the stream.

         3.       The new route will not affect the ruins of the past century.

         4. The current prices of gold would not make it viable to pulverize all of the mineral, because the extra recovery of metal that would be obtained would be less than the additional cost of pulverization. Because the conveyor belt cannot transfer very large rocks, it is essential to the company to be able to transport these materials in trucks to the leaching areas.

         5. The calculations of dust emissions demonstrate that the transfer of uncrushed material in trucks moving on moist surfaces will produce less dust suspension than crushed material transported by belts.

         6. The channel of the San Pedro stream will be respected by construction of a bridge with masonry walls and a reinforced concrete slab.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


IV. That in the July 6, 2001, meeting, it was mentioned that MINERA SAN XAVIER, S.A. DE C.V. had contemplated constructing an underpass at the intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway, to avoid interference with traffic on the highway. Nevertheless, in the documentation received on June 19, 2001, the company did not refer to this work and stated that it contemplated the following:

         1. Traffic using the Cerro de San Pedro road would have preference. [handwriting: intersection]

         2.       Installing appropriate signals/signs.

         3. Having personnel to assist the transport trucks and the traffic on the road to Cerro de San Pedro.

         4. The transport of minerals to the leaching areas will only occur 6 days per week.

         5. All safety measures necessary for the correct functioning of this intersection will be taken into account.

V. That the transport of stony material in "off-road" trucks would increase disturbances to residents of the area, especially if the transport crossed the road that connects the town of Cerro de San Pedro and the City of San Luis Potosi at kilometer 1.9.

VI. That the constant demonstrations of people opposing development of the project involve concerns about affects to the quality of life of residents.

VII. That the project originally contemplated the installation of four leaching piles, which were to be located at a site adjacent to the access road to the town of Cerro San Pedro, occupying an area of 1 hectare. In addition, the original site is at a higher altitude than that of the leaching areas.

         The proposed alternative contemplates only two piles, one for high concentration and the other for overflow, occupying a combined area of
         4.33 hectares, dispensing with the low and intermediate concentration piles which will be replaced by a 2000 m3 tank, decreasing the area exposed to evaporation. On the other hand, the new location of the leaching piles is not adjacent to the access road and is at a point lower than the natural terrain, which does not make it more susceptible to capturing rain run-off, because the site is protected by a diversion


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


         channel for rain run-off, and the leaching perimeter is designed to contain the worst precipitation event registered in the last 100 years.

VIII. That item b) of Condition 39 of official communication D.O.O.DGOEIA.-01130 of February 26, 1999, provides that within a maximum term of six months counted from the date of receipt of the resolution, the company must present A modification of the design of the high and low concentration piles, so that it will be possible to include them in the area made impermeable by the high-density polyethylene layer in the leaching area, and thereby diminish both the risk of leaks, and the risk of accidents from the fall of wild animals or workers into the cyanide solutions.

IX. That the company justified its request for modification of the design and location of the piles based on the following:

         1. Decreasing the number of piles facilitates protection of wild animals and the establishment of strict safety measures, which would bring it into compliance with item b) of condition 39.

         2. High and low density membranes are appropriate for the project, but the company is more familiar with the former.

         3. The new site avoids considerable movement of materials, which will allow it to achieve the necessary differentiation of the levels of the leaching areas and piles.

         4. Moving the piles away from the access road to the town decreases the risk of accidents and, in general, the concerns of the residents.

         5. The decrease of the number of piles does not imply risks of leaks or spills from overflows, because they are of greater capacity, without implying an increase in production levels.

X. That the authorization in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, does not contemplate the installation of a maintenance shop, but Condition 18 of the official decision provides that the company must "Undertake maintenance and/or repair of the machinery and equipment, within an area defined as a shop, with an impermeable surface, equipped for the recovery of used grease and lubricants. Residues produced in this area must be stored in properly labeled drums, which will be delivered for handling and final disposition to duly authorized companies".


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


XI. That in order to comply with condition 18, MINERA SAN XAVIER, S.A. DE C.V. intends to install a shop with an area of 0.271 hectares, including the 0.11 hectares destined to storage, on a site located near the recovery plant and the administrative offices. The surface area of the shop will be impermeable and equipped for recovery of grease, fuel and lubricants.

XII. That the creation of a single pile was originally contemplated, which would occupy 178 hectares, and MINERA SAN XAVIER, S.A. DE C.V. stated that the creation of two piles in place of one would facilitate connection with the new route of the conveyor belt, would decrease the distances for transporting sterile material, and would result in the area affected being reduced to 143.51 hectares.

XIII. That the site originally planned for the pulverizers is within the new route of the conveyor belt, for which reason a new site is proposed, maintaining the original characteristics, but reducing the area involved from 0.68 hectares to 0.56 hectares.

XIV. That MINERA SAN XAVIER, S.A. DE C.V. believes that it is of the highest importance to it that the offices be located near the recovery plant, to offer services such as water, electricity, drainage and security. The offices will consist of a 200 m2 building, calculating the restoration cost for that area at $1,724.23 dollars, which includes restoration of the access road.

Based on the foregoing, and on Article 8 of the Political Constitution of the Mexican United States, Article 25 fraction III of the Internal Regulations of SEMARNAT, Article 16 fraction X of the Federal Administrative Procedure Law,
Article 30 third paragraph of the General Law of Ecological Equilibrium and Environmental Protection, and Article 28 of the Regulations of the General Law of Ecological Equilibrium and Environmental Protection, regarding Environmental Impact Evaluation, this General Office within the Scope of official communication D.O.O.DGOEIA.-01130 of February 26, 1999,

                                    RESOLVES:

FIRST.- To acknowledge as having been attended to, the unnumbered document of April 25, 2001, sent to the then General Office of Ecological Classification and Environmental Impact by MINERA SAN XAVIER, S.A. DE C.V., described in Whereas Clause I of this official communication, to have been attended to.

SECOND.- To authorize the modifications described in Whereas Clause I of this official communication, except that the road parallel to the conveyor belt will have a width of 11 meters, for purposes of maintenance. This General Office may authorize expansion of


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


this road to 40 meters, when the company provides the information to evaluate the environmental impact that would result, it being necessary to present:

1. A description of measures for protection of components of plant life that may be affected by development of the road, and the related animals.

2. The design of the work proposed to ensure that the "off-road" 172-ton capacity trucks do not affect the Cerro San Pedro-San Luis Potosi highway, so as to prevent possible effect on the environment.

3. A copy of the approval issued by the Honorable Constitutional City Council of Cerro San Pedro and of the Ministry of Communications and Transport, regarding this work and the crossing of the road by the aforementioned trucks.

4. The design of the bridge work by which the "off-road" trucks will cross the San Pedro stream, with the preventive measures necessary to avoid deterioration of the banks of the streambed.

THIRD.- To indicate that the authorization of the cited modifications will be effective provided that, when implementing them, MINERA SAN XAVIER, S.A. DE C.V. is subject to the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, as well as the following:

1. To apply measures so that suspended particle emissions produced by pulverization, the operation of the conveyor belt and the transport of stony material to the leaching areas, do not affect the environment, or the inhabitants of Cerro San Pedro, through sprinkling of the materials and transportation surfaces, using biodegradable additives that allow greater efficiency in the use of the liquid.

2. To use specimens of Equinocactus plantyacanthus found in the area of the new route of the conveyor belt in the recovery and relocation operations established in Conditions 4 and 5 of official decision number D.O.O.DGOEIA.-01130 of February 26, 1999.

3. To incorporate the modifications authorized in this official communication in the guarantees or insurance established in Condition 1 of official communication D.O.O.DGOEIA.-01130 of February 26, 1999, in order to guarantee proper performance of the conditions and restoration of the project area, and to attend to contingencies.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


FOURTH.- To notify MINERA SAN XAVIER, S.A. DE C.V. of this Resolution by any of the legal means contemplated in Article 35 and related and applicable provisions of the Federal Administrative Procedure Law.

FIFTH.- Notify this to the Office of the Federal Prosecutor for Environmental Protection.

Awaiting full performance of the actions contemplated for the project in question, for the benefit of the environment, please accept my cordial greetings.


SINCERELY
EFFECTIVE SUFFRAGE, NO REELECTION
THE GENERAL MANAGER

[illegible signature]

J. RICARDO JUAREZ PALACIOS


cc: BIOLOGIST RAUL E. ARRIAGA BECERRA.- Undersecretary of Management for Environmental Protection, SEMARNAT.-Hand delivery.
cc: ATTORNEY JOSE IGNACIO CAMPILLO GARCIA.- Federal Prosecutor for Environmental Protection.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, C.P. 04530, Mexico, D.F.- For his information.- Hand delivery.
cc: ENGINEER JOSE LUIS LEYVA ASTUDILLO.- Federal Delegate of SEMARNAT in San Luis Potosi.- Av. Industrias and Eje Zona Industrial, C.P. 78090, San Luis Potosi.
cc: ENGINEER JOSE LUIS MEDINA GARCIA.- Federal Delegate of PROFEPA in San Luis Potosi.- Av. Industrias and Eje 106 Zona Industrial, C.P. 78090, San Luis Potosi.
cc: HONORABLE OFFICE OF THE MUNICIPAL CHAIRMAN OF CERRO SAN PEDRO, SAN LUIS POTOSI.- Known domicile.
cc: Master of Sciences MARGARITA CASO CHAVEZ.- Director of Environmental Impact.- Hand delivery.
cc:      Chronological file of the General Office of Environmental Impact and
         Risk.
cc:      Key Files: 1165VUS2001, DIA/380/2001 and DGIRA/0101431.
cc: ATTORNEY ENRIQUE PROVENCIO DURAZO.- Chairman of the National Ecology Institute.- Hand delivery.
cc: MASTER ANTONIO AZUELA DE LA CUEVA.- Federal Prosecutor for Environmental Protection.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, Coyoacan, C.P. 04330, D.F.
cc: ENGINEER DAVID ATISHA CASTILLO.- Secretary of Ecology and Environmental Management of the Government of the State of San Luis Potosi.- Government Palace.- Known Domicile.
cc: ATTORNEY VICTOR RAMIREZ NAVARRO.- Assistant Prosecutor for Natural Resources of PROFEPA.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, Coyoacan, C.P. 04330, D.F.
cc: DOCTOR CRISTINA CORTINAS DE NAVA.- General Director of Materials, Residues and Risk Activities.- In response to her Attentive Note SRA.- 630/96.- Hand delivery.
cc: ATTORNEY JOSE LUIS LEYVA ASTUDILLO.- Delegate of SEMARNAP in San Luis Potosi.- Perfecto [Illegible] 101, Fraccionamiento Tangamanga, San Luis Potosi, S.L.P.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


cc: ENGINEER JOSE LUIS MEDINA GARCIA.- Delegate of PROFEPA in San Luis Potosi.- Av. Industrias 11, San Luis Potosi, S.L.P.
cc: ATTORNEY ALFREDO DOMINGUEZ DOMINGUEZ.- Head of the Legal Affairs Unit of the National Ecology Institute.- Hand delivery.- In response to Memorandum D.O.O.UAJ.203.- 055/99 of February 3, 1999.
cc: BIOLOGIST LIGIA BUTRON MADRIGAL.- Director of Environmental Impact.- Hand delivery.
cc: HONORABLE OFFICE OF THE MUNICIPAL CHAIRMAN OF CERRO SAN PEDRO, SAN LUIS POTOSI.- Known domicile.
cc:      Chronological file.
cc:      Files: 97M0074, 98VUV4333, 99VUV0042, 99VUV0189 and 99VUV285.
cc: File for public consultation. National Ecology Institute document center. Archive: C:\MARTIN\SANXAVIER\RESOLSNXAV

[Illegible initials and signatures]








                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877

                                           Mexico, D.F. on   APRIL 2, 2002

ENG. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND ATTORNEY-IN-FACT OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE No. 492
FRACCIONAMIENTO TANGAMANGA,
SAN LUIS POTOSI, C.P. 78280, S.L.P.
TEL. 01 (444) 811-89-16; FAX: 811-33-82


This document is issued by reference to official communication D.O.O.DGOEIA.-01130 of February 26, 1999, by means of which the then General Office of Ecological Classification and Environmental Impact, now the General Office of Environmental Impact and Risk, resolved to conditionally authorize, in terms of environmental impact and risk, the "Cerro San Pedro" project, promoted by Minera San Xavier, S.A. de C.V., located in the Municipality of San Pedro, State of San Luis Potosi, and


                                 W H E R E A S :


I. On April 26, 2001, the then General Office of Ecological Classification and Environmental Impact received an unnumbered communication dated the 25th of the same month and year, through which Minera San Xavier, S.A. de C.V. requested authorization to modify the "Cerro San Pedro" project, the modifications including a change in the route of the mineral transport belt and the construction of a 40 meter wide road parallel to the new route for optional transport of materials in 172 ton trucks.

II. On September 3, 2001, by means of official communication S.G.P.A.DGIRA.-03310, this General Office of Environmental Impact and Risk granted authorization to Minera San Xavier, S.A. de C.V. to make the intended modifications in the "Cerro San Pedro" project, restricting the width of the indicated road to 11 meters, because information was lacking to evaluate the environmental impact that would be caused by "off track" trucks continually crossing the Cerro San Pedro-San Luis Potosi highway.

III. In the Second Resolution in official communication S.G.P.A.DGIRA.-03310 of September 3, 2001, this General Office indicated to Minera San Xavier, S.A. de C.V. that it should present additional information to evaluate the increase of the


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


         width of the road referred to in the preceding whereas clause from 11 to 40 meters.

IV. On October 25, 2001, this General Office of Environmental Impact and Risk received the unnumbered communication of the 3rd of the same month and year, by means of which Minera San Xavier, S.A. de C.V. requested the increase of the width of the road parallel to the transport belt, presenting the information required therefore.


                             I T R E S U L T I N G :


I. That this General Office of Environmental Impact and Risk, in response to the requests presented, again reviewed the file corresponding to the "Cerro San Pedro" project, for the purpose of resolving as appropriate, finding that:

         a) The total length of the road is 1690 meters and the width would be 40 meters, covering an area of 6.76 hectares. In addition, it would imply affecting 9.5 hectares for cuts and maneuvers during construction, giving a total of 16.26 hectares.

         b) The company justified and supported the request to expand the road parallel to the transport belt based on the need to carry uncrushed rock in trucks to the leaching areas.

         c) Calculations of dust emissions, presented by the company on July 19, 2001, by means of an unnumbered communication, showed that the transfer of the uncrushed material in trucks traveling over moist surfaces would generate less suspended dust in the environment than would crushed material transported on belts.

         d) The channel of the San Pedro stream will be respected, by construction of a bridge with masonry walls and a reinforced concrete slab.

         e) The intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway will have an underpass to avoid interference with traffic on the highway.

         f) The banks of the road will be constructed of rocky material with a slope of 1.5:1 to assure stability.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


         g) Cuts in solid rock will have slopes of at least 0.5:1 to ensure stability.

         h) Rainwater drainage will be controlled with berms and gutters on one side of the road, preventing erosion damage.

II. That the Honorable City Council of San Pedro granted the Construction License to Minera San Xavier, S.A. de C.V. to make the underpass at the intersection of the haulage road with the Cerro San Pedro - San Luis Potosi highway, which indicates that the Municipality has no problem with that work.


Based on the foregoing, and as a result of evaluation of the request, and based on Article 8 of the Political Constitution of the Mexican United States, Article 32 bis fractions II and XI of the Organic Law of Federal Public Administration, Articles 2 fraction XIX, 17 fraction XXIII, and 25 fractions I and III of the Internal Regulations of the Ministry of the Environment and Natural Resources, and Article 16 fraction X of the Federal Administrative Procedure Law, and
Article 28 of the Regulations of the General Law of Ecological Equilibrium and Environmental Protection, regarding Environmental Impact Evaluation, this General Office of Environmental Impact and Risk, within the scope of official communication D.O.O.DGOEIA.-01130 of February 26, 1999.


                                R E S O L V E S :


FIRST.- To acknowledge as having been attended to the request in the unnumbered writing of October 3, 2001, sent to this General Office of Environmental Impact and Risk by Minera San Xavier, S.A. de C.V., described in Whereas Clause IV of this official communication.


SECOND.- To authorize the expansion from 11 to 40 meters of the road parallel to the transport belt and the transport of materials in 172 ton capacity trucks, provided that in doing so Minera San Xavier, S.A. de C.V. is subject to the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, as well as the following:

1. To keep the surface of the material haulage road authorized in this official communication moist.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


2. It must monitor and apply preventive maintenance to the work related to the underpass that will be located at the intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway and the bridge over the San Pedro Stream, in order to guarantee that there is no negative environmental impact on surrounding vegetation resulting from landslides, collapses or accidents.

3. To perform the recovery and relocation activities established by Conditions 4 and 5 of official decision D.O.O.DGOEIA.-01130 of February 26, 1999, as stated in its unnumbered communication of October 3, 2001, for the area that will be occupied by the expansion of the road and the authorized underpass work, for which reason qualified personnel of the company must:

         a) Recover all specimens of Mammiliaria candida ("viejito blanco") and Echinocactus platyacanthus ("biznaga de lana") included in NOM-059-ECOL-1994, as well as those individual plants that by reason of their size and diameter can be recovered.

         b) For the specimens to be recovered, determine the orientation to the sun, as well as their relationship to other plants, respecting those conditions when transplanting (principally cactus).

         c) Dig to the necessary depth, to avoid damaging the roots of the plant to be recovered.

         d) In the case of animals, recover those that have underground burrows in the areas to be affected, and by reason of their characteristics of slow movement or physiological requirements cannot relocate by themselves, including individuals in species included in NOM-059-ECOL-1994, such as Buteo jamaicencis (red-tailed hawk), Gopherus xerobastes berlandieri (desert tortoise), Masticophis flagellum (coachwhip snake), Pitouphis deppei ("Mexican pine snake"), and Crotalus scotulatus (Mojave rattlesnake).

         e)       Locate the burrows, visibly marking their location.

         f) Supervise the removal, to be accomplished unidirectionally and gradually, allowing the departure of the animals and their readjustment in bordering sites.

         g) At the end of the recovery and relocation, the company must prepare a report of what plants and animals were subject to the aforementioned


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877



                  activities, indicating the number of specimens of each species, and the horizontal location of the origin and relocation sites.

         h) Monitor the survival of the removed plant specimens, and if there is less than 80% in a period of two years, the company must reintroduce specimens of the same species, at least 5 years old, guaranteeing their survival during the first two years after planting, respecting the requirements of each species regarding orientation to the sun, and relationship to other species. The specimens necessary for the reintroduction must be acquired from existing nurseries or, in their absence, from production in a nursery established by the company.


THIRD.- To exhort Minera San Xavier, S.A. de C.V. to faithfully comply with the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, which authorized, in terms of environmental impact, implementation of the "Cerro San Pedro" project, located in the municipality of [illegible] in the state of Sonora.


FOURTH.- To notify Minera San Xavier, S.A. de C.V. of this Resolution by any of the legal means contemplated in Article 35 and related and applicable provisions of the Federal Administrative Procedure Law.

Awaiting full performance of the actions contemplated for the project in question, for the benefit of the environment, please accept my cordial greetings.


SINCERELY
EFFECTIVE SUFFRAGE, NO REELECTION
THE GENERAL MANAGER

[illegible signature]

J. RICARDO JUAREZ PALACIOS


                                                           ccs on the reverse...


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.
                                   Page 5 of 5